Exhibit 2.1

Execution Version

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Agreement”), dated as of July 11, 2024, is entered into by and among PRIMO WATER CORPORATION, a corporation organized under the federal laws of Canada (the “Parent Borrower”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), and the financial institutions whose names appear as lenders on the signature page hereof (which comprises all of the Lenders directly and adversely affected hereby).

RECITALS

WHEREAS, the Parent Borrower, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the other parties from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, have entered into that certain Credit Agreement dated as of March 6, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Existing Credit Agreement”, and as further modified by this Agreement, the “Credit Agreement”);

WHEREAS, pursuant to and in accordance with Section 2.15 of the Existing Credit Agreement, (a) the Parent Borrower has made an Extension Offer to each Revolving Credit Lender in an amount equal to the Revolving Commitments held by such Lender immediately prior to the Third Amendment Effective Date (as defined below), (b) each Revolving Credit Lender whose name is set forth on Schedule I hereto under the heading “Third Amendment Extending Revolving Lender” (collectively, the “Third Amendment Extending Revolving Lenders”), has accepted such Extension Offer and hereby agrees to provide an Extended Revolving Credit Commitment in an aggregate principal amount set forth on Schedule I hereto (collectively, the “Third Amendment Extended Revolving Commitments” and the loans made pursuant thereto, “Third Amendment Extended Revolving Loans” and the Revolving Commitments which are not so extended, the “Non-Extended Revolving Commitments” and the loans made pursuant thereto, the “Non- Extended Revolving Loans”), which Third Amendment Extended Revolving Commitments shall have the terms set forth herein and in the Amended Credit Agreement (as defined below), (c) each Third Amendment Extending Revolving Lender, each L/C Issuer and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that each Third Amendment Extending Revolving Lender will provide its Third Amendment Extended Revolving Commitment to the Borrower on the Third Amendment Effective Date (clauses (a) through (c) are collectively referred to herein as the “Extension”) and (d) the Third Amendment Extending Revolving Lenders constitute the Required Lenders under the Existing Credit Agreement;

WHEREAS, on the Third Amendment Effective Date, the Non-Extended Revolving Commitments shall be reduced to $0 and the Non-Extended Revolving Loans (if any) shall be repaid in full (together with all accrued and unpaid interest and fees in connection therewith) by the Parent Borrower and (x) the Lenders party hereto constituting the Required Lenders hereby waive any applicable notice requirement under Section 2.06 and (y) the Lenders party hereto agree that the Non-Extended Revolving Commitments and Non-Extended Revolving Loans may be terminated and repaid without reduction in the Third Amendment Extended Revolving Commitments or a repayment of the Third Amendment Extended Revolving Loans;

WHEREAS, in connection with this Agreement, the Administrative Agent has notified the Lenders on June 18, 2024 (the “Notice Date”) that in accordance with Section 3.02(c) of the Existing Credit Agreement, the Administrative Agent has determined that the administrator of the Screen Rate for the CDOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the Scheduled Unavailability Date with respect to the CDOR Rate, and the Administrative Agent desires to replace the CDOR Rate with Term CORRA in accordance with Section 3.02 of the Existing Credit Agreement, and which replacement will take effect if the Administrative Agent has not received written notice of objection to such transition from Lenders comprising the Required Lenders prior to 5:00 p.m. (New York time) within five (5) Business Days of the Notice Date; provided that the Lenders party hereto comprising the Required Lenders herby acknowledge and agree that they do not object to such transition and that such transition shall become effective on the Third Amendment Effective Date pursuant to the terms hereof;

WHEREAS, BofA Securities, Inc. is engaged by the Borrowers to act as the lead arranger for this Agreement pursuant to an engagement letter between the Borrowers and BofA Securities, Inc. (the “Third Amendment Engagement Letter”); and

WHEREAS, pursuant to such determination, the Administrative Agent, the Lenders and the Parent Borrower have agreed to amend the Credit Agreement pursuant to Section 10.01 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.           Amendments. Upon the effectiveness of this Agreement, the Credit Agreement is amended:

(a)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto (as so amended, the “Amended Credit Agreement”), and for the avoidance of doubt, this Amended Credit Agreement supersedes Appendix A of the Second LIBOR Transition Amendment, dated as of January 13, 2023; and

(b)	to amend and restate Schedule 10.02 to the Credit Agreement in the form attached as Exhibit B hereto;

(c)	to amend and restate Exhibit B-1 to the Credit Agreement in the form attached as Exhibit C hereto;

(d)	to amend and restate Exhibit B-2 to the Credit Agreement in the form attached as Exhibit D hereto; and

(e)	to amend and restate Exhibit C to the Credit Agreement in the form attached as Exhibit E hereto.

3.           [Reserved].

4.           Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

5.         Conditions Precedent. This Agreement shall become effective (the “Third Amendment Effective Date”) subject to the satisfaction (or waiver) of the following conditions:

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(a)      the Administrative Agent shall have received counterparts of this Agreement duly executed by the Parent Borrower, the Administrative Agent, the Third Amendment Extending Revolving Lenders and the L/C Issuers;

(b)       as of the Third Amendment Effective Date, no Default shall exist, or would result from after giving effect to the transactions contemplated by this Agreement;

(c)         the representations and warranties of the Parent Borrower set forth in Section 7(c) hereof shall be true and correct in all material respects on the Third Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(d)         the Administrative Agent shall have received certificates of Responsible Officers of the Parent Borrower, copies of Organization Documents of the Parent Borrower, resolutions authorizing the execution and delivery of this Agreement or other action and incumbency certificates of Responsible Officers of the Parent Borrower, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and if available in the relevant jurisdiction, good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for the Parent Borrower;

(e)         the Administrative Agent shall have received an opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and L/C Issuers and dated as of the Third Amendment Effective Date) of (i) Kirkland & Ellis LLP, New York counsel to the Parent Borrower and (ii) Goodmans LLP, Canadian local counsel to the Parent Borrower;

(f)          the Administrative Agent shall have received a certificate attesting to the Solvency of the Parent Borrower and its Subsidiaries (on a consolidated basis) on the Third Amendment Effective Date after giving effect to this Agreement and the transactions contemplated thereby, from the Parent Borrower’s chief financial officer or other officer with equivalent duties;

(g)        the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date, of a Responsible Officer of the Parent Borrower, confirming compliance with the conditions set forth in Section 5(b) and (c) above;

(h)        the Administrative Agent shall have received a Note executed by the Parent Borrower in favor of each Third Amendment Extending Revolving Lender that has requested such Note at least five (5) Business Days prior to the Third Amendment Effective Date as provided in Section 2.11(a) of the Credit Agreement; provided that, to the extent such Third Amendment Extending Revolving Lender holds an existing Note, such Third Amendment Extending Revolving Lender shall have returned (or made arrangements reasonably satisfactory to the applicable Borrower to promptly return) to the Parent Borrower such existing Note;

(i)          BofA Securities, Inc. shall have received all fees payable to it as contemplated by the Third Amendment Engagement Letter;

(j)          the Administrative Agent shall have received, on account of each Third Amendment Extending Revolving Lender, a fully earned, non-refundable upfront fee in an

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aggregate amount equal to 0.075% of the aggregate principal amount of the Third Amendment Extended Revolving Commitments of such Third Amendment Extending Revolving Lender; and

(k)         the Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Parent Borrower hereunder or under any other Loan Documents.

6.           Payment of Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).

7.           Miscellaneous.

(a)          The Loan Documents, and the obligations of the Parent Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document for all purposes under the Credit Agreement.

(b)         The Parent Borrower, on behalf of itself and each other Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents to which it is a party, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party, (iv) agrees that the Collateral Documents to which it is a party continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents to which it is a party remain and continue in full force and effect in respect of, and to secure, the Obligations.

(c)          The Parent Borrower, on behalf of itself and each other Loan Party, represents and warrants that:

(i)          The execution, delivery and performance by the Parent Borrower of this Agreement is within the Parent Borrower’s organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.

(ii)        This Agreement has been duly executed and delivered by the Parent Borrower, and constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against it in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii)       The execution and delivery by the Parent Borrower of this Agreement and performance by the Parent Borrower of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual

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obligation to which the Parent Borrower is a party or affecting the Parent Borrower or the properties of the Parent Borrower or any subsidiary thereof or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Person or any subsidiary thereof or its property is subject or (iii) violate any law.

(iv)        Before and after giving effect to this Agreement, (A) all representations and warranties of the Parent Borrower and each other Loan Party set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Third Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by “materiality,” “Material Adverse Effect” or similar language (after giving effect to such materiality qualification)) as of such earlier date), and (B) no Default exists.

(d)         This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention. The words “execute”, “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below) or execution in the form of an Electronic Record (as defined below), and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing,

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each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages thereto. As used herein, each of “Electronic Signature” and “Electronic Record” has the meaning assigned to such term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

(e)        Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)          The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PARENT BORROWER:
PRIMO WATER CORPORATION,
as the Parent Borrower

/s/ David Hass
	Name:	David Hass
	Title:	Chief Financial Officer

[Signature Page to Third Amendment]

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ David J. Smith
Name: David J. Smith
Title: Vice President

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A.,
as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Cameron Cardozo
Name:	Cameron Cardozo
Title:	Senior Vice President

[Signature Page to Third Amendment]

JPMorgan Chase Bank, N.A.,
as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Kimberley Cole
Name: Kimberley Cole
Title: Vice President

[Signature Page to Third Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Revolving Credit Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Signature Page to Third Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Revolving Credit Lender

By:	/s/ Michael Bruhema
Name: Michael Bruhema
Title: Vice President

[Signature Page to Third Amendment]

Truist Bank,
as a Revolving Credit Lender

By:	/s/ John P. Wofford
Name:	John P. Wofford
Title:	Authorized Officer

[Signature Page to Third Amendment]

Canadian Imperial Bank of Commerce, New York Branch,
as a Revolving Credit Lender

By:	/s/ Andrew Millane
Name: Andrew Millane
Title: Executive Director & Authorized Signatory

[Signature Page to Third Amendment]

SCHEDULE I

Lender	Pro Rata Share of Revolving Credit Commitments	Revolving Credit Commitments
Bank of America, N.A.	18.571428571%	$65,000,000.00
JPMorgan Chase Bank, N.A., Toronto Branch	16.285714286%	$57,000,000.00
Deutsche Bank AG New York Branch	16.285714286%	$57,000,000.00
Wells Fargo Bank, National Association	16.285714286%	$57,000,000.00
Truist Bank	16.285714286%	$57,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	16.285714286%	$57,000,000.00
Total	100.0%	$350,000,000.00

Exhibit A

[Attached.]

Execution Version
Conformed through Third Amendment

Published CUSIP Number: 22164GAA8
CUSIP Number (Revolving Credit Facility): 22164GAB6

CREDIT AGREEMENT

Dated as of March 6, 2020

among

PRIMO WATER CORPORATION,
as Parent Borrower,

COTT HOLDINGS INC. and EDEN SPRINGS NEDERLAND B.V.,
as Subsidiary Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,

THE LENDERS PARTY HERETO,

AND

BANK OF AMERICA, N.A.,
as Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

Article I Definitions and Accounting Terms		2
Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~73~~74
Section 1.03	Accounting Terms	~~74~~75
Section 1.04	Rounding	~~75~~76
Section 1.05	References to Agreements, Laws, Etc.	~~75~~76
Section 1.06	Times of Day	~~75~~76
Section 1.07	Timing of Payment or Performance	~~75~~76
Section 1.08	Exchange Rates; Currency Equivalents Generally; Licensing	~~75~~76
Section 1.09	Letter of Credit Amounts	~~78~~79
Section 1.10	Limited Condition Transactions	~~78~~79
Section 1.11	Leverage Ratios	~~79~~81
Section 1.12	Cashless Rolls	~~80~~81
Section 1.13	Certain Calculations and Tests	~~80~~81
Section 1.14	Additional Alternative Currencies	~~80~~81
Section 1.15	Change of Currency	~~81~~82
Section 1.16	Dutch Terms	~~82~~83
Section 1.17	Divisions	83

Article II The Commitments and Credit Extensions		~~82~~84
Section 2.01	The Loans	~~82~~84
Section 2.02	Borrowings, Conversions and Continuation of Loans	~~82~~84
Section 2.03	Letters of Credit	~~85~~87
Section 2.04	Swing Line Loan	~~97~~98
Section 2.05	Prepayments	~~100~~101
Section 2.06	Termination or Reduction of Commitments	~~105~~106
Section 2.07	Repayment of Loans	~~106~~107
Section 2.08	Interest	~~106~~108
Section 2.09	Fees	~~107~~108
Section 2.10	Computation of Interest and Fees	~~107~~109
Section 2.11	Evidence of Indebtedness	~~108~~109
Section 2.12	Payments Generally	~~108~~110
Section 2.13	Sharing of Payments	~~111~~112
Section 2.14	Incremental Credit Extensions	~~112~~113
Section 2.15	Extensions of Term Loans and Revolving Credit Commitments	~~115~~116
Section 2.16	Defaulting Lenders	~~118~~119
Section 2.17	Permitted Debt Exchanges	~~119~~121
Section 2.18	Subsidiary Borrowers	~~123~~124

Article III Taxes, Increased Costs Protection and Illegality		~~124~~126
Section 3.01	Taxes	~~124~~126
Section 3.02	Inability to Determine Rates	~~128~~130
Section 3.03	Increased Cost and Reduced Return; Capital Adequacy.	~~133~~134

Section 3.04	Funding Losses	~~134~~136
Section 3.05	Matters Applicable to All Requests for Compensation	~~135~~136
Section 3.06	Replacement of Lenders under Certain Circumstances	~~136~~137
Section 3.07	Illegality	~~137~~139

Article IV Conditions Precedent to Credit Extensions		~~138~~139
Section 4.01	Conditions to Revolving Credit Facility	~~138~~139
Section 4.02	[Reserved].	~~140~~142
Section 4.03	Conditions to All Credit Extensions	~~141~~142

Article V Representations and Warranties		~~141~~143
Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~141~~143
Section 5.02	Authorization; No Contravention	~~142~~143
Section 5.03	Governmental Authorization; Other Consents	~~142~~143
Section 5.04	Binding Effect	~~142~~144
Section 5.05	Financial Statements; No Material Adverse Effect	~~142~~144
Section 5.06	Litigation	~~143~~144
Section 5.07	Ownership of Property; Liens	~~143~~144
Section 5.08	Environmental Compliance	~~143~~145
Section 5.09	Taxes	~~144~~145
Section 5.10	Compliance with ERISA	~~144~~146
Section 5.11	Subsidiaries; Capital Stock	~~145~~146
Section 5.12	Margin Regulations; Investment Company Act	~~145~~146
Section 5.13	Disclosure	~~145~~147
Section 5.14	Intellectual Property; Licenses, Etc.	~~145~~147
Section 5.15	Solvency	~~146~~147
Section 5.16	Collateral Documents	~~146~~147
Section 5.17	Use of Proceeds	~~146~~148
Section 5.18	Patriot Act, etc.	~~146~~148
Section 5.19	Sanctioned Persons	~~146~~148
Section 5.20	FCPA	~~147~~148
Section 5.21	[Reserved].	~~147~~148
Section 5.22	No EEA Financial Institution	~~147~~148
Section 5.23	Beneficial Ownership	~~147~~149
Section 5.24	Centre of Main Interests and Establishments	~~147~~149

Article VI Affirmative Covenants		~~147~~149
Section 6.01	Financial Statements	~~147~~149
Section 6.02	Certificates; Other Information	~~149~~150
Section 6.03	Notices	~~150~~152
Section 6.04	Maintenance of Existence	~~151~~152
Section 6.05	Maintenance of Properties	~~151~~152
Section 6.06	Maintenance of Insurance	~~151~~152
Section 6.07	Compliance with Laws	~~151~~153
Section 6.08	Books and Records	~~152~~153
Section 6.09	Inspection Rights	~~152~~153

Section 6.10	Covenant to Guarantee Obligations and Give Security	~~153~~154
Section 6.11	Use of Proceeds	~~154~~155
Section 6.12	Further Assurances and Post-Closing Covenants	~~154~~155
Section 6.13	Designation of Subsidiaries	~~154~~156
Section 6.14	Payment of Taxes	~~155~~156
Section 6.15	[Reserved].	~~155~~156
Section 6.16	Nature of Business	~~155~~156
Section 6.17	Fiscal Year	~~155~~156
Section 6.18	UK Pensions	~~155~~157
Section 6.19	[Reserved]	~~156~~157
Section 6.20	People with Significant Control Regime	~~156~~157

Article VII Negative Covenants		~~156~~157
Section 7.01	Liens	~~156~~158
Section 7.02	Investments	~~161~~162
Section 7.03	Indebtedness	~~165~~166
Section 7.04	Fundamental Changes	~~168~~169
Section 7.05	Dispositions	~~170~~171
Section 7.06	Restricted Payments	~~172~~174
Section 7.07	Transactions with Affiliates	~~175~~177
Section 7.08	Consolidated Secured Leverage Ratio.	~~177~~178
Section 7.09	Interest Coverage Ratio	~~177~~179
Section 7.10	Amendments or Waivers of Organizational Documents and/or Subordinated Indebtedness Debt Documents	~~177~~179
Section 7.11	Restrictions on Subsidiaries’ Distributions	~~178~~179

Article VIII Events of Default and Remedies		~~180~~182
Section 8.01	Events of Default	~~180~~182
Section 8.02	Remedies Upon Event of Default	~~183~~185
Section 8.03	Exclusion of Immaterial Subsidiaries	~~184~~185
Section 8.04	Application of Funds	~~184~~186

Article IX Administrative Agent and Other Agents		~~186~~187
Section 9.01	Appointment and Authorization of Agents	~~186~~187
Section 9.02	Delegation of Duties	~~187~~188
Section 9.03	Liability of Agents	~~187~~189
Section 9.04	Reliance by Agents	~~188~~190
Section 9.05	Notice of Default	~~189~~191
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~189~~191
Section 9.07	Indemnification of Agents	~~190~~192
Section 9.08	Agents in their Individual Capacities	~~191~~192
Section 9.09	Successor Agents	~~191~~193
Section 9.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~193~~194
Section 9.11	Collateral and Guaranty Matters	~~194~~196
Section 9.12	Other Agents; Arrangers and Managers	~~196~~198
Section 9.13	Appointment of Supplemental Administrative Agents	~~197~~198

Section 9.14	Withholding Tax	~~198~~199
Section 9.15	Cash Management Obligations; Secured Hedge Agreements	~~198~~200
Section 9.16	[Reserved]	~~199~~200
Section 9.17	Certain ERISA Matters	~~199~~200
Section 9.18	Appointment of Collateral Agent as security trustee for UK Security Agreements.	~~200~~201
Section 9.19	Parallel Debt Undertaking.	~~203~~204
Section 9.20	Recovery of Erroneous Payments.	205

Article X Miscellaneous		~~204~~206
Section 10.01	Amendments, Etc.	~~204~~206
Section 10.02	Notices and Other Communications; Facsimile Copies	~~207~~209
Section 10.03	No Waiver; Cumulative Remedies	~~209~~211
Section 10.04	Attorney Costs and Expenses	~~209~~211
Section 10.05	Indemnification by Parent Borrower	~~210~~212
Section 10.06	Payments Set Aside	~~212~~214
Section 10.07	Successors and Assigns	~~212~~214
Section 10.08	Confidentiality	~~220~~222
Section 10.09	Setoff	~~221~~223
Section 10.10	Counterparts	~~222~~224
Section 10.11	Integration	~~222~~224
Section 10.12	Survival of Representations and Warranties	~~222~~224
Section 10.13	Severability	~~222~~224
Section 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~223~~224
Section 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~223~~225
Section 10.16	Binding Effect	~~224~~226
Section 10.17	[Reserved]	~~224~~226
Section 10.18	Lender Action	~~224~~226
Section 10.19	USA PATRIOT Act, Canadian AML Legislation and UK “Know your customer”	~~224~~226
Section 10.20	Acceptable Intercreditor Agreements	~~225~~227
Section 10.21	Obligations Absolute	~~226~~228
Section 10.22	No Advisory or Fiduciary Responsibility	~~226~~228
Section 10.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~227~~229
Section 10.24	Acknowledgement Regarding Any Supported QFCs	~~227~~229
Section 10.25	Electronic Execution of Assignments and Certain Other Documents	~~228~~230

SCHEDULES

1.01A	—	Guarantors
1.01B	—	Excluded Subsidiaries
1.01C	—	Unrestricted Subsidiaries
2.01	—	Commitments
2.03(a)	—	Existing Letters of Credit

v

5.06	—	Litigation
5.07	—	[Reserved]
5.08	—	Environmental Compliance
5.11	—	Subsidiaries and Other Equity Investments
6.12	—	Post-Closing Covenants
7.01	—	Existing Liens
7.02	—	Existing Investments
7.03	—	Existing Indebtedness
7.07	—	Existing Transactions with Affiliates
7.11	—	Existing Restrictions on Subsidiaries’ Distributions
10.02	—	Administrative Agent’s Office, Principal Office, Certain Addresses for Notices

EXHIBITS

Form of

A	—	Assignment and Assumption
B-1	—	Committed Loan Notice
B-2	—	Committed Loan Notice
C	—	Compliance Certificate
D-1	—	First Lien Intercreditor Agreement
D-2	—	Junior Lien Intercreditor Agreement
E	—	Guaranty
F-1	—	Revolving Credit Note
F-2	—	Term Note
G	—	U.S. Security Agreement
H	—	Discounted Prepayment Option Notice
I	—	Lender Participation Notice
J	—	Discounted Voluntary Prepayment Notice
K	—	United States Tax Compliance Certificates
L	—	Officer’s Certificate
M	—	Subsidiary Borrower Request and Assumption Agreement
N	—	Subsidiary Borrower Notice
O	—	Swing Line Loan Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 6, 2020, by and among Primo Water Corporation, a corporation organized under the federal laws of Canada (the “Parent Borrower”), Cott Holdings Inc., a Delaware corporation (“CHI” or a “Subsidiary Borrower”) and Eden Springs Nederland B.V., a private limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 27198876 (“Eden Springs” or a “Subsidiary Borrower”), certain Subsidiaries of Parent Borrower designated as Subsidiary Borrowers pursuant to Section 2.18 hereof (each a “Subsidiary Borrower” and, together with CHI, Eden Springs and Parent Borrower, the “Borrowers” and each individually a “Borrower”), Bank of America, N.A. (“Bank of America”), as Administrative Agent and Collateral Agent and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

1.         Parent Borrower intends to repay the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, under that certain Second Amended and Restated Credit Agreement, dated January 30, 2019, by and among Parent Borrower, the other loan parties party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders from time to time party thereto (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of February 7, 2020, by and among Parent Borrower, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto and as otherwise amended, supplemented, waived or otherwise modified through the date hereof, the “Existing ABL Credit Agreement”) and have all security interests and guarantees terminated and certain existing letters of credit issued by a lender under the Existing ABL Credit Agreement (or an Affiliate thereof) will be “rolled over” on the Closing Date (the “Revolver Refinancing”).

2.          Parent Borrower has requested that the Lenders extend credit to the Borrowers in the form of Revolving Credit Commitments in an initial aggregate principal amount of $350,000,000 (the “Initial Revolving Facility”). The Initial Revolving Facility may include one or more Letters of Credit from time to time.

3.          The proceeds of Revolving Credit Loans and Letters of Credit will be used to consummate the Revolver Refinancing and for working capital and other general corporate purposes of Parent Borrower and its Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions.

4.           The applicable Lenders have indicated their willingness to lend, and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01        Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2024 Notes” means the 5.50% Senior Notes due 2024 issued pursuant to an Indenture, dated as of June 30, 2016, by and among Cott Finance Corporation, which was combined with Primo Water Corporation by way of an amalgamation with Primo Water Corporation assuming all of Cott Finance Corporation’s obligations under such notes as issuer, the guarantors party thereto from time to time, BNY Trust Company of Canada, as Canadian co-trustee, and The Bank of New York Mellon, as U.S. co-trustee, as such indenture may be amended, supplemented or otherwise modified from time to time.

“2025 Notes” means the 5.50% Senior Notes due 2025 issued pursuant to an Indenture, dated as of March 22, 2017, by and among CHI, BNY Trust Company of Canada, as Canadian co-trustee, and The Bank of New York Mellon, as U.S. co-trustee, as such indenture may be amended, supplemented or otherwise modified from time to time.

“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably acceptable to the Administrative Agent and Parent Borrower, which shall be deemed reasonably acceptable if (a) substantially in the form of the First Lien Intercreditor Agreement and/or Junior Lien Intercreditor Agreement or (b) it (or any material changes to any such agreement specified in clause (a) or previously entered into pursuant to clause (b)) is posted to the Platform and (i) is accepted by the Required Lenders or (ii) not otherwise objected to by the Required Lenders within 5 Business Days of being posted.

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.14(e).

“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).

“Adjustment” has the meaning specified in the definition of

“Eurocurrency Rate”. “Administrative Agent” means, subject to Section 9.13, Bank of America, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person. For the purposes of this definition, “Control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means Parent Borrower and its Subsidiaries.

“Affiliate Transaction” has the meaning specified in Section 7.07.

“After Year-End Transaction” has the meaning specified in Section 2.05(b)(i).

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Agents, together with their respective Affiliates and branches, and the partners, officers, directors, employees, agents, trustees, administrators, managers, advisors, other representatives and attorneys-in-fact and successors and permitted assigns of such Persons and Affiliates and branches.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders. The amount of the Aggregate Revolving Credit Commitments on the Closing Date is $350,000,000.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 1.08(f).

“Alternative Currency” means, with respect to Revolving Loans and Letters of Credit, Euro, Canadian Dollars and Pounds Sterling and other currencies (other than Dollars) as may be added with the consent of all Revolving Credit Lenders in accordance with Section 1.14.

“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement denominated in Pounds Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, with respect to an amount denominated in any Alternative Currency, such amount, and with respect to an amount denominated in Dollars, the equivalent in such Alternative Currency of such amount determined by the Administrative Agent or the L/C Issuer, as the case may be, at the Exchange Rate on the applicable Valuation Date for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Loan” means an Alternative Currency Term Rate Loan, an Alternative Currency Daily Rate Loan or a Eurocurrency Rate Loan, as applicable.

“Alternative Currency Rate” means the Alternative Currency Term Rate, the Alternative Currency Daily Rate or the Eurocurrency Rate.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement denominated in Euro, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days (as defined in the Credit Agreement) preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Applicable Currency” means Dollars or any Alternative Currency, as applicable.

“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).

“Applicable Foreign Loan Party Documents” has the meaning specified in Section 5.22(a).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Eurocurrency Rate Loans, Term SOFR Loans, Base Rate Loans, Alternative Currency Term Rate Loans, Alternative Currency Daily Rate Loans, L/C Advances or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (and with respect to any Letters of Credit issued or participations purchased therein by any Revolving Credit Lender, the percentage equal to a fraction the numerator of which is the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Commitments of all Revolving Credit Lenders) (provided that (i) in the case of Section 2.16 when a Defaulting Lender shall exist, “Applicable Percentage” with respect to any Revolving Credit Facility shall be determined by disregarding any Defaulting Lender’s Revolving Credit Commitment under such Revolving Credit Facility and (ii) if the Revolving Credit Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means a percentage per annum equal to:

(a)         until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans that are Revolving Credit Loans, 1.50%, (B) for Base Rate Loans that are Revolving Credit Loans, 0.50%, (C) for Letter of Credit fees pursuant to Section 2.03(g), 1.50% per annum and (D) for the Commitment Fee, 0.25% and (ii) thereafter, in connection with Revolving Credit Loans and Letter of Credit fees, the percentages per annum set forth in the table below, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate for Revolving Credit Loans

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fees	Letter of Credit Fees	Base Rate for Revolving Credit Loans	Eurocurrenc y Rate,Term SOFR or Alternative Currency Rate for Revolving Credit Loans
I	> 4.50:1.00	0.30%	2.00%	1.00%	2.00%
II	< 4.50:1.00 and > 3.50:1.00	0.25%	1.75%	0.75%	1.75%
III	< 3.50:1.00 and > 2.50:1.00	0.25%	1.50%	0.50%	1.50%
IV	< 2.50:1.00	0.20%	1.375%	0.375%	1.375%

Any increase or decrease in the Applicable Rate pursuant to clause (a) above resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that, if a Compliance Certificate is not delivered within the time frame set forth in Section 6.02(a), the Applicable Rate set forth in “Pricing Level I,” in the applicable table, shall apply commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the delivery of such Compliance Certificate.

Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Additional Revolving Credit Commitments or Extended Revolving Credit Commitments and any Incremental Term Loans, Extended Term Loans or Revolving Credit Loans made pursuant to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Facility Amendment or Extension Offer.

In the event that any financial statements or Compliance Certificate delivered pursuant to Section 6.01 are, or are shown to be, inaccurate and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) Parent Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate and (iii) Parent Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after such Compliance Certificate was required to be delivered) any additional interest or Letter of Credit fee owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Nothing contained in this paragraph shall in any way limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided, that any underpayment due to change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid within the time period set forth above.

“Applicable Reference Rate” means, (i) for any Term SOFR Loan, Term SOFR; (ii) for any Eurocurrency Rate Loan denominated in Canadian Dollars, ~~the rate per annum equal to the forward-looking term rate based on CORRA (“~~Term CORRA~~”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “~~Term CORRA Rate~~”) that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;~~Term CORRA; (iii) for any Alternative Currency Daily Rate Loans, SONIA; and (iv) for any Alternative Currency Term Rate Loans, EURIBOR and for any Eurocurrency Rate Loan denominated in an Alternative Currency that is not Canadian Dollars, as described in clause (i)(III) in the definition of “Eurocurrency Rate”.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency, as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date of borrowing or payment, as applicable, in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.18(a).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to any Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Currency” means Dollars and any Alternative Currency.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arranger” means the Lead Arranger.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit A and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by Clearpar® or other electronic platform) approved by the Administrative Agent.

“Associate” means (a) any Person engaged in a Similar Business of which Parent Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20.0% and

50.0% of all outstanding Voting Stock or (b) any joint venture entered into by Parent Borrower or any Restricted Subsidiary of Parent Borrower.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Audited Financial Statements” means the audited consolidated balance sheets of Parent Borrower and its Restricted Subsidiaries for the fiscal years ended December 28, 2017, December 28, 2018 and December 28, 2019.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means the period from the Closing Date to but excluding the earlier of the Maturity Date for the Revolving Credit Facility and the date of termination of the Revolving Credit Commitments under the Revolving Credit Facility in accordance with the provisions of this Agreement

“Available Amount” means, at any time, without duplication, an amount (which shall not be less than zero) equal to the sum of:

(a)         50% of Consolidated Net Income of Parent Borrower for the period (taken as one accounting period) beginning on October 1, 2001 to the end of Parent Borrower’s most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) at such time (the amount under this clause (a), the “Growth Amount”); provided that the Growth Amount shall not be less than zero; plus

(b)         100% of the aggregate amount of Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by Parent Borrower from the issuance or sale of its Capital Stock (other than Disqualified Stock), including in connection with a merger or consolidation with another person, subsequent to December 12, 2014 or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of Parent Borrower subsequent to December 12, 2014 (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock pursuant to an incentive plan established by Parent Borrower or any Subsidiary of Parent Borrower for the benefit of its employees to the extent funded by Parent Borrower or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 7.06(f) and (z) Excluded Contributions); plus

(c)         100% of the aggregate amount of Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by Parent Borrower or any Restricted Subsidiary from the issuance or sale (other than to Parent Borrower or a Restricted Subsidiary of Parent Borrower or an employee stock ownership plan or trust established by Parent Borrower or any Subsidiary of Parent Borrower for the benefit of their employees to the extent funded by Parent Borrower or any Restricted Subsidiary) by Parent Borrower or any Restricted Subsidiary subsequent to the Closing Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of Parent Borrower (other than Disqualified

Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by Parent Borrower or any Restricted Subsidiary upon such conversion or exchange; plus

(d)         100% of the aggregate amount received in cash and the fair market value, as determined in good faith by Parent Borrower, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to Parent Borrower or a Restricted Subsidiary) of Investments not permitted under Section 7.02 made by Parent Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Investments not permitted under Section 7.02 from Parent Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments not permitted under Section 7.02 by Parent Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or (ii) the sale (other than to Parent Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e)         in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into Parent Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to Parent Borrower or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of Parent Borrower at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” has the meaning specified in the Recitals hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)          the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”;

(b)          ½ of 1.00% per annum above the Federal Funds Rate; and

(c)          Term SOFR plus 1.00%;

If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Notwithstanding anything else herein, if the Base Rate as so determined would otherwise be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 10.24(b)(i).

“Board of Directors” means (a) with respect to Parent Borrower or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (b) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; (c) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (d) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, unless the context otherwise requires, such Board of Directors is of Parent Borrower and such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person separately identified to the Arranger in writing on or prior to the Closing Date) that is
(a) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (b) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Competitor or affiliate thereof, as applicable, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Parent Borrower or any entity that forms a part of its businesses (including any of its Subsidiaries or Parent Borrower entities).

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) with respect to Eurocurrency Rate Loans and Term SOFR Loans, $1,000,000 and (b) with respect to Base Rate Loans, $100,000.

“Borrowing Multiple” means $100,000.

“Business Day” means any day ~~that is not~~other than a Saturday, Sunday or other day on which commercial banks ~~in~~ are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office ~~with respect to Obligations denominated in Dollars~~ is located ~~are authorized or required by law to remain closed, or are in fact closed, and:~~; provided that

(a)        if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b)        if such day relates to any interest rate settings as to a Eurocurrency Rate Loan means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency;

(c)          if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Pounds Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(d)          if such day relates to any fundings, disbursements, settlements and payments in respect of a Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian AML Legislation” has the meaning specified in Section 10.19(b).

“Canadian Dollars” means the lawful money of Canada.

“Canadian Pledge Agreement” means the Ontario law governed pledge agreement dated as of the Closing Date by and between Parent Borrower and the Collateral Agent.

“Canadian Tax Act” means the Income Tax Act (Canada), as amended.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheets of Parent Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by Parent Borrower and its Restricted Subsidiaries during such period.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capitalized Research and Development Costs” means research and development costs that are required to be, in accordance with GAAP, capitalized.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Carbon Netherlands” means Carbon Netherlands B.V., a private limited liability company incorporated in the Netherlands, having its corporate seat in Zoetermeer, the Netherlands, registered with the Dutch Chamber of Commerce under number 76764702.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or any L/C Issuer or the Swing Line Lender (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Revolving Credit Lenders to fund participations in respect thereof, cash or deposit account balances denominated, in the case of collateral for L/C Obligations, in the Approved Currency in which the applicable Letter of Credit was issued, or, if the applicable L/C Issuer or the Swing Line Lender benefitting from such collateral agrees in its reasonable discretion, other credit support (including by backstopping with other letters of credit), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent, (b) the applicable L/C Issuer or the Swing Line Lender and (c) Parent Borrower (which documents are hereby consented to by the Lenders).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Parent Borrower or any Restricted Subsidiary:

(a)        (i) Dollars, Israeli shekel, Canadian Dollars, Euro, Swiss Franc, British Pounds or any national currency of any member state of the European Union; or (ii) any other foreign currency held by Parent Borrower and the Restricted Subsidiaries in the ordinary course of business or consistent with past practices;

(b)        securities issued or directly and fully Guaranteed or insured by the United States, Canadian, Swiss or United Kingdom governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)          certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition thereof issued by (i) any lender affiliate thereof or (ii) by any bank or trust company (A) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (B) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(d)         repurchase obligations for underlying securities of the types described in clauses (b) and (c) of this definition entered into with any Person referenced in clause (c) above;

(e)          securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (c);

(f)          commercial paper and variable or fixed rate notes issued by a bank meeting the qualifications specified in clause (c) above (or by the parent company thereof) maturing within one year after the date of creation thereof or any commercial paper and variable or fixed rate note issued by, or guaranteed by a corporation rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper or variable or fixed rate notes, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case with maturities within twenty-four (24) months after the date of creation or acquisition thereof;

(g)        readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America, Canada, Switzerland, the United Kingdom, any member of the European Union as of the Closing Date, any other foreign government, or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of twenty-four (24) months or less from the date of acquisition;

(h)         Indebtedness or preferred stock issued by Persons with a one of the three highest ratings from S&P or Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(i)         bills of exchange issued in the United States, Canada or any province of Canada, Switzerland, the United Kingdom, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(j)          interests in any investment company, money market or enhanced high yield fund investing at least 90% of its assets in instruments of the type specified in clauses (a) through (i) above;

(k)          instruments and investments of the type and maturity described in clause (i) through (j) above denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of Parent Borrower, comparable in investment quality to those referred to above; and

(l)         solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (k) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (i) above; provided that such amounts are converted into currencies listed in clause (i) within 10 Business Days following receipt of such amounts.

“Cash Management Agreement” means any agreement to provide Cash Management Services.

“Cash Management Bank” means any Person that, is a Lender, an Arranger, an Agent or an Affiliate or branch of a Lender, Arranger, or an Agent (x) on the Closing Date, with respect to Cash Management Agreements existing on the Closing Date or (y) at the time it enters into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate or branch of the foregoing).

“Cash Management Obligations” means the obligations owed by Parent Borrower or any of its Restricted Subsidiaries to any Cash Management Bank under any Cash Management Agreement entered into by and between Parent Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.¶

“Cash Management Services” means any of the following: ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Casualty Event” means any event that gives rise to the receipt by Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation or expropriation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rules 13(d)-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all shares of the capital stock of Parent Borrower entitled to vote generally in elections of directors; (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent Borrower and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or (iii) a “Change of Control” (howsoever described) shall occur under the Existing Notes or any Permitted Refinancing thereof.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent Borrower becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. In addition, notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Charged Company” has the meaning specified in Section 4.01(a)(x).

“CHI” has the meaning specified in the Recitals hereto.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Commitments or Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments that are designated as an additional Class of Commitments, Additional Revolving Credit Commitments that are designated as an additional Class of Commitments or commitments in respect of any Incremental Term Loans and (c) when used with respect to Loans or a

Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Extended Term Loans that are designated as an additional Class of Term Loans, Incremental Term Loans and any Loans made pursuant to any other Class of Commitments.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or similar term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged, charged or in which a Lien is granted or purported to be granted under this Agreement or any Collateral Document; provided that, “Collateral” shall not include any Excluded Property.

“Collateral Agent” means Bank of America, in its capacity as collateral agent and/or security trustee under any of the Loan Documents, or any successor collateral agent and/or security trustee appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)          the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or any time after the Closing Date pursuant to Section 6.10 or Section 6.12 duly executed by each Loan Party that is a party thereto;

(b)      all Obligations (other than, with respect to each Borrower, its own Obligations) shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) Parent Borrower and each Restricted Subsidiary of Parent Borrower (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.01A hereto and (ii) Carbon Netherlands (each, a “Guarantor”);

(c)          (i) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreements or other applicable Collateral Document by a first-priority security interest in (x) all Capital Stock (other than Excluded Equity) that is held directly by any U.S. Loan Party and (y) all Capital Stock of Loan Parties (other than (i) Capital Stock of Parent Borrower or (ii) Excluded Equity) that is held directly by Parent Borrower or any other Foreign Loan Party, in each case, subject to no Liens other than Permitted Liens and the Collateral Agent shall have received, to the extent the relevant Capital Stock is certificated, certificates or other instruments representing all such Capital Stock, together with undated stock powers, stock transfer forms or other instruments of transfer with respect thereto endorsed in blank and (ii) all Indebtedness owing to any U.S. Loan Party that is evidenced by a promissory note or other instrument with an individual outstanding principal amount in excess of $20,000,000 shall have been delivered to the Collateral Agent pursuant to the U.S. Security Agreement or other applicable Collateral Documents (provided that any promissory notes issued to employees, officers and directors of any of Parent Borrower and its Restricted Subsidiaries shall not be required to be delivered) together with undated instruments of transfer with respect thereto endorsed in blank, and all intercompany loans shall have been pledged to the Collateral Agent pursuant to the U.S. Security Agreement or other applicable Collateral Documents;

(d)         except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest in substantially all tangible and intangible assets of CHI and each Subsidiary Guarantor that is a U.S. Loan Party (including, without limitation, accounts receivable, inventory, equipment, investment property, United States intellectual property, intercompany receivables, other general intangibles (including contract rights) and proceeds of the foregoing), in each case, to the extent, and with the priority, required by the Collateral Documents, and other than Excluded Property;

(e) none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f)         no Loan Party (other than a U.S. Loan Party) shall be required to grant a Lien on any of its assets or property other than a Lien granted pursuant to Section 2.03(f) of this Agreement or to the extent required under clause (c)(i) above; and

(g)         except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents or applicable Law to create the Liens on the Collateral intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent and Parent Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) required by the Collateral and Guarantee Requirement where it reasonably determines, in consultation with Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A)       Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and Parent Borrower;

(B)         the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(C)       no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;

(D)         with respect to the U.S. Loan Parties, no actions or filings in any jurisdiction other than the United States shall be required in order to create any security interests in IP Rights registered or applied-for in jurisdictions other than the United States, or to perfect or record such security interests, and no Loan Parties shall be required to reimburse any Lender for such actions or filings outside of the United States;

(E)         with respect to the U.S. Loan Parties, no actions or filings in any jurisdiction other than the United States that are required by the Laws of any jurisdiction other than the United States shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States, or to perfect or record such security interests (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the laws of any jurisdiction other than the United States with respect to U.S. Loan Parties), and no Loan Parties shall be required to reimburse any Lender for such actions or filings outside of the United States;

(F)          no stock certificates evidencing Excluded Equity shall be required to be delivered to the Collateral Agent; and

(G)        unless otherwise agreed by Parent Borrower and the Administrative Agent or required by applicable Law in order to perfect such security interests, with respect to security interests over Capital Stock (x) held directly by any U.S. Loan Party, such security interests shall be granted pursuant to the U.S. Security Agreement and (y) of any Loan Party (other than Parent Borrower) held directly by any Foreign Loan Party, such security interests shall be governed by the law of the place of incorporation of such Loan Party.

“Collateral Documents” means, collectively, the Security Agreements, each of the collateral assignments, U.S. Security Agreement Supplements, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.10 or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Credit Commitment, a Refinancing Revolving Credit Commitment, a commitment in respect of any Incremental Term Loans, or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Term SOFR Loans, Eurocurrency Rate Loans or Alternative Currency Term Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B-1 or, if in connection with a Borrowing or a continuation of Alternative Currency Loans, Exhibit B-2 or, in any case, such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Competitor” means a competitor of, Parent Borrower or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, SONIA, EURIBOR or any proposed Successor Rate for any currency, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Term CORRA”, “Daily Simple CORRA”  “SONIA”, “EURIBOR”  and
“Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” and “U.S. Governmental Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and the applicability and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent ~~determine~~determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determine is reasonably necessary in connection with the administration of this Agreement and any other Loan Document in consultation with the Parent Borrower).

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication:

(a)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, which shall be determined on a cash basis only and solely in respect of the type of Indebtedness described in the definition of Consolidated Total Indebtedness (including the interest component of Capitalized Lease Obligations, but excluding (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or any financing agreements or any hedging agreements or derivative instruments, (iii) non-cash interest payments (including any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Contract or other derivative instruments pursuant to GAAP), (iv) penalties and interest relating to Taxes, (v) accretion or accrual of discounted liabilities other than Indebtedness, (vi) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with any acquisition, (vii) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and original issue discount with respect to the Indebtedness borrowed under this Agreement, (viii) any expensing of bridge, commitment, structuring, arrangement and any other financing fees, (ix) non-cash interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP, (x) any one-time cash costs associated with obtaining Swap Contracts for interest rates or breakage in respect of Swap Contracts for interest rates, (xi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness and (xii) all non-recurring interest expense consisting of liquidated damages for failure to comply with any registration rights obligations; less

(b)          cash interest income for such period.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)          increased (without duplication) by the following:

(i)         provision for Taxes based on income or profits, revenue or capital, including, without limitation, federal, state, provincial, territorial, local, foreign, unitary, excise, property, franchise and similar Taxes and foreign withholding and similar Taxes (including penalties and interest (including any additions to such Taxes and any penalties and interest with respect thereto)) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(ii)        consolidated interest expense of such Person for such period (including (x) net losses under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (iii), (iv) and (v) of clause (a) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)        Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)      any fees, costs, expenses or charges (other than depreciation or amortization expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of an Equity Offering, any Investment, acquisition, disposition, recapitalization, Restricted Payment or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not successful or consummated), including (i) such fees, expenses or charges (including rating agency fees and related expenses) related to this Agreement, the Existing Notes or any other Indebtedness, and (ii) any amendment or other modification of this Agreement, the Existing Notes or any other Indebtedness, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus

(v)        the amount of any restructuring charge, accrual or reserve (and adjustment to existing reserves), integration cost, or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation; recruiting and other employee related costs, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), systems development and establishment costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities and to existing lines of business and consulting fees incurred with any of the foregoing; plus

(vi)       any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) or other items classified by Parent Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)       the amount of cost savings (including, without limitation, for the avoidance of doubt, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies projected by Parent Borrower in good faith to be reasonably anticipated to be realizable in connection with any Specified Transaction (calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions have been taken or expected to be taken within 18 months of such Specified Transaction and (z) the aggregate amount of such cost savings, operating expense reductions, other operating improvements or synergies do not exceed 20% of Consolidated EBITDA in any four quarter period; plus

(viii)      [reserved]; plus

(ix)       any costs or expense incurred by Parent Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent Borrower or Net Cash Proceeds of an issuance of equity interest of Parent Borrower (other than Disqualified Stock) solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Amount; plus

(x)      cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(xi)       the amount of any minority interest expense consisting of Subsidiary income attributable to minority Capital Stock of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus

(xii)       with respect to any joint venture, an amount equal to the proportion of those items described in clauses (i) and (iii) above relating to such joint venture corresponding to Parent Borrower’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income; plus

(xiii)     earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; plus

(xiv)     any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of Accounting Standards Codification Topic 715, and any other items of a similar nature; plus

(xv)       any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in actuarial assumptions, valuation or studies; plus

(xvi)      Public Company Costs;

(b)        decreased (without duplication) by the following: (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (ii) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (vii) above in a previous period (it being understood that this clause (b)(ii) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income), plus (iii) the amount of any minority interest income consisting of Subsidiary loss attributable to minority Capital Stock of third parties in any non- wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); and

(c)       increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

(d)        There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Parent Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by Parent Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition). For purposes of determining Consolidated EBITDA for any period, there shall be excluded the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Parent Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Notwithstanding the foregoing, Consolidated EBITDA shall be for the fiscal quarters ended March 31, 2019, $63,400,000, June 30,  2019,  $88,000,000,  September  30,  2019,  $102,100,000  and  December  31,  2019, $87,500,000, in each case, as adjusted on a Pro Forma Basis. Any adjustments in the calculation of Consolidated Net Income shall be without duplication of any adjustment to Consolidated EBITDA, and any adjustments to Consolidated EBITDA shall be without duplication of any adjustments to Consolidated Net Income. Unless otherwise specified, all references herein to a “Consolidated EBITDA” shall refer to the Consolidated EBITDA of Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)         consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Contract or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate Swap Contracts with respect to Indebtedness, and excluding (A) penalties and interest relating to Taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (B) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with any acquisition, (C) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and original issue discount with respect to the Indebtedness borrowed under this Agreement and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program, (D) any expensing of bridge, commitment and other financing fees and (E) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP; plus

(b)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)          interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Unless otherwise specified, all references to “Consolidated Interest Expense” shall refer to the Consolidated Interest Expense of Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Income” means, with respect to any Person, for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)        subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under equity method accounting), except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed during such period to Parent Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)         solely for the purpose of determining the Growth Amount, any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Parent Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, and (b) restrictions pursuant to this Agreement, the Existing Notes or the indenture governing the Existing Notes, except that Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to Parent Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c)         any net gain (or loss) realized upon the sale or other disposition of any asset or disposed or discontinued operations of Parent Borrower or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of or discontinued in the ordinary course of business or consistent with past practices (as determined in good faith by an Officer or the Board of Directors of Parent Borrower);

(d)         any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense or relocation costs, one-time compensation charges, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), restructuring charges, systems development and establishment costs, accruals or reserves (including restructuring and integration costs related to acquisitions after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred with any of the foregoing;

(e)          the cumulative effect of a change in accounting principles;

(f)        any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(g)         all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(h)        any unrealized gains or losses in respect of any Swap Contract or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Swap Contract;

(i)          any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(j)          any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of Parent Borrower or any Restricted Subsidiary owing to Parent Borrower or any Restricted Subsidiary;

(k)       any recapitalization accounting or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Parent Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(l)           any goodwill or other intangible asset impairment charge or write-off;

(m)       any after-Tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Swap Contracts or other derivative instruments;

(n)          accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(o)          [reserved];

(p)       cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by Parent Borrower or any of its Restricted Subsidiaries);

(q)          [reserved];

(r)          the amount of any expense to the extent a corresponding amount is received in cash by Parent Borrower and the Restricted Subsidiaries from a Person other than Parent Borrower or any Restricted Subsidiaries (with no requirements to repay such amounts and no other encumbrances associated therewith), provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); and

(s)          any non-cash expenses, accruals or reserves related to adjustments to historical Tax exposures and any deferred Tax expense associated with Tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall, without duplication, (1) be increased by business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated Net Income for such fiscal quarters)) and (2) exclude (a) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (b) to the extent covered by insurance and actually reimbursed, or, so long as Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Net Income” shall refer to the Consolidated Net Income of Parent Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Secured Indebtedness” means, as to Parent Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, the aggregate principal amount of Consolidated Total Indebtedness outstanding on such date that is secured by a Lien on property or assets of Parent Borrower or any Restricted Subsidiary.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness as of such date to (b) the aggregate amount of Consolidated EBITDA for the most recent Test Period on a Pro Forma Basis.

“Consolidated Total Assets” mean, as of any date, the total consolidated assets of Parent Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Parent Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis.

“Consolidated Total Indebtedness” means, as of any date of determination, (a)(i) the aggregate principal amount of Indebtedness for borrowed money (other than Indebtedness with respect to Cash Management Services and intercompany Indebtedness) of Parent Borrower and its Restricted Subsidiaries, (ii) letters of credit (only in respect of any unreimbursed drawings thereunder), (iii) debt obligations evidenced by promissory notes and similar instruments and (iv) any Guarantees in respect of the foregoing or any Liens on the assets of Parent Borrower or any Restricted Subsidiary securing any of the foregoing outstanding on such date plus (b) except for purposes of calculating compliance or pro forma compliance with Section 7.08, the aggregate amount of all Disqualified Stock of Parent Borrower and all Disqualified Stock and Preferred Stock of any Restricted Subsidiary minus (c) the aggregate amount of (i) unrestricted cash and Cash Equivalents included in the consolidated balance sheet of Parent Borrower and its Restricted Subsidiaries as of the end of the most recent Test Period on a Pro Forma Basis plus, without duplication, (ii) the Cash and Cash Equivalents of such Person restricted in favor of the Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on any Collateral along with the Facilities); provided that (except for purposes of calculating the Consolidated Total Leverage Ratio for determining the Applicable Rate) the aggregate amount included in this clause (c) shall not exceed $175,000,000 for any Test Period.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of
(a) Consolidated Total Indebtedness as of such date to (b) the aggregate amount of Consolidated EBITDA for the most recent Test Period on a Pro Forma Basis.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in Parent Borrower and/or other companies.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Adjustment” means 0.10%.

“Covered Entity” has the meaning specified in Section 10.24(b)(ii).

“Covered Jurisdiction” means (i) the United States, any State thereof or the District of Columbia, (ii) Canada (including any province or territory thereof) and (iii) legal jurisdiction of the United Kingdom.

“Covered Party” has the meaning specified in Section 10.24(a).

“CRD IV” means (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customary Term A Loans” means any term loans that contain provisions customary for “term A loans,” as reasonably determined by Parent Borrower in consultation with the Administrative Agent, that are syndicated primarily to Persons regulated as banks in the primary syndication thereof and that do not mature prior to the Maturity Date of the Revolving Credit Facility.

“Daily Simple CORRA” means the rate per annum equal to CORRA determined for any day pursuant to the definition thereof, plus the CORRA Adjustment. Any change in Daily Simple CORRA shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be determined to be zero for purposes of this Agreement.

“Daily Simple SOFR” for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the Federal Reserve Bank of New York’s website (or any successor source), plus the SOFR Adjustment. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the 2015 Insolvency Regulation, the UK Companies Act 2006, the Insolvency Act 1986 of the United Kingdom and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, arrangement, administration or similar debtor relief Laws of the United States, the Netherlands, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (other than any event or condition that, with the giving of any notice, the passage of time, or both, would become an Event of Default solely as a result of Section 8.01(e)).

“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term SOFR Loans, Eurocurrency Rate Loans or other Alternative Currency Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that (i) Eurocurrency Rate Loans may not be converted to, or continued as, Eurocurrency Rate Loans, (ii) Term SOFR Loans may not be converted to, or continued as, Term SOFR Loans or (iii) Alternative Currency Loans may not be continued as such Alternative Currency Loans, in each case, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Term Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.24(b)(iii).

“Defaulting Lender” means, subject to Section 2.16(e), any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans required to be funded by it or (iii) pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent, such L/C Issuer or the Swing Line Lender in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Parent Borrower or the Administrative Agent, the L/C Issuer or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any L/C Issuer or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, in any such case (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that, in the case of clause (d), a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(e)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Parent Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Parent Borrower) of non-cash consideration received by Parent Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.05.

“Discount Range” has the meaning specified in Section 2.05(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of Parent Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of Parent Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of Parent Borrower or any options, warrants or other rights in respect of such Capital Stock.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, conveyance, transfer, license or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of Parent Borrower (other than Capital Stock of Parent Borrower) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the Section 7.03 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable Law), whether in a single transaction or a series of related transactions.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (a) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or (b) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Parent Borrower to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 7.02 or Section 7.06; provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, contractor or consultant (or their respective Controlled Investment Affiliates) of Parent Borrower, any of its Subsidiaries, or any other entity in which Parent Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (i) such Persons (or related funds of such Persons) that have been specified by name in writing to the Administrative Agent prior to the Closing Date, (ii) Competitors that have been specified by name in writing to the Administrative Agent from time to time and (iii) in the case of clauses (i) and (ii), any of their Affiliates (other than, in the case of clause (ii), Affiliates that are Bona Fide Lending Affiliates) that are (A) specified by name in writing to the Administrative Agent from time to time or (B) reasonably identifiable on the basis of such Affiliate’s name; it being understood that any subsequent designation of a Disqualified Lender shall not apply retroactively to disqualify any person that has been assigned any Loans or any participation therein.

“Division” has the meaning specified in Section 1.17.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency or any other currency, the equivalent in Dollars of such amount, determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Dollar Equivalent for purposes of determining the aggregate available Revolving Credit Commitments on any date of any Credit Extension, the Administrative Agent or a relevant L/C

Issuer, as applicable, pursuant to Section 1.08 shall use the Exchange Rate in effect at the date on which Parent Borrower requests the Credit Extension for such date or as otherwise provided pursuant to the provisions of such Section.

“Dutch Collateral Documents” means the Dutch Share Pledges and any other Collateral Documents governed by Dutch law.

“Dutch Loan Party” means Eden Springs, Carbon Netherlands and any other Loan Party that is incorporated or organized under the laws of the Netherlands.

“Dutch Share Pledges” means (a) the Dutch law governed deed of share pledge dated as of the Closing Date by and among Parent Borrower, the Collateral Agent and Carbon Netherlands; and (b) the Dutch law governed deed of share pledge dated as of the Closing Date by and among Carbon Netherlands, the Collateral Agent and Eden Springs.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b) and/or Section 10.07(l) (subject to such consents, if any, as may be required under Section 10.07). For the avoidance of doubt, any Disqualified Lender is subject to Section 10.07(l).

“Eligible Contract Participant” has the meaning specified in Section 8.04. “Environment” means air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, the protection of the Environment the generation, transport, storage, use, treatment, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any

Hazardous Materials, (c) exposure of any Person to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment, including, in each case, any such liability which any Loan Party has retained or assumed either contractually or by operation of Law.

“Equity Offering” means a sale of Capital Stock (other than Disqualified Stock) of Parent Borrower other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party or is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Loan Party; (j) the filing pursuant to Section 431 of the Code or Section 304 of ERISA of an application for the extension of any amortization period; or (k) the filing pursuant to Section 412(c) of the Code of an application for a waiver of the minimum funding standard with respect to any Plan.

“Escrow” means an escrow, trust, collateral or similar account or arrangement holding proceeds of Indebtedness solely for the benefit of an unaffiliated third party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) as it may be amended, reenacted or supplemented.

“EURIBOR” has the meaning assigned to such term in the definition of “Alternative Currency Term Rate”.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, (I) in relation to a Loan denominated in Canadian Dollars, Term CORRA, (II) [reserved] and (III) in relation to an Alternative Currency that is not Canadian Dollars, Euro or Pounds Sterling, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.14(a); provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in an Alternative Currency other than Euro or Pounds Sterling. Other than with respect to Loans denominated in Euro or Pounds Sterling, all Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means for any currency the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer or may use the spot rate determined by Reuters or a similar service provider if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency or otherwise prefers to use the spot rate determined by Reuters or a similar service provider; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Excluded Contributions” means Net Cash Proceeds or property or assets received by Parent Borrower as capital contributions to the equity (other than through the issuance of Disqualified Stock) of Parent Borrower after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by Parent Borrower or any Subsidiary of Parent Borrower for the benefit of their employees to the extent funded by Parent Borrower or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of Parent Borrower, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of Parent Borrower.

“Excluded Equity” means Capital Stock (i) of any Unrestricted Subsidiary, (ii) of a Foreign Subsidiary of a U.S. Subsidiary or a Subsidiary that is a U.S. Foreign Holding Company, in each case, other than 65% of the issued and outstanding voting (and 100% of the non-voting) Capital Stock of a First Tier Foreign Subsidiary or U.S. Foreign Holding Company; provided that, for the avoidance of doubt, Excluded Equity shall not include any non-voting Capital Stock of any such Foreign Subsidiary or U.S. Foreign Holding Company, (iii) of a Subsidiary of any Person described in clause (ii), (iv) of any Immaterial Subsidiary that is not a Borrower or Guarantor, (v) of any Subsidiary with respect to which the Administrative Agent and Parent Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Capital Stock or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (vi) Capital Stock in any Person other than Parent Borrower and wholly-owned Subsidiaries to the extent not permitted to be pledged by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law and other than proceeds thereof; (vii) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities, (viii) that constitute margin stock (within the meaning of Regulation U), (ix) of any Subsidiary of Parent Borrower or of any Subsidiary Guarantor, the pledge of which is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, (x) of any Subsidiary of Parent Borrower or of any Subsidiary Guarantor acquired pursuant to a Permitted Acquisition or other Investment subject to assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment permitted hereunder if such Capital Stock is pledged as security for such Indebtedness pursuant to a Lien that is a permitted Lien and if and for so long as the terms of such Indebtedness (not entered into in contemplation of such Permitted Acquisition of Investment) prohibit the creation of any other Lien on such Capital Stock after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law and (xi) other than with respect to First Tier Foreign Subsidiaries of a U.S. Subsidiary, Capital Stock in any Person (including any Subsidiary) that is organized under the laws of a jurisdiction that is not a Covered Jurisdiction or, solely with respect to Carbon Netherlands and Eden Springs, the Netherlands; provided, however, that Excluded Equity shall not include any proceeds, substitutions or replacements of any Excluded Equity referred to in clauses (i) through (xi) (unless such proceeds, substitutions or replacements would constitute Excluded Equity referred to in clauses (i) through (xi)).

“Excluded Property” means (i) any (x) fee-owned real property and (y) all leasehold interests in real property, including the requirement to deliver landlord waivers, estoppels or collateral access letters, (ii) motor vehicles and other assets subject to certificates of title, (iii) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (iv) commercial tort claims with a value of less than $20,000,000, (v) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and other applicable Law, (vi) any cash and Cash Equivalents, deposit accounts and securities accounts (including securities entitlements and related assets held in a securities account) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), (vii) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than Parent Borrower and its Subsidiaries) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (viii) any assets to the extent a security interest in such assets would result in material adverse tax consequences to Parent Borrower or its Subsidiaries (other than on account of any non-income taxes payable in connection with filings, recordings, registrations, stampings and any similar actions in connection with the creation or perfection of Liens), as reasonably determined by Parent Borrower in consultation with (but without the consent of) the Administrative Agent, but for the avoidance of doubt, including the assets and properties of any U.S. Foreign Holding Company or any Foreign Subsidiary of a U.S. Subsidiary, (ix) any intent-to-use trademark application in the United States prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application or any registration issuing therefrom under applicable Federal law, (x) [reserved], (xi) any segregated funds held in escrow for a the benefit of an unaffiliated third party (including such funds in Escrow), (xii) Excluded Equity and Capital Stock of any Excluded Subsidiary (other than a Borrower or a Guarantor) or Capital Stock in any Person other than a Wholly Owned Subsidiary of Parent Borrower or of any Subsidiary Guarantor (in each case, other than 65% of the issued and outstanding voting (and 100% of the non-voting) Capital Stock of any First Tier Foreign Subsidiary or a Subsidiary that is a U.S. Foreign Holding Company) to the extent not permitted to be pledged by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law and other than proceeds thereof, and (xiii) those assets as to which the Administrative Agent and Parent Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (i)

through (xiii) (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (i) through (xiii)).

“Excluded Subsidiary” means (a) each Subsidiary of Parent Borrower listed on Schedule 1.01B hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date or at the time such Subsidiary is acquired and not incurred in contemplation of such acquisition, as applicable, from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, or any Subsidiary of Parent Borrower for which the provision of a guarantee would result in a material adverse tax consequence to Parent Borrower or its subsidiaries or direct or indirect Parent Borrower companies (as reasonably determined by Parent Borrower in consultation with the Administrative Agent), (c) any Foreign Subsidiary of a U.S. Subsidiary, (d) any U.S. Subsidiary of a Foreign Subsidiary of a U.S. Subsidiary that is a CFC, (e) any U.S. Foreign Holding Company, (f) any Immaterial Subsidiary, (g) captive insurance companies, (h) not-for-profit Subsidiaries, (i) special purpose entities, (j) any Unrestricted Subsidiary, (k) any non-Wholly-Owned joint venture, (l) any non-Wholly-Owned Subsidiary, (m) any Subsidiary of Parent Borrower acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder that, at the time of such Permitted Acquisition or other Investment, has assumed secured Indebtedness permitted hereunder not incurred in contemplation of such Permitted Acquisition or other Investment, and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness at the time of such Permitted Acquisition, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that such prohibition was not entered into in contemplation of such Permitted Acquisition or Investment, and each such Subsidiary shall cease to be an Excluded Subsidiary under this clause (m) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (n) any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended, (o) any Subsidiary whose capital requirements are subject to regulation by a Governmental Authority in respect of which the guaranteeing by such Subsidiary of the Loan Obligations would, as reasonably determined by Parent Borrower, result in adverse regulatory consequences to Parent Borrower or such Subsidiary or impair the conduct of the business of such Subsidiary and any Subsidiary of such Subsidiary, (p) any Subsidiary organized under the laws of a jurisdiction other than a Covered Jurisdiction and (q) any other Subsidiary in circumstances where Parent Borrower and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby; provided that, notwithstanding anything to the contrary herein, in no event shall any Borrower be deemed to constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, any Lender, or any L/C Issuer (each, a “Recipient”), (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, that are Other Connection Taxes or otherwise imposed by any jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office in or maintaining an Applicable Lending Office in such jurisdiction (or any political subdivision thereof), (b) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of a Recipient pursuant to a law in effect at the time such Recipient acquires an interest in the applicable obligation of any Loan Party or becomes a party to this Agreement (other than pursuant to an assignment request by Parent Borrower under Section 3.06) or changes its Applicable Lending Office; provided that, this clause (b) shall not apply to the extent that (x) the indemnity payments or additional amounts any Recipient would be entitled to receive (without regard to this clause (b)) do not exceed the indemnity payment or additional amounts that the Recipient’s assignor (if any) was entitled to receive immediately prior to the assignment to such Recipient, or that such Recipient was entitled to receive immediately prior to its change in Applicable Lending Office, as applicable, (c) any Taxes resulting from a failure of such Recipient to comply with Section 3.01(f) or Section 3.01(g), as applicable, (d) any withholding Tax imposed pursuant to FATCA and (e) withholding Taxes payable under Part XIII of the Canadian Tax Act that are imposed on amounts payable to or for the account of a Recipient as a consequence of (i) the Recipient not dealing at arm’s length (within the meaning of the Canadian Tax Act) with a Loan Party at the time of such payment, or (ii) the Recipient being a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of a Loan Party, or not dealing at arm’s length (within the meaning of the Canadian Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of a Loan Party.

“Existing ABL Credit Agreement” has the meaning specified in the Recitals hereto.

“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i).

“Existing Notes” means, collectively, the 2024 Notes and the 2025 Notes.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a)(i).

“Extended Term Loans” has the meaning specified in Section 2.15(a)(ii).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means a Class of Term Loans or the Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning specified in Section 5.20.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants” means the covenants set forth in Section 7.08 and Section 7.09.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Lien Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit D-1, with any changes thereto implemented in accordance with the definition of “Acceptable Intercreditor Agreement”.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary of a U.S. Subsidiary whose Capital Stock is directly owned by a U.S. Subsidiary.

“Fixed Amounts” has the meaning specified in Section 1.13.

“Fixed Incremental Amount” means (a) the greater of $350,000,000 and 100% of Consolidated EBITDA for the most recent Test Period minus (b) the aggregate outstanding principal amount of all Incremental Facilities, Incremental Equivalent Debt and/or Indebtedness incurred pursuant to Section 7.03(e)(ii)(A), in each case incurred or issued in reliance on this definition.

“Foreign Loan Party” means any Loan Party that is not a U.S. Loan Party.

“Foreign Loan Party Secured Ratio Debt” has the meaning specified in Section 7.03(e). “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of Parent Borrower that is not a U.S. Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if Parent Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, Parent Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of Parent Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Parent Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) Parent Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by Parent Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Growth Amount” has the meaning specified in the definition of “Available Amount.”

“Guarantee Obligations” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (ii) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, Parent Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such

Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes and shall comply with the Collateral and Guarantee Requirement; provided that with respect to any Restricted Subsidiary that is a Foreign Subsidiary, the jurisdiction of such Restricted Subsidiary shall be reasonably satisfactory to the Administrative Agent; it being understood and agreed that any Covered Jurisdiction, and in each case any jurisdiction, state or subdivision of any Covered Jurisdiction, shall be deemed reasonably satisfactory to the Administrative Agent.

“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious characteristics, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is a Lender, Arranger or Agent or an Affiliate of the foregoing (x) at the time it enters into (including by way of novation) a Swap Contract (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing) or (y) as of the Closing Date (regardless of whether such Person subsequently ceases to be a Lender, Arranger or Agent or an Affiliate of the foregoing) and that is a party to a Swap Contract in existence on the Closing Date with Parent Borrower, a Loan Party or any Restricted Subsidiary (and, with respect to any Swap Contract with Parent Borrower, as such Swap Contract is novated to a Loan Party or any Restricted Subsidiary), in its capacity as a counterparty to such Swap Contract.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of Parent Borrower (other than a Borrower) that has been designated by Parent Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (a) for purposes of this Agreement, at the time of such designation (i) the Consolidated Total Assets of all Immaterial Subsidiaries at the last day of the most recent Test Period shall not equal or exceed 5.0% of the Consolidated Total Assets of Parent Borrower and its Restricted Subsidiaries at such date and (ii) the consolidated revenues of all Immaterial Subsidiaries at the last day of the most recent Test Period shall not equal or exceed 5.0% of the consolidated revenues of Parent Borrower and its Restricted Subsidiaries on a consolidated basis at such date, (b) Parent Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if either the Consolidated Total Assets or consolidated revenues of all Restricted Subsidiaries so designated by Parent Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until Parent Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the Consolidated Total Assets of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided further that Parent Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, step-parent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means

(a)          the Fixed Incremental Amount, plus

(b)       (i) the amount of any optional prepayment of any Term Loan in accordance with Section 2.05(a) and/or the amount of any permanent reduction of any Initial Revolving Credit Commitment and (ii) the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan resulting from any assignment of such Term Loan to (and/or purchase of such Term Loan by) Parent Borrower and/or any of its Restricted Subsidiaries, and/or application of any “yank-a-bank” provisions, so long as, in the case of any such optional prepayment, assignment and/or purchase, the relevant prepayment or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness, plus

(c)          an unlimited amount so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility,

(i)         if such Incremental Facility is secured, the Consolidated Secured Leverage Ratio does not exceed 3.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 3.50:1.00 and the Consolidated Secured Leverage Ratio at the end of the most recently ended Test Period) or (ii) if such Incremental Facility is unsecured, the Consolidated Total Leverage Ratio does not exceed 5.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.50:1.00 and the Consolidated Total Leverage Ratio at the end of the most recently ended Test Period), in each case described in this clause (c), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility on the consolidated statement of financial position of Parent Borrower and its Restricted Subsidiaries), and in the case of any Incremental Revolving Credit Commitments, assuming a full drawing of such Incremental Revolving Commitments;

provided that:

(x)         Incremental Facilities and Incremental Equivalent Debt may be incurred under one or more of clauses (a) through (c) of this definition as selected by Parent Borrower in its sole discretion,

(y)          if Incremental Facilities or Incremental Equivalent Debt are intended to be incurred under clause (c) of this definition and any other clause of this definition in a single transaction or series of related transactions, (A) incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under clause (c) of this definition shall first be calculated without giving effect to any Incremental Facilities or Incremental Equivalent Debt to be incurred under all other clauses of this definition, but giving full pro forma effect to the use of proceeds of all such Incremental Facilities or Incremental Equivalent Debt and related transactions, and (B) thereafter, incurrence of the portion of such Incremental Facilities or Incremental Equivalent Debt to be incurred under such other applicable clauses of this definition shall be calculated, and

(z)         any portion of Incremental Facilities or Incremental Equivalent Debt incurred under clauses (a) and (b) of this definition may be reclassified, as Parent Borrower elects from time to time, as incurred under clause (c) of this definition if such portion of Incremental Facilities or Incremental Equivalent Debt could at such time be incurred under clause (c) of this definition on a pro forma basis; provided, that upon delivery of any financial statements pursuant to Section 6.01 following the initial incurrence of such Incremental Facilities or Incremental Equivalent Debt under clauses (a) and (b) of this definition, if such Incremental Facilities or Incremental Equivalent Debt could, based on any such financial statements, have been incurred under clause (c) of this definition, then such Incremental Facilities or Incremental Equivalent Debt shall automatically be reclassified as incurred under the applicable provision of clause (c) above. Once such Incremental Facilities or Incremental Equivalent Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as incurred under the original basket pursuant to which such item was originally incurred.

“Incremental Equivalent Debt” means Indebtedness incurred by the Loan Parties in the form of senior secured or unsecured notes or loans or junior secured or unsecured notes or loans and/or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans under an Incremental Facility; provided, that:

(a)         the aggregate outstanding amount thereof shall not exceed the Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination),

(b)         except as otherwise agreed by the lenders or holders providing such notes or loans, no Event of Default exists immediately prior to or after giving effect to such notes or loans,

(c)         the Weighted Average Life to Maturity applicable to such notes or loans (other than Inside Maturity Loans and/or Customary Term A Loans) is no shorter than the Weighted

Average Life to Maturity of the Revolving Credit Commitments or any then outstanding Term Loans (without giving effect to any prepayments thereof),

(d)         the final maturity date with respect to such notes or loans (other than Inside Maturity Loans) is no earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, thereof,

(e)         subject to clauses (c) and (d), may otherwise have an amortization schedule as determined by Parent Borrower and the lenders providing such Incremental Equivalent Debt,

(f) [reserved],

(g)          if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an Acceptable Intercreditor Agreement,

(h)          such Indebtedness shall be in compliance with Section 2.14(b)(v) as if such Indebtedness were incurred thereunder and

(i)          no such Indebtedness may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral (provided that, in the case of any Incremental Equivalent Debt that is funded into Escrow, such Incremental Equivalent Debt may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof until such Incremental Equivalent Debt is released from Escrow)).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(e).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Increase Lender” has the meaning specified in Section 2.14(e).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Incurrence Based Amounts” has the meaning specified in Section 1.10(b).

“Indebtedness” means, with respect to any Person on any date of determination (without duplication) (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence); (iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or other obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto; (v) Capitalized Lease Obligations of such Person; (vi) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by Parent Borrower) and (b) the amount of such Indebtedness of such other Persons; (viii) Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Swap Contracts (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement), if and to the extent that any of the foregoing Indebtedness (other than clause (iii), (vii), (viii) or (ix)) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The term “Indebtedness” shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices; (ii) Cash Management Services; (iii) in connection with the purchase by Parent Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; (iv) for the avoidance of doubt, any obligations in respect of operating leases, workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes; (v) Capital Stock (other than Disqualified Stock and Preferred Stock of Restricted Subsidiaries) and (vi) amounts owed to dissenting stockholders in connection with, or as a result, of their exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential) with respect thereto (including any accrued interest) and (vii) (1) trade accounts payable in the ordinary course of business, (2) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable, (3) any other obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow and (4) liabilities associated with customer prepayments and deposits); provided that (i) in no event shall any obligations under any Swap Contracts be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement and (ii) the Indebtedness of any person shall, except for purposes of calculating the Interest Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in Escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such person.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) in the case of Parent Borrower and its Restricted Subsidiaries, exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice and (C) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Indebtedness of Parent Borrower company appearing on the balance sheet of Parent Borrower solely by reason of push down accounting under GAAP.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise included in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans and/or deemed issuances of Letters of Credit on the Closing Date.
“Inside Maturity Loans” means any customary bridge facility, so long as the long-term debt into which any customary bridge facility is to be converted satisfies any maturity and weighted average life limitations.
“Interest Coverage Ratio” means, with respect to any Person on any determination date, the ratio of (a) Consolidated EBITDA of such Person to (b) the Consolidated Cash Interest Expense of such Person for such Test Period calculated on a Pro Forma Basis.

“Interest Coverage Ratio Financial Covenant” has the meaning specified in Section 7.09. “Interest Payment Date” means, (a) as to any Alternative Currency Daily Rate Loan, (i) the date that is on the numerically corresponding day in each calendar month on a monthly basis following the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such effected month) and (ii) the applicable maturity date set forth in the Credit Agreement; (b) as to any Alternative Currency Term Rate Loan, any Eurocurrency Rate Loan or any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan, a Eurocurrency Rate Loan or a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (c) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means as to each (a) Eurocurrency Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two (except in the case of Eurocurrency Rate Loans denominated in Canadian Dollars), three or six months (except in the case of Eurocurrency Rate Loans denominated in Canadian Dollars) thereafter (in each case, subject to availability) as selected by Parent Borrower in its Committed Loan Notice, (b) Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability) as selected by Parent Borrower in its Committed Loan Notice, (c) Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Parent Borrower in its Committed Loan Notice, or (d) such other period that is twelve months, less than one month or such other period as may be requested by Parent Borrower and in each case, consented to by all the Lenders of such Eurocurrency Rate Loan, Term SOFR Loan or Alternative Currency Term Rate Loan; provided that:

(a)         any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, a Term SOFR Loan or an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)         any Interest Period pertaining to a Eurocurrency Rate Loan, a Term SOFR Loan or an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)          no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of Parent Borrower.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business or consistent with past practices, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided, however, that (a) endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practices will not be deemed to be an Investment and (b) intercompany liabilities arising from cash management, tax and accounting operations and/or intercompany loans, advances or Indebtedness having a term not exceeding 364 days (including of any roll-over or extension of terms) and made in the ordinary course of business or consistent with past practice will not be deemed to be an Investment. If Parent Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Parent Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of Investments permitted under Section 7.02, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“IP Rights” has the meaning specified in Section 5.14.
“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Judgment Currency” has the meaning specified in Section 1.08(f).
“Junior Lien Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit D-2, with any changes thereto implemented in accordance with the definition of an Acceptable Intercreditor Agreement.
“L/C Advance” means, with respect to each Revolving Credit Lender under the Revolving Credit Facility, such Lender’s funding of its participation in any relevant L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing under the Revolving Credit Facility. All L/C Borrowings shall be denominated in Dollars in the amount of the Dollar Equivalent of the applicable drawing on the date of such drawing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend or extend Letters of Credit previously issued by it, pursuant to Section 2.03, in an aggregate amount at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto as of the Closing Date, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “Letter of Credit Commitments” and (b) in the case of any Revolving Lender that becomes an L/C Issuer hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an L/C Issuer, in each case as the maximum outstanding amount of Letters of Credit to be issued by such L/C Issuer, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Lender, Parent Borrower and the Administrative Agent and, in the event such commitment is decreased, the other L/C Issuers. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.
“L/C Exposure” means, at any time, the sum of (a) the undrawn portion of the Outstanding Amount of all Letters of Credit at such time and (b) the Outstanding Amount of all L/C Borrowings in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The L/C Exposure of (i) any L/C Issuer under the Revolving Credit Facility shall be the aggregate L/C Exposure in respect of all Letters of Credit issued by that L/C Issuer (other than for purposes of determining such aggregate L/C Exposure for purposes of determining such L/C Issuer’s unused L/C Commitment, net of any participations by other Revolving Credit Lenders in such Letters of Credit) and (ii) any Revolving Credit Lender under the Revolving Credit Facility at any time shall be the aggregate amount of all participations by that Lender in the aggregate L/C Exposure at such time which shall be in an amount equal to its Applicable Percentage of the aggregate L/C Exposure at such time.
“L/C Issuer” means, initially, Bank of America and JPMorgan Chase Bank, N.A., each in its capacity as issuer of Letters of Credit hereunder and each other Revolving Credit Lender reasonably acceptable to each of the Administrative Agent and Parent Borrower that has entered into a letter of credit issuer agreement in form and substance reasonably satisfactory to the Administrative Agent and Parent Borrower, in each case, in its capacity as an issuer of Letters of Credit hereunder, together with their respective permitted successors and assigns in such capacity. Each L/C Issuer may arrange for one or more Letters of Credit to be issued by Affiliates or branches of such L/C Issuer, in which case the L/C Issuer shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.
“L/C Obligations” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings in respect thereof. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes under this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP, article 29 of the UCP, or any similar provision under the applicable Law or the express terms of the Letter of Credit, the “Outstanding Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” has the meaning specified in Section 1.10(a).
“LCT Provisions” means the provisions of Section 1.10. “LCT Test Date” has the meaning specified in Section 1.10(a).

“Lead Arranger” means Bank of America, N.A. in its capacity as Lead Arranger under this Agreement.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires (including, without limitation, for purposes of Sections 3.03 and 10.22), includes any L/C Issuer and any Swing Line Lender, and their successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).
“Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuers.
“Letter of Credit” means any letter of credit issued hereunder (including, in the case of any Existing Letter of Credit, deemed to be issued hereunder). Each Letter of Credit shall be a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Facility Expiration Date” means, for Letters of Credit under the Revolving Credit Facility, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.
“Leverage Ratio Financial Covenant” has the meaning specified in Section 7.08.
“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that, for the avoidance of doubt, in no event shall an operating lease be deemed to constitute a Lien.
“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by one or more of Parent Borrower and its Restricted Subsidiaries of any assets, business or Person, the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing.
“Limited Condition Transaction” means (i) a Limited Condition Acquisition or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental

Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment, loans made pursuant to Extended Revolving Credit Commitments).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents and (v) any Acceptable Intercreditor Agreement that is entered into, in each case as amended.
“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed or allowable in such proceeding. Without limiting the generality of the foregoing, the Loan Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Agent or Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“Loan Parties” means, collectively, Parent Borrower and each Subsidiary Guarantor.
“Local Time” means local time in New York City.

“Losses” has the meaning specified in Section 10.05.
“Management Advances” means loans or advances made in the ordinary course of business or consistent with past practices to, or Guarantees with respect to loans or advances made to, directors, officers, employees, contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of Parent Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment or moving related expenses (a) Incurred in the ordinary course of business or consistent with past practices or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of Parent Borrower or its Subsidiaries with (in the case of this sub-clause (b)) the approval of the Board of Directors of Parent Borrower; and (2) in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Acquisition” means any acquisition involving the payment of consideration (including non-cash, contingent and deferred consideration (including obligations under any purchase price adjustment but excluding earn-out or similar payments)) by Parent Borrower or any of its Subsidiaries with a fair market value in excess of $125,000,000 (as determined by Parent Borrower upon consummation thereof).
“Material Adverse Effect” means a material adverse effect on the (a) business, result of operations or financial condition of Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) rights and remedies of the Agents (acting on behalf of the Lenders) under any Loan Document.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of Parent Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a)(x) with respect to the ~~Third Amendment~~ Revolving Credit Commitments, September 30, 2026 and (y) with respect to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments or Extended Revolving Credit Commitments in accordance with the terms hereof and (b) with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Tender Condition” has the meaning specified in Section 2.17(b). “Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Tender Condition” has the meaning specified in Section 2.17(b). “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:

(a)        with respect to a Disposition or a Casualty Event, the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Disposition or Casualty Event received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording Tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or reasonably estimated to be required to be paid or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the applicable Borrower and after taking into account any otherwise available Tax credits or deductions and any Tax sharing agreements), as a consequence of such Disposition or such Casualty Event; (ii) all payments made on any Indebtedness which is secured by any assets subject to such Disposition or Casualty Event, in accordance with the terms of such Indebtedness, or which by applicable Law be repaid out of the proceeds from such Disposition;
(iii) all distributions and other payments required to be made to minority interest holders (other than Parent Borrower or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Disposition; (iv) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Disposition and retained by Parent Borrower or any Restricted Subsidiary after such Disposition; and (iv) any funded escrow established pursuant to the documents evidencing such sale or disposition to secure any indemnification obligations or adjustments to top the purchase price associated with any such sale or disposition.
(b)        with respect to the incurrence or issuance of any Indebtedness by Parent Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses incurred by Parent Borrower or such Restricted Subsidiary (or, in the case of Taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary of Parent Borrower other than any Foreign Subsidiary in a Covered Jurisdiction, deductions in respect of withholding Taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States or such Covered Jurisdiction.

(c)        with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to Parent Borrower and after taking into account any available Tax credit or deductions and any Tax sharing agreements).
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
“Non-Extending Lender” has the meaning specified in Section 3.06(d).

“Non-Loan Party” means any Restricted Subsidiary of Parent Borrower that is not a Loan Party.
“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-SOFR Successor Rate” has the meaning specified in Section 3.02(c).

“Note” means a Term Note or a Revolving Credit Note as the context may require.
“Obligations” means all (x) Loan Obligations, (y) obligations of any Loan Party or any Restricted Subsidiary arising under any Secured Hedge Agreement and (z) Cash Management Obligations; provided that the “Obligations” shall exclude any Excluded Swap Obligations.
“OFAC” has the meaning specified in Section 5.19.
“Offered Loans” has the meaning specified in Section 2.05(d)(iii).
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and(c)    with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax that is an Other Connection Tax resulting from an Assignment and Assumption or transfer or assignment (other than an assignment pursuant to a request by Parent Borrower under Section 3.06).
“Outstanding Amount” means (a) with respect to any Loan on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) occurring on such date; and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C Borrowing or L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined in good faith by the Administrative Agent, the Swing Line Lender or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and

(b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parallel Debt Obligation” has the meaning specified in Section 9.19.
“Parent Borrower” has the meaning specified in the introductory paragraph of this Agreement.
“Parent Borrower Materials” has the meaning specified in Section 6.02. “Participant” has the meaning specified in Section 10.07(e). “Participant Register” has the meaning specified in Section 10.07(e). “PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.
“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.
“Permitted Acquisition” has the meaning specified in Section 7.02(a).
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between Parent Borrower or any of its Restricted Subsidiaries and another Person.

“Permitted Debt Exchange” has the meaning specified in Section 2.17(a)

“Permitted Debt Exchange Securities” has the meaning specified in Section 2.17(a)

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Capital Stock.

“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Investments” means any Investments permitted by Section 7.02.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan of Reorganization” has the meaning specified in Section 10.07(l)(iii).
“Platform” has the meaning specified in Section 6.02.

“Pounds Sterling” means the lawful currency of the United Kingdom.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Principal Office” means, for each of the Administrative Agent and each L/C Issuer, such Person’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Person may from time to time notify in writing to Parent Borrower, the Administrative Agent and the L/C Issuers.
“Proceeding” has the meaning specified in Section 10.05.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Capital Stock in any Restricted Subsidiary of Parent Borrower or any division, product line, or facility used for operations of Parent Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by Parent Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, notwithstanding anything set forth herein to the contrary, (1) the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including cost savings, synergies and operating expense reductions) that are (as determined by Parent Borrower in good faith) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Parent Borrower and its Restricted Subsidiaries and (z) factually supportable and (2) in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test.
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means, as to Parent Borrower and its Subsidiaries, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising by virtue of the listing of Parent Borrower’s equity or issuance by Parent Borrower or its Subsidiaries of public debt securities.
“Public Lender” has the meaning specified in Section 6.02.
“Public Offer” has the meaning specified in Section 1.10(a).

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“QFC” has the meaning specified in Section 10.24(b)(iv).

“QFC Credit Support” has the meaning specified in Section 10.24.

“Qualified Capital Stock” means any Capital Stock of Parent Borrower that is not Disqualified Stock.

“Qualified Professional Asset Manager” has the meaning specified in Section 9.17(a)(iii).

“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).

“Reference Rate Replacement Date” has the meaning specified in Section 3.02(b).

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Closing Date or Incurred in compliance with this Agreement (including Indebtedness of a Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of a Borrower or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a)          (i) such Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of, in each case, the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced; and (ii) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness that is subordinate on terms that are at least as favorable to the Lenders as the Indebtedness being refinanced;

(b)          Refinancing Indebtedness shall not include:

(i)        Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of Parent Borrower that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of Parent Borrower or a Guarantor; or
(ii)      Indebtedness, Disqualified Stock or Preferred Stock of Parent Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(c)         such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including premiums, accrued and unpaid interest and defeasance costs) under the Indebtedness being Refinanced;

(d)        to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless (i) such Lien is junior to the Liens securing the Loan Obligations or (ii) such Lien is otherwise permitted hereunder to have such priority and, in the case of the foregoing clauses (i) and (ii), an Acceptable Intercreditor Agreement is entered into; and

(e)            if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(d), the terms and conditions of such Indebtedness (excluding pricing, call protection, premiums and prepayment or redemption terms or “most favored nations” provisions or covenants or other provisions applicable only to periods after the maturity date of the Loans being refinanced) shall be either, (i) taken as a whole, no more favorable to the lenders providing such Indebtedness, in their capacity as such, or (i) on market terms at the time of the establishment of such Indebtedness, in each case, as determined by Parent Borrower in good faith (except for (x) covenants or other provisions applicable only to periods after the latest maturity date of the relevant Loans being refinanced or (y) to the extent any more restrictive covenant or provision is added for the benefit of (A) with respect to any such Indebtedness incurred as term B loans, such covenant or provision is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness or (B) with respect to any revolving facility or Customary Term A Loans, such covenant or provision (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding such covenant or provision).
“Refinancing Revolving Credit Commitments” means Incremental Revolving Credit Commitments that are designated by a Responsible Officer of Parent Borrower as “Refinancing Revolving Credit Commitments” in a certificate of a Responsible Officer of Parent Borrower delivered to the Administrative Agent on or prior to the date of incurrence.
“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of Parent Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of Parent Borrower delivered to the Administrative Agent on or prior to the date of incurrence.
“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Release” means any release, spill, emission, discharge, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching of Hazardous Materials into or through the Environment or into, from or through any building, structure or facility.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Reorganization” means any reorganization of any of Parent Borrower and/or its Subsidiaries implemented in order to optimize the tax position of such entities or Parent Borrower thereof (as reasonably determined by Parent Borrower in good faith) so long as such reorganization does not materially impair any Guarantee or security interests of the Lenders and is otherwise not materially adverse to the Lenders in their capacity as such, taken as a whole, and after giving effect to such re-structuring, the Loan Parties and their Restricted Subsidiaries otherwise comply with the definition of “Collateral and Guarantee Requirement” and Section 6.10.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Debt Terms” shall mean in respect of any Indebtedness, compliance with Section 2.14(b)(v) (or incurrence on then current market terms (as reasonably determined by Parent Borrower in good faith)) and Sections 2.14(b)(iii) and (iv), in each case, as if such Indebtedness were incurred thereunder.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate Outstanding Amount of each Lender’s Revolving Credit Exposure being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of the Revolving Credit Commitments plus after the termination of the Revolving Credit Commitments under any Revolving Credit Facility, the Revolving Credit Exposure under such Revolving Credit Facility of all Lenders; provided that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for all purposes of making a determination of Required Revolving Credit Lenders.
“Rescindable Amount” means any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Group” means, collectively, Parent Borrower and its Restricted Subsidiaries.

“Restricted Payment” means (a) any dividend or any distribution on or in respect of Parent Borrower’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving Parent Borrower or any of its Restricted Subsidiaries); (b) any purchase, redemption, retirement or other acquisition for value of any Capital Stock of Parent Borrower held by Persons other than Parent Borrower or a Restricted Subsidiary or (c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement).
“Restricted Subsidiary” means any Subsidiary of Parent Borrower other than an Unrestricted Subsidiary.
“Revolver Refinancing” has the meaning specified in the Recitals hereto.
“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term SOFR Loans, Eurocurrency Rate Loans or Alternative Currency Term Rate Loans, as to which a single Interest Period is in effect.
“Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Third Amendment Extended Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) increased from time to time pursuant to Section 2.14. The initial amount of each Lender’s Revolving Credit Commitment on the Closing Date is set forth on Schedule 2.01 under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Credit Commitments on the Third Amendment Effective Date is $350,000,000.00.

“Revolving Credit Commitment Increase” has the meaning specified in 2.14(a).

“Revolving Credit Exposure” means, at any time for any Lender, the sum of (a) the Outstanding Amount of the Revolving Credit Loans of such Lender outstanding at such time, (b) the L/C Exposure of such Lender at such time and (c) the Outstanding Amount of such Lender’s participation in Swing Line Loans at such time.
“Revolving Credit Facility” means the Revolving Credit Commitments and the extension of credit made thereunder.
“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(b).
“Revolving Credit Note” means a promissory note of any Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender under the Revolving Credit Facility.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by Parent Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Parent Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions” has the meaning specified in Section 5.19.
“Scheduled Unavailability Date” has the meaning specified in Section 3.02(c).

“Screen Rate” means the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to, or in Canada exercising, any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank designated as such by Parent Borrower to the Administrative Agent.
“Secured Hedge Agreement” means any Swap Contract permitted hereunder that is entered into by and between (a) any Loan Party or any Restricted Subsidiary (or any Person that merges into or becomes a Restricted Subsidiary) designated as such by Parent Borrower to the Administrative Agent, and (b) any Hedge Bank; provided that a single notice of a specified Master Agreement shall be deemed to designate all swaps under such Master Agreement as a “Secured Hedge Agreement”.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Arranger, the Lenders, L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933.
“Security Agreements” means, collectively, the U.S. Security Agreement, the UK Security Agreement, the Canadian Pledge Agreement and the Dutch Collateral Documents.
“Similar Business” means (a) any businesses, services or activities engaged in by Parent Borrower or any of its Subsidiaries or any Associates on the Closing Date and (b) any businesses, services and activities engaged in by Parent Borrower or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing, which shall include, but not be limited to, businesses, services or activities related to beverages, food and the packing, co-packing and shipping of the foregoing or are extensions or developments of any thereof.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10%.
“SOFR Determination Date” has the meaning specified in the definition of the term “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of the term “Daily Simple SOFR”.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured, (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, and (v) as regards any such Person formed, organized or incorporated in Canada, such Person is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum. “SPC” has the meaning specified in Section 10.07(h).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Event of Default” means any Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(g).
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act (determined prior to giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties).
“Specified Transaction” means any Investment, Disposition (including any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Parent Borrower or, any asset sale of a business unit, line of business or division), incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Stated Maturity” means, with respect to any loan or security, the date specified in such loan or security as the fixed date on which the payment of principal of such loan or security is due and payable, including pursuant to any mandatory redemption provision in respect of a security, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Obligations pursuant to a written agreement.
“Subordinated Indebtedness Documents” means the agreements governing any Subordinated Indebtedness.
“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent Borrower.
“Subsidiary Borrower” has the meaning specified in the introductory paragraph of this Agreement.
“Subsidiary Borrower Notice” has the meaning specified in Section 2.18(a).
“Subsidiary Borrower Request and Assumption Agreement” has the meaning specified in Section 2.18(a).
“Subsidiary Guarantor” means, collectively, the Subsidiaries of Parent Borrower that are Guarantors.
“Successor Company” has the meaning specified in Section 7.04(d).
“Successor Rate” has the meaning specified in Section 3.02(c).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning specified in Section 10.24.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or Parent Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or Parent Borrower, if no Hedge Bank is party to such Swap Contract).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.07(d).
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit O or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Parent Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000.00 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by a Governmental Authority in the nature of a tax, including any additions to tax, penalties and interest applicable with respect thereto.
“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Commitments” means a commitment in respect of any Incremental Term Loans.

“Term CORRA Adjustment~~” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.~~” means the Term CORRA Reference Rate for a tenor equivalent to the applicable Interest Period on the day that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) plus the CORRA Adjustment; provided, further, that if Term CORRA shall ever be less than zero, then Term CORRA shall be deemed to be zero.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term CORRA Scheduled Unavailability Date” has the meaning specified in Section
3.02(d).
“Term CORRA Successor Rate” has the meaning specified in Section 3.02(d).
“Term Lenders” means the Lenders with Incremental Term Loans and the Lenders with Extended Term Loans.
“Term Loans” means the Incremental Term Loans and the Extended Term Loans.

“Term Note” means a promissory note of a Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit F-2 hereto with appropriate insertions, evidencing the aggregate Indebtedness of such Borrower to such Term Lender resulting from any Class of Term Loans made by such Term Lender.
“Term SOFR” means:

(a)          for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b)         for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, plus the SOFR Adjustment;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.02(b).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 3.02(b).
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Parent Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).
“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Parent ~~Borrwer~~Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” shall mean ~~[_]~~July 11, 2024.

“Third Amendment Extended Revolving Commitments” has the meaning provided in the Third Amendment. As of the Third Amendment Effective Date, the aggregate amount of Third Amendment Extended Revolving Commitments is $350,000,000.
“Third Amendment Extended Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to the Third Amendment Extended Revolving Commitments and in accordance with Section 2.01.
“Threshold Amount” means $50,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means, as at any date of determination, the Dollar Equivalent, as applicable, of the sum of the aggregate Outstanding Amount of Revolving Credit Loans and L/C Obligations.
“Trade Date” has the meaning specified in Section 10.07(l).
“Transaction Expenses” means any fees or expenses incurred or paid by Parent Borrower or any Restricted Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith.
“Transactions” means (a) the Revolver Refinancing, (b) the deemed issuance of Existing Letters of Credit, (c) any Credit Extension made on the Closing Date under the Revolving Credit Facility, (d) the consummation of any other transactions in connection with the foregoing and (5) the payment of Transaction Expenses in connection therewith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, a Eurocurrency Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means any Loan Party incorporated in any legal jurisdiction of the United Kingdom.
“UK Pension Schemes” means the Cott Beverages Limited Retirement & Death Benefits Scheme and the Cooke Bros (Tattenhall) Limited 1982 Retirement Benefits Scheme.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Security Agreement” means any Security Agreement governed by the laws of any legal jurisdiction of the UK.
“Unaudited Financial Statements” means unaudited interim consolidated financial statements for the fiscal quarter ending September 30, 2019.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction (including a Personal Property Security Act applicable in Canada or the Civil Code of Quebec), to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of Parent Borrower listed on Schedule 1.01C, (ii) any Subsidiary of Parent Borrower designated by Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary; provided that, notwithstanding anything to the contrary herein, in no event shall any Borrower be deemed to be an Unrestricted Subsidiary.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“U.S. Foreign Holding Company” means any U.S. Subsidiary of Parent Borrower that owns no material assets (held directly or indirectly through one or more disregarded entities) other than Capital Stock (or Capital Stock and/or debt) of one or more Foreign Subsidiaries that are CFCs and/or U.S. Foreign Holding Companies.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Loan Party” means any Loan Party that is organized under the laws of the United States, any State thereof or the District of Columbia.
“U.S. Security Agreement” means, collectively, the Security Agreement executed by Cott UK Acquisition Limited, CHI, the Subsidiary Guarantors that are U.S. Loan Parties and the Collateral Agent on the Closing Date substantially in the form of Exhibit G, as supplemented by any U.S. Security Agreement Supplement executed and delivered pursuant to Section 6.10.
“U.S. Security Agreement Supplement” has the meaning specified in the U.S. Security Agreement.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.
“U.S. Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.
“Valuation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Loan, in each case, pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) [reserved], and (v) such additional dates as the Administrative Agent or an L/C Issuer shall determine or the Required Lenders shall require.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability to a Multiemployer Plan, as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02        Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)         (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)          Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)          The term “including” is by way of example and not limitation.

(e)         The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g)         Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h)         Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(i)          In connection with any reference herein to “fair market value”, such fair market value may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of Parent Borrower setting out such fair market value as determined by such Officer or such Board of Directors in good faith.
Section 1.03         Accounting Terms.

(a)         All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)         Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transactions occur or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, the Consolidated Total Leverage Ratio, the Consolidated Secured Leverage Ratio, the Interest Coverage Ratio and Consolidated EBITDA shall be calculated with respect to such period and such Specified Transactions on a Pro Forma Basis and shall be calculated for the applicable period of measurement (which may, at Parent Borrower’s election, be the most recently ended twelve months) for which quarterly or fiscal year-end financial statements are internally available, as determined by Parent Borrower, immediately preceding the date of such event.

(c)        Where reference is made to “Parent Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Parent Borrower other than Restricted Subsidiaries.

(d)        In the event that Parent Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, Parent Borrower, the Lenders and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio and the Interest Coverage Ratio), so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating Parent Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by Parent Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of Parent Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)          All leases of any Person that are or would have been characterized as operating leases in accordance with GAAP immediately prior to December 15, 2018 (whether or not such leases were in effect on such date) shall be accounted for as operating leases (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 that would otherwise require such leases to be re-characterized as Capitalized Lease Obligations to the extent that financial reporting shall not be affected hereby; provided that any obligations relating to a lease that was accounted for by Parent Borrower and/or its Subsidiaries as an operating lease as of December 15, 2018 and any similar lease assumed or entered into after December 15, 2018 shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes thereunder; provided, further, that notwithstanding any other provision contained herein, any lease that is or would be characterized as an operating lease for purposes of GAAP prior to the issuance of FASB ASU No. 2016-02 shall continue to be accounted for as an operating lease for purposes of this Agreement (whether or not such operating lease was in effect on such date) notwithstanding the fact that such lease is required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as a Capitalized Lease Obligation in the financial statements to be delivered pursuant to Section 6.01.
Section 1.04         Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05       References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06       Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07        Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
Section 1.08         Exchange Rates; Currency Equivalents Generally; Licensing.

(a)      The Administrative Agent or each relevant L/C Issuer, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Alternative Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Alternative Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by Parent Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent (or, where applicable, each relevant L/C Issuer) at the Exchange Rate as of any Valuation Date.

(b)         Notwithstanding the foregoing, in the case of Loans and Letters of Credit denominated in an Alternative Currency, the Administrative Agent and each relevant L/C Issuer may at periodic intervals (no more frequently than monthly (for both the Administrative Agent and such relevant L/C Issuer), or more frequently during the continuance of an Event of Default) recalculate the aggregate exposure under such Loans and Letters of Credit to account for fluctuations in the Exchange Rate affecting the Alternative Currency in which any such Loans and/or Letters of Credit are denominated. If, as a result of such recalculation (i) the Total Revolving Outstandings exceed an amount equal to 103% of the Revolving Credit Commitments then in effect, the Borrowers will prepay Revolving Credit Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate the excess over the Revolving Credit Commitments then in effect or (ii) the aggregate L/C Obligations exceeds an amount equal to 103% of the Letter of Credit Sublimit, the Borrowers will repay Revolving Credit Loans and, if necessary, Cash Collateralize the outstanding amount of Letters of Credit in the amount necessary to eliminate such excess over the Letter of Credit Sublimit.
(c)         Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or any other Alternative Currency Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan, other Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or each relevant L/C issuer, as the case may be.

(d)         For the avoidance of doubt, in the case of a Loan denominated in an Alternative Currency, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Alternative Currency (without any translation into the Dollar Equivalent thereof).

(e)         If at any time on or following the Closing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then Parent Borrower, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro and (b) otherwise appropriately reflect the change in currency.

(f)        If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from such Loan Party in the Agreement Currency, such Loan Party each agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).
(g)      Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(h)        For purposes of determining compliance under the covenants herein, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in Parent Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of whether Indebtedness is permitted to be incurred hereunder (which shall be subject to clause (i) below).

(i)         For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus accrued amounts, and any costs, fees and premiums paid in connection therewith.

(j)          The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any Applicable Reference Rate or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any Applicable Reference Rate, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Applicable Reference Rate or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(k)         By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force such licenses, permits and approvals.
Section 1.09         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount available to be drawn under such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is in effect at such time.
Section 1.10         Limited Condition Transactions.

(a)        In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Secured Leverage Ratio, the

Consolidated Total Leverage Ratio, the Interest Coverage Ratio or any other financial ratio; or (ii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA, if any), in each case, at the option of Parent Borrower (Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such transaction is permitted hereunder shall be deemed to be the date (the “LCT Test Date”), (x) the definitive agreement for such Limited Condition Transaction is entered into (or, in respect of any transaction described in clause (ii) of the definition of “Limited Condition Transaction,” delivery of irrevocable notice, declaration of dividend or similar event), and not at the time of consummation of such Limited Condition Transaction or (y) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law in another jurisdiction), the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (a “Public Offer”) in respect of a target of such acquisition, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.
(b)         For the avoidance of doubt, if Parent Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated Total Assets or Consolidated EBITDA on a consolidated basis or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Parent Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires or, as applicable, the offer in respect of a Public Offer for, such acquisition is terminated) without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof; provided that Consolidated Cash Interest Expense for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by Parent Borrower in good faith).

(c)       In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of Parent Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if Parent Borrower has exercised its option under this Section 1.10, and any Default, Event of Default or Specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
Section 1.11        Leverage Ratios. Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.
Section 1.12        Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment, loans made pursuant to Extended Revolving Credit Commitments or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” (or other cashless settlement mechanism approved by the applicable Borrower, the Administrative Agent and such Lender) by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.
Section 1.13     Certain Calculations and Tests. Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with Section 7.08 or Section 7.09 hereof (but not actual compliance therewith), any Consolidated Secured Leverage Ratio test, any Consolidated Total Leverage Ratio test and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
Section 1.14         Additional Alternative Currencies.

(a)         Parent Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers.
(i)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(ii)        Any failure by a Revolving Credit Lender or L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the

Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.14, the Administrative Agent shall promptly so notify Parent Borrower.
Section 1.15        Change of Currency. Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
Section 1.16          Dutch Terms. Where it relates to a Dutch Loan Party, a reference to:

(a)         “administrator” includes a bewindvoerder;

(b)        “dissolve” includes ontbonden worden;

(c)         “liquidator” includes a vereffenaar;

(d)        “merger” includes a legal merger (juridische fusie), demerger (splitsing or afsplitsing) and any asset merger (active-passiva transactie) and “merge” includes effecting such merger;
(e)        “necessary corporate or other organizational action” includes obtaining an unconditional positive advice from any works council (ondernemingsraad) having jurisdiction in respect of such Dutch Loan Party and complying with any other requirements of the Dutch Works Councils Act (Wet op de ondernemingsraden);

(f)          “trustee” includes a curator and any other insolvency practitioner within the meaning of the EU Insolvency Regulation; and

(g)         “writ or warrant of attachment or execution” includes any beslagexploot for a conservatory attachment (conservatoir beslag) or executory attachment (executoir beslag).
Section 1.17         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person as a result of a Division, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of a Division, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its capital stock at such time.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01         The Loans. Subject to the terms and conditions set forth herein:

(a)          [Reserved].

(b)         The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) Revolving Credit Loans from time to time during the Availability Period for the Revolving Credit Facility in Dollars or in an Approved Currency in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment; provided that, after giving effect to the making of any Revolving Credit Loans, in no event shall the Total Revolving Outstandings exceed the Revolving Credit Commitments then in effect. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans, Term SOFR Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, Borrowings, Conversions and Continuations of Loans.
Section 2.02         Borrowings, Conversions and Continuation of Loans.

(a)       Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other and each continuation of Eurocurrency Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon Parent Borrower’s irrevocable notice (which notice may be telephonic if promptly followed by a written notice signed by a Responsible Officer), to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon Local Time (A) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or any conversion of Term SOFR Loans to Base Rate Loans, (B) four (4) Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Loans, (C) three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Term Rate Loans and (D) five (5) Business Days prior to the requested date of any Borrowing of Alternative Currency Daily Rate Loans; (ii) 1:00 p.m. Local Time on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Parent Borrower wishes to request Alternative Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon five (5) Business Days (or six (6)

Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of Alternative Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Term SOFR Loans, as applicable, shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Borrowing or continuation of Alternative Currency Loans, other than with respect to a Eurocurrency Rate Loans, shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) in the case of any Revolving Credit Borrowing, the Approved Currency for the requested Borrowing, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, (vii) the applicable Borrower and (viii) the account of the applicable Borrower to be credited with the proceeds of such Borrowing. If Parent Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the applicable Loans shall be made in Dollars. With respect to Loans denominated in Dollars, if Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans denominated in Dollars; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, Term SOFR Loans or Eurocurrency Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans, Term SOFR Loans or Eurocurrency Rate Loans in their original currency, as applicable, with an Interest Period of one (1) month (subject to the definition of “Interest Period”). Any such automatic conversion or continuation shall be effective as of the last day of the applicable Interest Period then in effect with respect to the Alternative Currency Term Rate Loans, Term SOFR Loans or Eurocurrency Rate Loans, in each case, as applicable. If Parent Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)        Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent by wire transfer in Same Day Funds at the Administrative Agent’s Principal Office for the applicable currency not later than 1:00 p.m. Local Time in the case of any Dollar-denominated Loan, and the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, for Eurocurrency Rate Loans or other Alternative Currency Loans and 3:00 p.m. Local Time for Base Rate Loans on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 and, in the case of a Credit Extension under the Revolving Facility after the Closing Date, Section 4.03, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided that if, on the date the Committed Loan Notice with respect to such Dollar-denominated Borrowing is given by Parent Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings and second, to the applicable Borrower as provided above.
(c)         Except as otherwise provided herein, a Term SOFR Loan, Eurocurrency Rate Loan or other Alternative Currency Loan, to the extent applicable, may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan, Eurocurrency Rate Loan or other Alternative Currency Loan, respectively, unless the applicable Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (A)(i) no Loans may be converted to or continued as Term SOFR Loans, Eurocurrency Rate Loans, Alternative Currency Term Rate Loans or Alternative Currency Daily Rate Loans, in each case, as applicable, (ii) any or all of the then outstanding Eurocurrency Rate Loans and other Alternative Currency Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto, and shall bear interest at the Base Rate, and (iii) unless repaid, each Term SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d)        The Administrative Agent shall promptly notify Parent Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency Loans upon determination of such interest rate. The determination of the Term SOFR or the Alternative Currency Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)         Anything in clauses (a) through (e) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans and Alternative

Currency Loans plus up to three (3) additional Interest Periods in respect of each Incremental Facility.

(f)         The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)         For the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.

(h)         With respect to SOFR, Term SOFR or any Alternative Currency Daily Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 2.03         Letters of Credit.

(a)          The Letter of Credit Commitments.

(i)         Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders under the Revolving Credit Facility set forth in this Section 2.03, (x) from time to time on any Business Day following the Closing Date during the Availability Period for the Revolving Credit Facility, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower (provided that any Letter of Credit may be for the account of any Subsidiary of Parent Borrower; provided, further that Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Parent Borrower, and that Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries, and Parent Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable L/C Issuer for amounts drawn on any Letter of Credit issued for the account of any Subsidiary) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders under the Revolving Credit Facility severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if immediately after giving effect to such L/C Credit Extension, (w) the Total Revolving Outstandings

would exceed the Revolving Credit Commitments then in effect, (x) the sum of the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Credit Commitment, (y) the aggregate L/C Exposure would exceed the Letter of Credit Sublimit or (z) the aggregate L/C Exposure in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment. Letters of Credit shall constitute utilization of the Revolving Credit Commitments. Notwithstanding anything herein to the contrary, from and after the Third Amendment Effective Date, JPMorgan Chase Bank, N.A., as an L/C Issuer, shall not be obligated to issue, replace, or extend the expiry date, of any Letter of Credit unless it elects do to so in its sole discretion in response to the request of Parent Borrower. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. It is hereby acknowledged and agreed that each of the letters of credit described on Schedule 2.03(a) (the “Existing Letters of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Closing Date.
(ii)         An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)        subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the relevant L/C Issuer has approved such expiry date;

(C)        the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless the relevant L/C Issuer has approved such expiry date (it being understood that the participations of the Revolving Credit Lenders under the

Revolving Credit Facility in any undrawn Letter of Credit shall in any event terminate on the Letter of Credit Facility Expiration Date);

(D)        in the case of Letters of Credit, if such Letter of Credit is to be denominated in a currency other than Dollars or an Approved Currency; or

(E)         the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or

(F)        any Revolving Lender of the applicable Class is at such time a Defaulting Lender, nor shall any L/C Issuer be under any obligation to extend or amend existing Letters of Credit, unless such L/C Issuer has entered into arrangements, including reallocation of such Lender’s Applicable Percentage of the applicable outstanding L/C Obligations pursuant to Section 2.16 or the delivery of Cash Collateral, with the applicable Borrower or such Lender to eliminate such L/C Issuer’s actual or potential L/C Exposure (after giving effect to Section 2.16) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential L/C Exposure; or
(G)       the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or one or more policies of such L/C Issuer applicable to letters of credit in general;

(H)          such Letter of Credit is not a standby letter of credit; or

(I)         such Letter of Credit is in an initial amount less than $10,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit.

(iii)       An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)        The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.

(b)         Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)       Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Parent Borrower hand delivered or facsimiled (or transmitted by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Parent Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer not later than 1:00 p.m., Local Time, at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof in Dollars and, in the case of Letters of Credit denominated in an Alternative Currency, the Approved Currency thereof; (c)    the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the applicable Borrower and (h) such other matters as the relevant L/C Issuer may reasonably request. If requested by the L/C Issuer, Parent Borrower also shall submit a letter of credit application on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)       Parent Borrower shall provide the Administrative Agent with a copy of any Letter of Credit Application. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage of the Revolving Credit Facility times the amount of such Letter of Credit.

(iii)      If Parent Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, Parent Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice on or before the day that is seven (7) Business Days before the Non-extension Notice Date from the Administrative Agent or any Revolving Credit Lender under the Revolving Credit Facility, as applicable, or Parent Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied.
(iv)        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Drawings and Reimbursements; Funding of Participations.

(i)        Upon receipt from the beneficiary of any Letter of Credit of any compliant drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify such Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. On the Business Day immediately following the Business Day on which such Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (such date of payment, an “Honor Date”), such Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (which reimbursement, in the case of a Letter of Credit denominated in an Alternative Currency, shall be in such Alternative Currency). In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by such Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, such Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If such Borrower fails to so reimburse such L/C Issuer on the Honor Date (or if any such reimbursement payment is required to be refunded to such Borrower for any reason), then the Administrative Agent shall promptly notify the applicable L/C Issuer and each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In the event that such Borrower does not reimburse the L/C Issuer on the Business Day following the date it receives notice of the Honor Date, such Borrower shall be deemed to have requested, for its own account, a Revolving Credit Borrowing of (x) Base Rate Loans (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars) or (y)(I) Alternative Currency Term Rate Loans with an Interest Period of one month, (II) Eurocurrency Rate Loans with an Interest Period of one month or (III) Alternative Currency Daily Rate Loans, in each case, as applicable (each in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in an Alternative Currency which Alternative Currency Loans shall be denominated in the same Alternative Currency in which the relevant Letter of Credit is denominated), in each case, to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or such Alternative Currency Loans, as applicable, nor the conditions set forth in Section 4.03, but subject to the amount of the unutilized portion of the relevant Revolving Credit Commitments in respect of the Revolving Credit Facility. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day as the day on which it is paid, such drawing shall, without duplication, accrue interest at the rate applicable to Base Rate Loans or such Alternative Currency Loans, as applicable, under the Revolving Credit Facility until the date of reimbursement.
(ii)        Each Revolving Credit Lender of the applicable Class (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Principal Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Dollar Equivalent of any Unreimbursed Amount in respect of a relevant Letter of Credit not later than 1:00 p.m., Local Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made (x) a Base Rate Loan (in the case of any Unreimbursed Amount in respect of a Letter of Credit denominated in Dollars) or (y)(I) an Alternative Currency Term Rate Loans with an Interest Period of one month, (II) a Eurocurrency Rate Loans with an Interest Period of one month or (III) an Alternative Currency Daily Rate Loans, in each case, as applicable (each in the case of any Unreimbursed Amount in respect of a

Letter of Credit denominated in an Alternative Currency which Alternative Currency Loans shall be denominated in the same Alternative Currency in which the relevant Letter of Credit is denominated), to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in Dollars in accordance with the instructions provided to the Administrative Agent by such L/C Issuer (which instructions may include standing payment instructions, which may be updated from time to time by such L/C Issuer, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii)       With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing for any reason, the applicable Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Loans under the Revolving Credit Facility, Eurocurrency Rate Loans with an interest period of one month under the Revolving Credit Facility, Alternative Currency Term Rate Loans with an interest period of one month under the Revolving Credit Facility or Alternative Currency Daily Rate Loans under the Revolving Credit Facility, in each case, as applicable. In such event, each Revolving Credit Lender’s payment under the Revolving Credit Facility to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)      Until each Revolving Credit Lender under the Revolving Credit Facility funds its Revolving Credit Loan under the Revolving Credit Facility or relevant L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any relevant Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v)        Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or relevant L/C Advances to reimburse an L/C Issuer for amounts drawn under relevant Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the applicable Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and shall survive the payment in full of the Obligations and the termination of this Agreement. No such making of an L/C Advance shall relieve or otherwise impair the obligation of such Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such

L/C Issuer under any relevant Letter of Credit, together with interest as provided herein.

(vi)        If any Revolving Credit Lender under the Revolving Credit Facility fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the Overnight Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender under the Revolving Credit Facility (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c) shall be conclusive absent demonstrable error.
(vii)       If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender under the Revolving Credit Facility such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender under the Revolving Credit Facility its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii)     If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender of the applicable Class shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate.

(d)         Obligations Absolute. The obligation of each Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)        any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)        the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)       any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a document that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)       any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Loan Obligations of any Loan Party in respect of such Letter of Credit;

(vi)       any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to such Borrower or any Subsidiary or in the relevant currency markets generally; or

(vii)       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to such Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are waived by such Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e)        Role of L/C Issuers. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, such Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(f)          Cash Collateral. In addition to any other provision under this Agreement requiring Cash Collateral to be provided, (i) if the relevant L/C Issuer has honored any full or partial drawing under any Letter of Credit and such drawing has resulted in an L/C Borrowing for reasons other than the failure of a Revolving Credit Lender to fulfill its obligations under clause (c)(ii) above, (ii) if, as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Revolving Credit Lenders or the Required Lenders, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount plus any accrued or unpaid fees thereon determined as of the date such Cash Collateral is provided).
Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders under the Revolving Credit Facility, a security interest in all such cash, deposit accounts, Cash Collateral Account and all balances therein and all proceeds of the foregoing that secure any of its L/C Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest or profits, if any, on such investments shall accumulate in such account for the benefit of each Borrower. Cash Collateral shall be maintained in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders under the Revolving Credit Facility and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the L/C Exposure, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts specified by the Administrative Agent, an amount equal to the excess of (a) such L/C Exposure over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the L/C Exposure plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral (including any accrued interest thereon) shall be refunded to the Borrowers.
Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07)) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(g)         Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent in Dollars for the account of each Revolving Credit Lender under the Revolving Credit Facility in accordance with its Applicable Percentage, a relevant Letter of Credit fee for each relevant Letter of Credit issued on its behalf pursuant to this Agreement equal to the product of (i) the Applicable Rate for relevant Letter of Credit fees and (ii) the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h)        Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Each Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) in Dollars with respect to each Letter of Credit issued by such L/C Issuer in an amount to be agreed between such Borrower and such L/C Issuer (but in any case, not to exceed 0.125% per annum) of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Such Fronting Fees shall be computed on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. In addition, each Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(i)          Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j)        Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) under the Revolving Credit Facility may become an additional L/C Issuer hereunder pursuant to a written agreement among Parent Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k)         Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit) the rules of the ISP shall be stated therein and apply to each Letter of Credit.

(l)         Indemnification of L/C Issuers. To the extent not indemnified by Parent Borrower or any other Loan Party pursuant to Section 10.05, the Revolving Credit Lenders hereby agree to indemnify each L/C Issuer for all Indemnified Liabilities, subject to the terms and limitations set forth in Section 10.05. Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against any Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
Section 2.04          Swing Line Loans.

(a)          The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to any Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) such Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)         Borrowing Procedures. Each Swing Line Borrowing shall be made upon Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the applicable Borrower and (iii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)          Refinancing of Swing Line Loans.

(i)        The Swing Line Lender at any time in its sole discretion may request, on behalf of Parent Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.03. The Swing Line Lender shall furnish Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)        If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)       If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)        Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)          Repayment of Participations.

(i)          At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)          Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing

Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)         Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
Section 2.05           Prepayments.

(a)           Optional Prepayments.

(i)          Any Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m., Local Time (A) three (3) Business Days prior to any date of prepayment of Term SOFR Loans, (B) four (4) Business Days (or five (5), in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans and (2) any prepayment of Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan, a Eurocurrency Rate Loan or other Alternative Currency Loan, in each case, shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied as directed by the applicable Borrower (it being understood and agreed that if such Borrower does not so direct at the time of such prepayment, such prepayment shall be applied to prepay the Term Loans on a pro rata basis across Classes and pro rata among Lenders within each Class in accordance with the respective outstanding principal amounts thereof (which prepayments shall be applied to against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity)) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.
(ii)         Notwithstanding anything to the contrary contained in this Agreement, a Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the

Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)          [Reserved].

(iv)        Any Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory Prepayments.

(i)            [Reserved].

(ii)           [Reserved].

(iii)        If Parent Borrower or any of its Restricted Subsidiaries incurs or issues any Refinancing Term Loans or Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, Parent Borrower shall cause to be prepaid an aggregate principal amount of Term Loans and Revolving Loans (together with a corresponding permanent reduction in the Revolving Credit Commitments) in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds. If Parent Borrower obtains any Refinancing Revolving Credit Commitments, Parent Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv)        Each such prepayment of any Class of Term Loans shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v)           [Reserved].

(vi)           [Reserved].

(vii)      If for any reason the aggregate Revolving Credit Exposure of all Lenders under any Revolving Credit Facility at any time exceeds the aggregate Revolving Credit Commitments under such Revolving Credit Facility then in effect, Parent Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans under such Revolving Credit Facility and/or Cash Collateralize the L/C Obligations under such Revolving Credit Facility in an aggregate amount equal to such excess; provided that Parent Borrower shall not be required to Cash Collateralize the L/C Obligations under such Revolving Credit Facility pursuant to this Section 2.05(b)(vii) unless after the prepayment in full of the Revolving Credit Loans under such Revolving Credit Facility the aggregate Revolving Credit Exposures under such Revolving Credit Facility exceed the aggregate Revolving Credit Commitments under such Revolving Credit Facility.

(c)         Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon in the currency in which such Loan is denominated, together with, in the case of any such prepayment of a Term SOFR Loan, a Eurocurrency Rate Loan or an Alternative Currency Term Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan, Eurocurrency Rate Loan or other Alternative Currency Loan, in each case, pursuant to Section 3.04.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans, Eurocurrency Rate Loans or Alternative Currency Term Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term SOFR Loan, Eurocurrency Rate Loan or Alternative Currency Term Rate Loan prior to the last day of the Interest Period therefor, any Borrower may, in its sole discretion, deposit with the Administrative Agent in the currency in which such Loan is denominated the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from such Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Term SOFR Loans, Eurocurrency Rate Loans or Alternative Currency Term Rate Loans to be so prepaid, provided that such Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d)            Discounted Voluntary Prepayments.

(i)          Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, Parent Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d); provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Term Lenders of such Class on a pro rata basis, and (C) Parent Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of Parent Borrower (1) stating that no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii)         To the extent Parent Borrower seeks to make a Discounted Voluntary Prepayment, Parent Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit H hereto (each, a “Discounted Prepayment Option Notice”) that Parent Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by Parent Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by Parent Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
(iii)        Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with Parent Borrower, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by Parent Borrower if Parent Borrower has selected a single percentage pursuant to Section 2.05(d)(ii)) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which Parent Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)       Parent Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, Parent Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, Parent Borrower shall prepay all Qualifying Loans.

(v)           Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit J hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., Local Time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term

Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi)      To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and Parent Borrower, each acting reasonably.

(vii)       Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, Parent Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by Parent Borrower after the date of such Lender Participation Notice.
(viii)      Nothing in this Section 2.05(d) shall require Parent Borrower to undertake any Discounted Voluntary Prepayment.

(ix)        Notwithstanding anything herein to the contrary, the Administrative Agent shall be under no obligation to act as manager for any Discounted Voluntary Prepayment and to the extent the Administrative Agent shall choose not to act as manager for any Discounted Voluntary Prepayment, each reference in this Section 2.05(d) to “Administrative Agent” shall be deemed to mean and be a reference to the Person that has been appointed by Parent Borrower and has agreed to act as the manager for such Discounted Voluntary Prepayment.
Section 2.06          Termination or Reduction of Commitments.

(a)         Optional. Parent Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Parent Borrower shall not terminate or reduce, (A) the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit or (C) the Swing Line Sublimit if, after giving effect thereto, the Outstanding Amount of all Swing Line Loans would exceed the Swing Line Sublimit; provided, further, that, upon any such partial reduction of the Letter of Credit Sublimit, unless Parent Borrower, the Administrative Agent and the relevant L/C Issuer otherwise agree, the commitment of each L/C Issuer to issue Letters of Credit will be reduced proportionately by the amount of such reduction. The amount of any such

Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, in which case such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, Parent Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing, which refinancing shall not be consummated or otherwise shall be delayed.

(b)        Mandatory. The Revolving Credit Commitments shall terminate on the Maturity Date therefor. The Extended Revolving Credit Commitments and any Additional Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.

(c)         Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.
Section 2.07          Repayment of Loans.

(a)           [Reserved].

(b)        Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for each Revolving Credit Facility the principal amount of each of its Revolving Credit Loans outstanding on such date under such Revolving Credit Facility.

(c)         Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrowers shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.
Section 2.08           Interest.

(a)         Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the

Base Rate plus the Applicable Rate, (v) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate and (vi) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.

(b)         The Borrowers shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(c)         Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09           Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a)         Commitment Fee. Parent Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender under the Revolving Credit Facility in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the percentage per annum set forth in the definition of “Applicable Rate” on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender under the Revolving Credit Facility exceeds the sum of (a) the Outstanding Amount of the Revolving Credit Loans of such Lender outstanding at such time and (b) the L/C Exposure of such Lender at such time. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The Commitment Fee for the Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur for the first full fiscal quarter after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b)         Other Fees. Parent Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Parent Borrower and the applicable Agent).
Section 2.10         Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the SOFR shall be made on the basis of a year of ~~three hundred sixty-five (~~365~~) days or three hundred sixty-six (~~ or 366)

days, as the case may be, and actual days elapsed. All ~~other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All~~ computations of interest for Alternative Currency Loans~~, other than Eurocurrency Rate Loans denominated in an Alternative Currency,~~ shall be made on the basis of a year ~~of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be,~~as set forth below for such Alternative Currency and actual days elapsed~~, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice~~. All other computations of fees and interest, including those with respect to Daily Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which ~~such~~the Loan is made, and shall not accrue on ~~such~~a Loan, or any portion thereof, for the day on which ~~such~~the Loan or such portion is paid;, provided that any ~~such~~ Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one ~~(1)~~ day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. ~~With respect to any Eurocurrency Rate Loan, the calculation of the applicable interest rate shall be determined in accordance with market practice.~~ For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

DAY BASIS FOR ALTERNATIVE CURRENCIES

Alternative Currency	Benchmark Rate	Day Basis
Pound Sterling (GBP)	SONIA	365
Canadian Dollar (CAD)	Term CORRA or Daily Simple CORRA	365
Euro (EUR)	EURIBOR	360
.
Section 2.11           Evidence of Indebtedness.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.

(b)         In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall be conclusive in the absence of demonstrable error.
Section 2.12          Payments Generally.

(a)        All payments by a Borrower of principal, interest, fees and other Obligations shall be made with respect to the Revolving Credit Commitments and Letters of Credit, in the applicable Approved Currency in which such Obligations are denominated, without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by a Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in Same Day Funds not later than 2:00 p.m., Local Time, on the date specified herein. Except as otherwise expressly provided herein, all payments by a Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., Local Time, in the case of payments made in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case (in the sole discretion of the Administrative Agent) be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Other than as specified herein, all payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars.

(b)         If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)         Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment on such date in accordance with Section 2.02 and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then
(i)          if such Borrower failed to make such payment, then each of the applicable Lenders severally agree to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lenders in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lenders to the date such amount is repaid to the Administrative Agent in immediately available funds at the Overnight Rate plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to generally similarly situated borrowers (but not necessarily all such borrowers) in connection with the foregoing; it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder; and

(ii)         if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing plus, to the extent reasonably requested in writing by the Administrative Agent, any administrative, processing or similar fees to the extent customarily charged by such Administrative Agent to generally similarly situated borrowers (but not necessarily all such borrowers) in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the

Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d)         If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)         The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and in Swing Line Loans and to make its payment under Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation or to make its payment under Section 9.07.

(f)          Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)        Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives insufficient funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
Section 2.13         Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or its participations in L/C Obligations or in Swing Line Loans, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub participations in the participations in L/C Obligations and in Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations and in Swing Line Loans to any assignee or participant or the application of Cash Collateral pursuant to, and in accordance with, the terms of this Agreement. The Borrowers agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Loan Obligations purchased.
Section 2.14          Incremental Credit Extensions.

(a)       At any time and from time to time, subject to the terms and conditions set forth herein, the Loan Parties may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more tranches of term loans (any such additional tranche of term loans, the “Incremental Term Loans”) and/or one or more increases in the Revolving Credit Commitments under the Revolving Credit Facility (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Credit Commitment” and, together any Revolving Credit Commitment Increases, the “Incremental Revolving Credit Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate Dollar Equivalent amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Credit Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt and Indebtedness incurred in reliance on Section 7.03(r)(ii)(A), shall not exceed the Incremental Cap. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000 in case of Incremental Term Loans or $5,000,000 in case of Incremental Revolving Credit Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall have the same guarantees as, and to the extent secured, shall be secured only by (and on an equal or junior priority basis with) the Collateral securing, all of the other Loan Obligations under this Agreement (provided that, in the case of any Incremental Facility that is funded into Escrow, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until such Incremental Facility is released from Escrow) and shall be subject to an Acceptable Intercreditor Agreement.

(b)        Any Incremental Term Loans (i) may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of any Class of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis in any mandatory prepayments of any Class of Term Loans hereunder; (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedules as determined by Parent Borrower and the lenders thereunder; (iii) any Incremental Term Loan (other than Inside Maturity Loans) shall not have a final maturity date earlier than the Revolving Maturity Date, (iv) any Incremental Term Loan (other than Inside Maturity Loans) shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the initial Revolving Borrowing) and (v) shall be, taken as a whole, no more favorable to the lenders providing such Incremental Facility, in their capacity as such (as reasonably determined by Parent Borrower) (excluding (x) pricing, fees, rate floors, original issue discounts or call protection, premiums and prepayment or redemption terms and “most favored nations” provisions and (y) (I) covenants or other provisions applicable only to periods after the latest maturity date of the applicable Facility or (II) any more restrictive covenant, to the extent that (A) if such more restrictive covenant is added for the benefit of any Incremental Facility consisting of term loans other than Customary Term A Loans, such covenant is also added for the benefit of all of the Facilities or (B) if such more restrictive covenant is added for the benefit of any Incremental Facility consisting of a revolving facility or Customary Term A Loans, such covenant (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility; it being understood and agreed that in each such case of clauses (A) and (B), no consent of any Agent and/or any Lender shall be required in connection with adding such covenant).

(c)         Any Revolving Credit Commitment Increase shall (i) have the same maturity date as the Revolving Credit Commitments under such Revolving Credit Facility that is being increased, (ii) require no scheduled amortization or mandatory commitment reduction prior to the final maturity of the Revolving Credit Commitments and (iii) be on the same terms and pursuant to the same documentation applicable to the Revolving Credit Commitments under such Revolving Credit Facility that is being increased (it being understood that, if required to consummate a Revolving Credit Commitment Increase, the pricing, interest margin, rate floors and commitment fees shall be increased so long as such increases apply to the entire Revolving Credit Facility (provided additional upfront or similar fees may be payable to the Lenders participating in the Revolving Credit Commitment Increase without any requirement to pay such amounts to Lenders holding existing Revolving Credit Commitments)). Any Additional Revolving Credit Commitments (i) shall have interest rate margins and, subject to clause (ii), have amortization schedules as determined by Parent Borrower and the lenders thereunder but shall not require scheduled amortization or mandatory commitment reductions prior to the Maturity Date of the Revolving Credit Facility, (ii) other than Inside Maturity Loans, mature no earlier than, and will require no mandatory commitment reduction prior to, the Maturity Date applicable to the Revolving Credit Commitments, (iii) which are Refinancing Revolving Credit Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments being refinanced thereby and (iv) shall have the same terms as the Revolving Credit Commitments or such terms as are reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the existing Revolving Credit Commitments to the extent that they apply to periods after the Maturity Date applicable to the Revolving Credit Commitments or are otherwise added for the benefit of the Revolving Credit Lenders hereunder (which shall not require the consent of any Revolving Credit Lender or any Agent); provided that to the extent any covenant that is more restrictive than any of the Financial Covenants is added for the benefit of any Additional Revolving Commitments, such covenant (except to the extent only applicable after the maturity date of each Revolving Credit Facility) is also added for the benefit of each Revolving Credit Facility; it being understood and agreed that in each such case, no consent of any Agent and/or any Lender shall be required in connection with adding such covenant); provided that notwithstanding anything to the contrary in this Section 2.14(c), (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Additional Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the applicable Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Revolving Credit Loans with respect to Additional Revolving Credit Commitments shall be made on a no less than pro rata basis (with respect to borrowings) and a no greater than pro rata basis (with respect to repayments) with all other Revolving Credit Commitments, (2) all Letters of Credit and Swing Line Loans may be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments, (3) the permanent repayment of commitments with respect to, and termination of, Additional Revolving Credit Commitments prior to the Maturity Date applicable to the Revolving Credit Commitments at the time of incurrence of such Additional Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any Class of Revolving Credit Commitments on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Additional Revolving Credit Commitments (and Revolving Credit Loans made thereunder) shall be governed by the same or equivalent assignment and participation provisions applicable to the Revolving Credit Commitments and Revolving Credit Loans.

(d)           [Reserved].

(e)         Each notice from the applicable Loan Party pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Credit Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Credit Commitments shall be reasonably satisfactory to Parent Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrower and such Additional Lender, and, in the case of any Incremental Revolving Credit Commitments, each L/C Issuer and Swing Line Lender. For the avoidance of doubt, no L/C Issuer or Swing Line Lender is required to act as such for any Additional Revolving Credit Commitments unless they so consent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Credit Commitments may become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.03 (it being understood that (i) all references to “the date of such Credit Extension” in Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date and (ii) if the proceeds of such Incremental Facility are to be used, in whole or in part, (x) to finance a Permitted Acquisition or other Investment, (1) such incurrence shall be subject to the LCT Provisions and (2) no Specified Event of Default shall exist on the Incremental Facility Closing Date or (y) for any other purpose, no Event of Default shall exist on the Incremental Facility Closing Date). The proceeds of any Incremental Term Loans will be used for general corporate purposes and any other use not prohibited hereunder. Upon each increase in the Revolving Credit Commitments under any Revolving Credit Facility pursuant to this Section 2.14 that is in the form of a Revolving Credit Commitment Increase, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each, an “Incremental Revolving Increase Lender”) in respect of such Revolving Credit Commitment Increase, and each such Incremental Revolving Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment after giving effect to such Revolving Credit Commitment Increase. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Revolving Credit Commitment Increase is implemented under such Revolving Credit Facility, the Revolving Credit Lenders immediately after effectiveness of such Revolving Credit Commitment Increase shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the

Administrative Agent may require such that each Revolving Credit Lender holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.14.
Section 2.15          Extensions of Term Loans and Revolving Credit Commitments.

(a)        Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Parent Borrower to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, Parent Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings), modifying the amortization schedule in respect of such Lender’s Term Loans and/or modifying any prepayment premium or call protection in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied:
(i)       except as to interest rates, fees and final maturity (which shall be determined by Parent Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments (and related outstandings); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates,

(ii)            except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by Parent Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer,

(iii)        the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, and the maturity of any Extended Term Loans shall not be shorter than the maturity of the Term Loans extended thereby,

(iv)         any Extended Term Loans may participate (x) on a pro rata basis, greater than pro rata or a less than pro rata basis in any voluntary repayments or prepayments hereunder and (y) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer,

(v)         if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments of such Class, as the case may be, offered to be extended by Parent Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Commitments of such Class, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer,

(vi)         all documentation in respect of such Extension shall be consistent with the foregoing, and

(vii)       any applicable Minimum Extension Condition shall be satisfied unless waived by Parent Borrower and no Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.

(b)          With respect to all Extensions consummated by Parent Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Parent Borrower’s sole discretion and may be waived by Parent Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this

Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c)          No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Credit Commitments, the consent of the relevant L/C Issuer (if such L/C Issuer is being requested to issue letters of credit with respect to the Class of Extended Revolving Credit Commitments). All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Loan Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with Parent Borrower as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Parent Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15 (and to the extent any such amendment is consistent with the terms of this Section 2.15 (as reasonably determined by Parent Borrower), the Administrative Agent shall be deemed to have consented to such amendment, and no such consent of the Administrative Agent shall be necessary to have such amendment become effective).

(d)         In connection with any Extension, Parent Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15; provided that, failure to give such notice shall in no way affect the effectiveness of any amendment entered into to effectuate such Extension in accordance with this Section 2.15.

Section 2.16       Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          the Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b)          the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all

Lenders, the Required Lenders or the Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification of a type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Commitments or Loan Obligations owing to such Defaulting Lender shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Commitments or Loan Obligations owing to such Defaulting Lender;

(c)          if any L/C Exposure or outstanding Swing Line Loan exists at the time a Lender under the Revolving Credit Facility becomes a Defaulting Lender then:

(i)         all or any part of the L/C Exposure or participation in Swing Line Loans of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ relevant Commitments;

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize for the benefit of the L/C Issuer only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Exposure and (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Exposure is outstanding and;

(iii)      if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized;

(iv)       if the L/C Exposures of the non-Defaulting Lenders are increased pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v)         if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such portion of such Defaulting Lender’s L/C Exposure shall be payable to the L/C Issuer until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized; and

(vi)       subject to Section 10.23, no reallocation pursuant to this Section 2.16 shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)         so long as such Lender is a Defaulting Lender under the Revolving Credit Facility, (i) the relevant L/C Issuer shall not be required to issue, amend or increase any Letter of Credit and (ii) the Swing Line Lender shall not be required to fund any Swing Line Loans unless the relevant L/C Issuer and the Swing Line Lender have received assurances satisfactory to them that non-Defaulting Lenders will cover the related exposure and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit or any newly funded Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

(e)         In the event that the Administrative Agent, Parent Borrower, the Swing Line Lender and the relevant L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the relevant L/C Exposures and Swing Line Loans shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage.

Section 2.17         Permitted Debt Exchanges.

(a)          Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by Parent Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by Parent Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, Parent Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or term loans) or Qualified Capital Stock (such Indebtedness or Qualified Capital Stock, “Permitted Debt Exchange Securities” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i)         each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, (x) with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by Parent Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act) or (y) any Lender that, if requested by Parent Borrower, is unable to certify that it can receive the type of Permitted Debt Exchange Securities being offered in connection with such Permitted Debt Exchange) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii)          the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Securities shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii)        the stated final maturity of such Permitted Debt Exchange Securities is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Securities upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv)        such Permitted Debt Exchange Securities are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Securities shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v)       no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;

(vi)        if such Permitted Debt Exchange Securities are secured, such Permitted Debt Exchange Securities are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Securities are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to an Acceptable Intercreditor Agreement with the Collateral Agent;

(vii)       the terms and conditions of such Permitted Debt Exchange Securities (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by Parent Borrower in good faith); provided that if such Permitted Debt Exchange Securities contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, which amendment to add such covenants to this Agreement shall not require the consent of any Lender or Agent hereunder);

(viii)     all Term Loans exchanged under each applicable Class by Parent Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by Parent Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to Parent Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by Parent Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix)       if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by Parent Borrower pursuant to such Permitted Debt Exchange Offer, then Parent Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by Parent Borrower pursuant to such Permitted Debt Exchange Offer, then Parent Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x)         all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with Parent Borrower and the Administrative Agent; and

(xi)        any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by Parent Borrower.

Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b)         With respect to all Permitted Debt Exchanges effected by Parent Borrower pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing Parent Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in Parent Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in Parent Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.

(c)          In connection with each Permitted Debt Exchange, (i) Parent Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof; provided that, failure to give such notice shall in no way affect the effectiveness of any Permitted Debt Exchange consummated in accordance with this Section 2.17 and (ii) Parent Borrower, in consultation with the Administrative Agent, acting reasonably, shall establish such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. Parent Borrower shall provide the final results of such Permitted Debt Exchange to the

Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d)        Parent Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with Parent Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Section 2.18          Subsidiary Borrowers.

(a)         Parent Borrower may at any time, upon not less than 15 Business Days’ notice from Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of Parent Borrower (an “Applicant Borrower”) as a Subsidiary Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit M (a “Subsidiary Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Applicant Borrower to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit N (a “Subsidiary Borrower Notice”) to Parent Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Subsidiary Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Subsidiary Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Subsidiary Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Subsidiary Borrower until the date five Business Days after such effective date.

(b)          The Obligations of Parent Borrower and each Subsidiary Borrower shall be joint and several in nature.

(c)          Each Subsidiary Borrower hereby irrevocably appoints Parent Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any Subsidiary Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Parent Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Parent Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Subsidiary Borrower.

(d)       Parent Borrower may from time to time, upon not less than 10 Business Days’ notice from Parent Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Subsidiary Borrower’s status as such, provided that there are no outstanding Loans payable by such Subsidiary Borrower, or other amounts payable by such Subsidiary Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Subsidiary Borrower’s status.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)          Except as provided in this Section 3.01, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Laws (as determined in the good faith discretion of the applicable withholding agent). If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), the applicable Lender or Agent (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) as soon as practicable after the date of any such payment by any Loan Party, such Loan Party (or applicable Borrower) shall furnish to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)          In addition, and without duplication of any obligation set forth in Section 3.01(a), the applicable Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent reimburse it for the payment of, any Other Taxes.

(c)         Without duplication of any amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the applicable Borrowers shall jointly and severally indemnify each Agent and each Lender within 10 days of receipt of a written demand thereof for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable or paid by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(d)        If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund) to the applicable Borrower, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the applicable Borrower, upon the request of the Lender or Agent, as the case may be, shall promptly return an amount equal to such refund (plus any applicable interest, additions to Tax or penalties) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Such Lender or Agent, as the case may be, shall, at the applicable Borrower’s request, provide the applicable Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(d), in no event will any Lender or Agent be required to pay any amount to any Loan Party pursuant to this Section 3.01(d) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification or additional amounts and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing herein contained shall oblige any Lender or Agent to make available its Tax returns or disclose any information relating to its Tax affairs (or any other information that it deems confidential).

(e)         Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by Parent Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at Parent Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event if doing so would reduce or eliminate amounts payable under Section 3.01(a) or (c); provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section

3.01(e) shall affect or postpone any of the Obligations of Parent Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f)          Each Lender shall, at such times as are reasonably requested by Parent Borrower or the Administrative Agent, provide Parent Borrower and the Administrative Agent with any documentation prescribed by applicable Laws, or reasonably requested by Parent Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document and any documentation necessary to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i)          Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii)         Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by applicable Laws or upon the reasonable request of Parent Borrower or the Administrative Agent), two properly completed and duly signed original copies of whichever of the following is applicable:

(A)        Internal Revenue Service Forms W-8BEN or Form W-8BEN-E, as applicable (or any successor forms), claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)        Internal Revenue Service Forms W-8ECI (or any successor forms),

(C)      in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit K (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of CHI (or any other Subsidiary Borrower that is a “United States person” (as defined in Section 7701(a)(30) of the Code) within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) Internal Revenue Service Forms W-8BEN or Forms W-8BEN-E, as applicable (or any successor forms),

(D)       to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by an Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, a United States Tax Compliance Certificate, Internal Revenue Service Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)       any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplemental documentation as may be prescribed by applicable Laws to permit any Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)       If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent Borrower and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by Parent Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent Borrower or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).

(g)          The Administrative Agent (or any successor thereto) shall provide Parent Borrower with, (i) if it is a United States person (as defined in Section 7701(a)(30) of the Code), a duly completed Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding (along with any other tax forms reasonably requested by Parent Borrower), or (ii) if it is not a United States person, (1) with respect to amounts payable to the Administrative Agent for its own account, a duly completed Internal Revenue Service Form W-8ECI or Form W- 8BEN-E, as applicable (along with any other tax forms reasonably requested by Parent Borrower), and (2) with respect to amounts payable to the Administrative Agent on behalf of a Lender, a duly completed Internal Revenue Service Form W-8IMY (together with any required accompanying documentation), and shall update such forms periodically upon the reasonable request of Parent Borrower. Notwithstanding any other provision of this clause (g), the Administrative Agent shall not be required to deliver any form that such Administrative Agent is not legally eligible to deliver.

(h)          For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.

Section 3.02         Inability to Determine Rates.

(a)         If prior to the first day of any Interest Period (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank eurodollar market for such currency for the applicable amount and Interest Period or applicable tenor of such Applicable Reference Rate, (B) (x) adequate and reasonable means do not exist for determining such Applicable Reference Rate for any requested Interest Period or applicable tenor with respect to a proposed Loan bearing such Applicable Reference Rate (whether in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.02(b) or (c) below do not apply or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent shall have received notice from the Required Lenders in respect of the relevant Facility that the Applicable Reference Rate determined or to be determined for such Interest Period or applicable tenor will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period or applicable tenor, then the Administrative Agent shall give telecopy or telephonic notice thereof to Parent Borrower and the relevant Lenders as soon as practicable thereafter. Thereafter, (x) the obligation of the Lenders to make or maintain Loans bearing the Applicable Reference Rate in the affected Applicable

Currency or Applicable Currencies shall be suspended (to the extent of the affected Applicable Reference Rate or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders in respect of the relevant Facility) revokes such notice. Upon receipt of such notice, (I) the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans bearing the Applicable Reference Rate in the affected Applicable Currency or Applicable Currencies (to the extent of the affected Applicable Reference Rate or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (II) (A) any outstanding affected Term SOFR Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding affected Alternative Currency Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Company within three days after receipt of such notice, the Company shall be deemed to have elected clause (1) above.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with Parent Borrower and the Required Lenders in respect of the relevant Facility, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans in accordance with clause (a)(i) of the preceding paragraph, (2) the Administrative Agent or the Required Lenders in respect of the relevant Facility notify the Administrative Agent and Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and Parent Borrower written notice thereof.

(b)          Replacement of Term SOFR or Term SOFR Successor Rate. Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 3.02(a) or (c), in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Parent Borrower or the Required Lenders in respect of the relevant Facility notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Parent Borrower) that Parent Borrower or Required Lenders (as applicable) have determined, that:

(i)          adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because, the

Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii)         CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Reference Rate Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”).

If the Term SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 3.02 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)         Replacement of Applicable Reference Rate or Applicable Successor Rate. Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 3.02(a) or (b), in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Parent Borrower or the Required Lenders in respect of the relevant Facility notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Parent Borrower) that Parent Borrower or Required Lenders (as applicable) have determined, that:

(i)         adequate and reasonable means do not exist for ascertaining (a) with regard to Eurocurrency Rate Loans (other than Term CORRA Loans) or Alternative Currency Term Rate Loans, the Applicable Reference Rate for an Applicable Currency for any requested Interest Period or (b) with regard to Alternative Currency Daily Rate, the Applicable Reference Rate for such Applicable Currency, including, in each case, without limitation, because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         the administrator of the Screen Rate for an Applicable Currency (other than Dollars or Canadian Dollars) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which all tenors for an Applicable Reference Rate (other than Term SOFR or Term CORRA) for an Applicable Currency (other than Dollars or Canadian Dollars) or the Screen Rate for an Applicable Currency (other than Dollars) shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency (other than Dollars); provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Applicable Reference Rate (other than Term SOFR or Term CORRA) for such Applicable Currency (other than Dollars or Canadian Dollars) after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)      syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to the Applicable Reference Rate for an Applicable Currency (other than Dollars), or if the events or circumstances of the type described in Section 3.02(c)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and Parent Borrower may amend this Agreement to replace the Applicable Reference Rate for the Applicable Currency or any then current Successor Rate for an Applicable Currency, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated in the U.S. and denominated in such Applicable Currency for such alternative benchmarks, and, in each case, including mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated in the U.S. and denominated in such Applicable Currency for such benchmarks (and any such proposed rate, a “Non-SOFR Successor Rate” and, together with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders in respect of the relevant Facility have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

If no Non-SOFR Successor Rate has been determined for the Applicable Currency and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify Parent Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Loans in such affected Applicable Reference Rate (other than Term SOFR) in each such Applicable Currency (other than Dollars) shall be suspended (to the extent of the affected Applicable Reference Rate or Interest Periods). Upon receipt of such notice, (i) Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans bearing such affected Applicable Reference Rate in each such affected Applicable Currency (other than Dollars) (to the extent of the affected Applicable Reference Rate or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and any outstanding affected Loans bearing such affected Applicable Reference Rate denominated in an Alternative Currency, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan at the end of the applicable Interest Period or applicable tenor or (2) be prepaid at the end of the applicable Interest Period or applicable tenor in full; provided that if no election is made by the Parent Borrower within five Business Days after receipt of such notice, Parent Borrower shall be deemed to have elected clause (i) above.

(d)       Replacement of Term CORRA or Term CORRA Successor Rate. Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 3.02(a), (b) or (c), in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or Parent Borrower or the Required Lenders in respect of the relevant Facility notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Parent Borrower) that Parent Borrower or Required Lenders (as applicable) have determined, that:

(i)         adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term CORRA, including, without limitation, because the Screen Rate for Term CORRA is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii)          the administrator of Term CORRA or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which all tenors for Term CORRA or the Screen Rate for Term CORRA shall no longer be made available, or used for determining the interest rate of loans denominated in Canadian Dollars; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Term CORRA after such specific date (such specific date, the “Term CORRA Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent, which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term CORRA Scheduled Unavailability Date, Term CORRA will be replaced hereunder and under any Loan Document with Daily Simple CORRA for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term CORRA Successor Rate”).

If the Term CORRA Successor Rate is Daily Simple CORRA, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple CORRA is not available on or prior to the Term CORRA Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(d)(i) or (ii) have occurred with respect to the Term CORRA Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term CORRA or any then current Term CORRA Successor Rate in accordance with this Section 3.02 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for existing convention for similar credit facilities syndicated in the U.S. and denominated in Canadian Dollars for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated in the U.S. and denominated in Canadian Dollars for such benchmarks.For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term CORRA Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)         Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Parent Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate for an Applicable Currency shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such Applicable Currency shall be applied in a manner as otherwise determined by the Administrative Agent in consultation with Parent Borrower.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.02, those Lenders that do not have an obligation under this Agreement to make, the relevant Loans in Dollars or the relevant Alternative Currency shall be excluded from any determination of Required Lenders for such Loans.

~~Section 3.03 Increased~~Increased. Cost and Reduced Return; Capital Adequacy.If any Lender determines that as a result of any Change in Law (including with respect to Taxes), or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes,” (iii) Excluded Taxes described in clause (a) of the definition of “Excluded Taxes” to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (or are franchise Taxes imposed in lieu thereof or branch profits Taxes) or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender is imposing such charges on other generally similarly situated borrowers (but not necessarily all such borrowers) under comparable syndicated credit facilities.

(b)         If any Lender determines that as a result of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity requirements, and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), Parent Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)        Parent Borrower shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided Parent Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d)         Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)          If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by Parent Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of Parent Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).

Section 3.04        Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Parent Borrower shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Term SOFR Loan, Eurocurrency Rate Loan or other Alternative Currency Loan, in each case, on a day other than the last day of the Interest Period or any applicable tenor for such Loan;

(b)          any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by Parent Borrower or other applicable Borrower; or

(c)         any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurocurrency Rate Loan or Alternative Currency Term Rate Loan made by it at the Eurocurrency Rate or Alternative Currency Term Rate, as applicable, for such Loan by a matching deposit or other borrowing in such offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or Alternative Currency Term Rate Loan was in fact so funded. Notwithstanding the foregoing, in connection with any Incremental Term Loans, parties thereto shall endeavor to adjust Interest Periods thereon to minimize amounts payable under this Section with respect thereto.

Section 3.05         Matters Applicable to All Requests for Compensation.

(a)         Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, Parent Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies Parent Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by Parent Borrower under Section 3.03, Parent Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans or Alternative Currency Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)         If the obligation of any Lender to make or continue any Term SOFR Loan or Alternative Currency Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03 hereof that gave rise to such conversion no longer exist:

(i)         to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)        all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.

(d)         If any Lender gives notice to Parent Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 hereof that gave rise to the conversion of such Lender’s Term SOFR Loans pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.06         Replacement of Lenders under Certain Circumstances.

(a)         If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections or any Lender ceases to make Term SOFR Loans or any Alternative Currency Loans, as applicable, as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender, (iv) any Lender becomes a Non-Extending Lender and/or, (v) any suspension or cancellation of any obligation of any Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing pursuant to Section 3.07, then Parent Borrower may, at its election and its sole expense and effort, on prior written notice to the Administrative Agent and such Lender, to the extent not in conflict with applicable Laws in any material respect, either (x) replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by Parent Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to Parent Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents or (y) repay the Loans and terminate the Commitments held by any such Lender notwithstanding anything to the contrary herein (including, without limitation Section 2.05, Section 2.06, Section 2.07 or Section 2.13), on a non pro rata basis so long as any accrued and unpaid interest and required fees are paid any such Non-Consenting Lender or Non-Extending Lender.

(b)        Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and in Swing Line Loans (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to Parent Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations and in Swing Line Loans, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Repricing Event, the premium, if any, that would have been payable by Parent Borrower on such date pursuant to Section 2.05(a)(iii) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by Parent Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the applicable Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)         Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)          In the event that (i) Parent Borrower or the Administrative Agent have requested that the Lenders (A) consent to a departure or waiver of any provisions of the Loan Documents or (B) agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) solely with respect to clauses (i) and (ii) above, the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.” In the event that Parent Borrower or the Administrative Agent has requested that the Lenders consent to an extension of the Maturity Date of any Class of Loans as permitted by Section 2.15, then any Lender who does not agree to such extension shall be deemed a “Non-Extending Lender.”

Section 3.07       Illegality. If (a) in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, such L/C Issuer or such Lender, as applicable, to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Borrowing to any Loan Party who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia (including, as a result of any illegality due to any economic or financial sanctions administered or enforced by any sanctions authority) or (b) any Lender is advised in writing by a sanctions authority that penalties will be imposed by a sanctions authority as a result of such Lender’s participation in the Agreement or any other business or financial relationship with Parent Borrower, in each case of clauses (a) and (b), such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying Parent Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Borrowing shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified Parent Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.Survival. All of the Borrowers’ respective obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Loan Obligations hereunder and any assignment of rights by or replacement of a Lender or L/C Issuer.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01         Conditions to Revolving Credit Facility. The obligation of each Revolving Credit Lender to make its Revolving Credit Commitment available and any initial Credit Extension hereunder under the Revolving Credit Facility is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or other electronic copies (in each case, followed promptly by originals if requested) unless otherwise specified, each executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and each of the Revolving Credit Lenders:

(i)       executed counterparts of this Agreement, the Guaranty, the U.S. Security Agreement (and intellectual property security agreements required thereunder), the Canadian Pledge Agreement, the UK Security Agreement and each of the other Loan Documents to be entered into on the Closing Date and prior to the initial Credit Extension, in any case, subject to the provisions of this Section 4.01 and together with (except as provided in the Collateral Documents and/or the provisions of this Section 4.01):

(A)       certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers or stock transfer forms executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank, and

(B)       evidence that all other actions, recordings and filings (UCC financing statements, PPSA filings and intellectual property security agreements) that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for;

(ii)        a Note executed by the applicable Borrower in favor of each Revolving Credit Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii)        such certificates (including a certificate substantially in the form of Exhibit L), copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates of Responsible Officers of each Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(iv)        an opinion from Kirkland & Ellis LLP, New York counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender;

(v)        an opinion from (A) Goodmans LLP, Canadian local counsel to the Loan Parties, (B) Norton Rose Fulbright LLP, English local counsel to the Administrative Agent, (C) Van Doorne N.V., Dutch local counsel to the Loan Parties, (D) Norton Rose Fulbright LLP, Dutch local counsel to the Administrative Agent and (E) Kilpatrick Townsend & Stockton LLP, North

Carolina local counsel to the Loan Parties, each addressed to the Administrative Agent, the Collateral Agent and each Lender;

(vi)        a certificate attesting to the Solvency of Parent Borrower and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions, from Parent Borrower’s chief financial officer or other officer with equivalent duties;

(vii)       a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension and an associated letter of direction;

(viii)      copies of recent customary UCC lien, tax and judgment searches prior to the Closing Date with respect to the Loan Parties;

(ix)        if available in the relevant jurisdiction, good standing certificates or certificates of status, as applicable and bring down telegrams or facsimiles, for each Loan Party; and

(x)          in respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent (a "Charged Company"), either: (A) a certificate of an authorized signatory of a Loan Party certifying that: (1) each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (2) no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which is certified by an authorized signatory of a Loan Party to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (B) a certificate of an authorized signatory of a Loan Party certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

(b)         All fees and expenses required to be paid on the Closing Date hereunder or pursuant to any agreement in writing entered into by any Borrower to the extent, with respect to expenses, invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid in full in cash or, if applicable, will be paid on the Closing Date out of the initial Credit Extension under the Revolving Credit Facility.

(c)        The Administrative Agent and the Revolving Credit Lenders shall have received at least three (3) Business Days prior to the Closing Date (i) all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Revolving Credit Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Canadian AML Legislation, and (ii) a

Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

(d)         Since December 28, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect

(e)          Each of the conditions set forth in Section 4.03 are satisfied.

(f)          The Administrative Agent shall have received a certificate, dated as of the Closing Date, of a Responsible Officer of Parent Borrower, confirming compliance with the condition precedent set forth in Section 4.01(e).

(g)          The Revolver Refinancing shall have occurred.

The making of the initial Credit Extensions by the Revolving Credit Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Revolving Credit Lender that each of the conditions precedent set forth in this Section 4.01 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Section 4.02         [Reserved].

Section 4.03        Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension under the Revolving Credit Facility after the Closing Date and any requests for Incremental Revolving Credit Commitments which are established, but not drawn on the date of the effectiveness of such facility (other than (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Loans or (y) a Credit Extension under any Incremental Facility in connection with a Permitted Acquisition or other Investment, which are subject to the LCT Provisions) is subject to the following conditions precedent:

(a)         The representations and warranties of Parent Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)          No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)          The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Loans or (ii) a Credit Extension of Incremental Term Loans in connection with a Permitted Acquisition or other Investment which are subject to the LCT Provisions) submitted by Parent Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Parent Borrower represents and warrants to the Agents and the Lenders that:

Section 5.01        Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers, (b) (i), (c), (d) or (e), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02        Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03      Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to Section 2.03(f) of this Agreement or the Collateral Documents, (c) the perfection or maintenance of the Liens created under this Agreement or the

Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04       Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05         Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of Parent Borrower and its Restricted Subsidiaries as of the dates thereof, and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date.

(b)          Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that Parent Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default under the Loan Documents.

Section 5.06        Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Parent Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against Parent Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07         Ownership of Property; Liens.

(a)          Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          [reserved].

(c)          Except as would not have a Material Adverse Effect, all management agreements and franchise agreements to which any Loan Party is a party relating to real property are in full force and effect and no consent is required in connection with any such agreements for the consummation of the Transactions, except as shall have been obtained prior to the Closing Date occurring on or prior to such day.

Section  5.08        Environmental Compliance. Except as set forth on Schedule 5.08 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)          there are no pending or, to the knowledge of Parent Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility or proceedings by or against any Loan Party or any of their respective Restricted Subsidiaries alleging potential liability under, or responsibility for violation of, any Environmental Law.

(b)          there has been no Release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party or their respective Restricted Subsidiaries which would reasonably be expected to give rise to liability under Environmental Laws;

(c)          no Loan Party nor any of their respective Restricted Subsidiaries is currently undertaking, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d)        all Hazardous Materials transported by or on behalf of any Loan Party or any of their respective Restricted Subsidiaries from any property currently or formerly owned, leased or operated by any Loan Party or any of their respective Restricted Subsidiaries for off-site disposal have been disposed of in compliance with any Environmental Laws; and

(e)          the Loan Parties and their respective Restricted Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses or approvals required under Environmental Laws for their operations.

Section 5.09       Taxes. Parent Borrower and each of its Restricted Subsidiaries has timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or IFRS, as applicable, or (b) failures to file or pay as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to Parent Borrower or any of its Restricted Subsidiaries that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10         Compliance with ERISA.

(a)         Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and other federal, provincial or state Laws and applicable foreign laws, respectively.

(b)         (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)         Each Loan Party represents and warrants as of the Closing Date that it does not and will not hold “plan assets” for purposes of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(d)          Except for the UK Pension Schemes, no Loan Party or any of its Subsidiaries is or has at any time been: (a) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or (b)”connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004) of such an employer.

Section 5.11      Subsidiaries; Capital Stock. As of the Closing Date, neither Parent Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Capital Stock in Parent Borrower and its Subsidiaries have been validly issued, are fully paid and, in the case of Capital Stock representing corporate interests, nonassessable and, on the Closing Date, all Capital Stock owned directly or indirectly by Parent Borrower or any other Loan Party are owned free and clear of all Liens except for Permitted Liens. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary of a Loan Party, (b) sets forth the ownership interest of Parent Borrower and any of the Loan Parties in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Capital Stock of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12         Margin Regulations; Investment Company Act.

(a)         No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings and no Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)          None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13       Disclosure. On the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14      Intellectual Property; Licenses, Etc.. Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, industrial designs, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of Parent Borrower, without violation of the rights of any Person, except to the extent such failures to own, license or possess or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights is pending or, to the knowledge of Parent Borrower, threatened against any Loan Party or its Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.15        Solvency. After giving effect to the Transactions occurring on the Closing Date, Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.16        Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.

Section 5.17      Use of Proceeds. The proceeds of the Revolving Credit Loans and Letters of Credit shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 5.18         Patriot Act, etc.. (i) Neither Parent Borrower nor any other Loan Party is in material violation of any material laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, the USA PATRIOT Act and the Canadian AML Legislation. (ii) The use of proceeds of the Loans and Letters of Credit will not violate in any material respect the Trading with the Enemy Act, as amended or any of the foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V) or the Canadian AML Legislation.

Section 5.19         Sanctioned Persons. None of Parent Borrower, its Restricted Subsidiaries, or, any director, officer, or employee, or, to the knowledge of Parent Borrower, any agent or affiliate of Parent Borrower or any of its Restricted Subsidiaries is a person that is, or is 50% or more owned by one or more persons that are, (i) currently the target of any economic sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department or the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury, the government of Canada or any other applicable sanctions authority (collectively, “Sanctions”) or (ii) located, organized, or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, or the Crimea region of Ukraine). Parent Borrower will not, directly or, to the knowledge of Parent Borrower, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person that is the subject of Sanctions or in any country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions, except to the extent permitted for a Person required to comply with Sanctions or (ii) in any other manner that would result in a violation of Sanctions by the Loan Parties, the Administrative Agent or the Lenders.

Section 5.20         FCPA. No part of the proceeds of the Loans or Letters of Credit will be used, directly or, to the knowledge of Parent Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) or any other similar applicable anti-corruption law (collectively, the “Anti-Corruption Laws”).

Section 5.21         [Reserved].

Section 5.22          No EEA Financial Institution. No Loan Party is an EEA Financial Institution.

Section 5.23       Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 5.24      Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Loan Party that is incorporated in a jurisdiction to which the Regulation applies, is situated in its jurisdiction of incorporation and none of them have an "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made), Parent Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:

Section 6.01         Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)          as soon as available, but in any event within ninety (90) days after the end of the fiscal year ending on or about December 31, 2019 and each fiscal year of Parent Borrower ending after the Closing Date, an audited consolidated balance sheet of Parent Borrower as at the end of such fiscal year, and the related statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and including a customary management summary of operating results, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (other than an emphasis of matter paragraph) (other than (x) with respect to, or resulting from, a current debt maturity and/or (y) any potential default or event of default of any financial covenant under this Agreement and/or any other Indebtedness; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;

(b)        as soon as available, but in any event, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent Borrower beginning with the first fiscal quarter ending after the Closing Date, a consolidated balance sheet of Parent Borrower as at the end of such fiscal quarter, and the related statements of operations, stockholders’ equity and cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent Borrower as fairly presenting in all material respects the financial condition, results of income, equity and cash flows of Parent Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes; and

(c)        simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries (if any) from such consolidated financial statements or, in lieu thereof, such other summary statements or information acceptable to the Administrative Agent (in its sole discretion) in respect of any Unrestricted Subsidiaries.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent Borrower by furnishing Parent Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which statements, report and opinion may be subject to the same exceptions and qualifications as contemplated in Section 6.01(a) (including the proviso thereto).

Section 6.02         Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)          no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent Borrower;

(b)         promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Parent Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)        together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (ii) such other information required by the Compliance Certificate; and

(d)          promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; provided that, notwithstanding anything to the contrary in this Section 6.02(d), none of Parent Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (z) that is subject to attorney client or similar privilege or constitutes attorney work product; provided further that, in the event that Parent Borrower does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

Documents required to be delivered pursuant to Section 6.01(a) and (b) or Section 6.02(a) may be delivered (1) electronically or (2) to the extent that such are publicly available via EDGAR or another publicly available reporting system, by Parent Borrower advising the Administrative Agent of the filing thereof, and if so delivered pursuant to clause (1), shall be deemed to have been delivered on the date (i) on which Parent Borrower posts such documents, or provides a link thereto on Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or pursuant to clause (2), shall be deemed to have been delivered on the date Parent Borrower advises the Administrative Agent of the filing thereof; provided that with respect to clause (1): (i) upon written request by the Administrative Agent, Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Parent Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Parent Borrower Materials”) by posting Parent Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (“Public Lenders”) may be “Public-Side” Lenders (i.e., Lenders that (or have personnel that) do not wish to receive material non-public information with respect to Parent Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Parent Borrower hereby agrees that (w) all Parent Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Parent Borrower Materials “PUBLIC,” Parent Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Parent Borrower Materials as not containing any material non-public information with respect to Parent Borrower or its securities for purposes of United States federal and state securities laws; (y) all Parent Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Parent Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Parent Borrower shall be under no obligation to mark any Parent Borrower Materials “PUBLIC”.

Section 6.03          Notices.

(a)          Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(i)          of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action Parent Borrower propose to take with respect thereto;

(ii)          of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against Parent Borrower or any of the Subsidiaries that would result in a Material Adverse Effect;

(iii)        of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that would result in a Material Adverse Effect; and
(iv) of any other event that would have a Material Adverse Effect.

(b)          [Reserved].

Section 6.04        Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) in the case of clause (other than with respect to the Borrowers) (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) in each case, pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05       Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06         Maintenance of Insurance.

(a)        Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b)       With respect to U.S. Loan Parties, (i) such Loan Parties shall use commercially reasonable efforts to procure that such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (Parent Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) such insurance shall name the Collateral Agent as lender loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable.

Section 6.07        Compliance with Laws. (i) Comply in all material respects with the requirements of the Anti-Corruption Laws and Sanctions and (ii) comply in all respects with all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation, Environmental Laws, ERISA and Laws governing Foreign Plans), except if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08         Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Parent Borrower or such Subsidiary, as the case may be; it being agreed that Parent Borrower and its Restricted Subsidiaries shall only be required to provide such books of record and account in accordance with and to the extent required by the standards set forth in Section 6.09.

Section 6.09         Inspection Rights. With respect to any Loan Party, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Parent Borrower; provided that, excluding any such visits and inspections as contemplated by the next proviso, the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such inspection shall be at Parent Borrower’s sole expense; provided, further, that (x) to the extent there exists any Event of Default, the Administrative Agent, on behalf of the Lenders (or any of its representatives or independent contractors), may have one (1) additional right to exercise the ability to visit, inspect and/or discuss in accordance with the foregoing during such calendar year at the expense of Parent Borrower at any time during normal business hours and upon reasonable advance notice and (y) to the extent (A) any Specified Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may, and (B) to the extent any Event of Default under Section 8.01(b) (solely with respect to any Financial Covenant) exists, the Administrative Agent or any Revolving Credit Lender (or any of their respective representatives or independent contractors) may, in each case of clauses (A) and (B), do any of the foregoing at the expense of Parent Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give Parent Borrower the opportunity to participate in any discussions with Parent Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or Law or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that Parent Borrower does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

Section 6.10        Covenant to Guarantee Obligations and Give Security. At Parent Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)          upon the formation or acquisition of any new direct or indirect Wholly-Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly-Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or any Restricted Subsidiary that is not a Loan Party merging or amalgamating with a Loan Party in accordance with the proviso in Section 7.04(a):

(i)          within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A)        [reserved];

(B)      cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) pledges, guarantees, assignments, U.S. Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreements and other Collateral Documents in effect on the Closing Date or required, as of the Closing Date to be delivered in accordance with Section 6.12), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C)      cause each such Restricted Subsidiary to deliver any and all certificates representing Capital Stock (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers, stock transfer forms or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and

(D)      take and cause such Restricted Subsidiary and each direct or indirect Parent Borrower of such Restricted Subsidiary to take whatever action (including the filing of financing statements and intellectual property security agreements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected first priority Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(E)       to the extent reasonably requested by the Administrative Agent, cause each such Restricted Subsidiary to deliver customary board resolutions and officers certificates; and

(ii)         [reserved]; and

(b)          [reserved].

Section 6.11        Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 6.12         Further Assurances and Post-Closing Covenants.

(a)          Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents.

(b)       Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.

(c)          [reserved].

Section 6.13         Designation of Subsidiaries.

(a)        Subject to Section 6.13(b) below, Parent Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that at no time may any Subsidiary be an Unrestricted Subsidiary hereunder if it is a “restricted Subsidiary” (or term of similar import) for the purpose of any Subordinated Indebtedness. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Parent Borrower therein at the date of designation in an amount equal to the fair market value of Parent Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)        Parent Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless no Event of Default exists or would result therefrom.

Notwithstanding the foregoing or anything to the contrary in this Agreement, neither the Parent Borrower nor any Restricted Subsidiary shall sell, contribute, exclusively license or transfer (whether in the form of an Investment, Disposition or otherwise) to any Unrestricted Subsidiary, and no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it holds (including any ownership or exclusive license thereof), any intellectual property that is material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole (as determined by the Parent Borrower in good faith).

Section 6.14       Payment of Taxes. Parent Borrower will pay and discharge promptly, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of Parent Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither Parent Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or IFRS, as applicable, or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

Section 6.15         [Reserved].

Section 6.16       Nature of Business. Parent Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by Parent Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, incidental or ancillary thereto; provided that, for the avoidance of doubt, any franchising activities shall be considered substantially similar to the lines of business conducted by Parent Borrower.

Section 6.17        Fiscal Year. Parent Borrower shall not, nor shall it permit any of its Restricted Subsidiaries (other than any Restricted Subsidiary acquired after the Closing Date, and in such case only to the extent necessary to conform to the fiscal year of Parent Borrower or a Restricted Subsidiary) to, change its methodology of determining its fiscal year end from such methodology in effect on the Closing Date; provided that, Parent Borrower may, with the consent of the Administrative Agent, change its fiscal year-end to another date reasonably acceptable to the Administrative Agent, in which case Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting, which adjustments shall become effective when the Administrative Agent posts the amendment reflecting such changes to the Platform, and the Required Lenders have not objected to such amendment within seven (7) Business Days.

Section 6.18       UK Pensions. Each UK Loan Party shall (a) ensure that all pension schemes operated by or maintained for its or its Subsidiaries benefit and/or any of its employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any UK Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or a UK Loan Party ceasing to employ any member of such a pension scheme); (b) except for the UK Pension Schemes, ensure that it is not or has not been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 199) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004) such an employer; (c) deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Loan Parties); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to all pension schemes mentioned in (a) above; (d) promptly notify the Administrative Agent of any material change in the rate of contributions to any pension scheme mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise); (e) immediately notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any of its Subsidiaries; and (f) immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

Section 6.19         [Reserved].

Section 6.20       People with Significant Control Regime. Each Loan Party and its Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent, and (b) promptly provide the Administrative Agent with a copy of that notice.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made) Parent Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, directly or indirectly:

Section 7.01         Liens. Incur any Lien upon any of its property or assets, whether owned on the Closing Date or acquired after that date, other than the following:

(a)          Liens on assets of Parent Borrower or any of its Restricted Subsidiaries securing the Obligations;

(b)         pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested Taxes or import or custom duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business or consistent with past practices;

(c)       Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s, construction contractors’ or other like Liens;

(d)         Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(e)          encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of Parent Borrower and its Restricted Subsidiaries or to the ownership of their properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent Borrower and its Restricted Subsidiaries;

(f)          Liens (i) on assets or property of Parent Borrower or any Restricted Subsidiary securing Swap Contracts or Cash Management Services not prohibited by this Agreement; (ii) that are contractual rights of set-off or, in the case of clause (A) or (B) below, other bankers’ Liens (A) relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practices and not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with past practices of Parent Borrower or any Subsidiary or (C) relating to purchase orders and other agreements entered into with customers of Parent Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practices; (iii) on cash accounts securing Indebtedness and other Obligations permitted to be Incurred under Section 7.03(h)(iii) with financial institutions; (iv) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practices and not for speculative purposes; and/or (v)(A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business or consistent with past practices in connection with the maintenance of such accounts and (C) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(g)       leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or consistent with past practices;

(h)         Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(i)         Liens arising from Uniform Commercial Code financing statement filings, including precautionary UCC financing statements, (or similar filings in other applicable jurisdictions) regarding operating leases entered into by Parent Borrower and its Restricted Subsidiaries in the ordinary course of business or consistent with past practices;

(j)           Liens existing on the Closing Date, which, to the extent in excess of $7,500,000, are set forth on Schedule 7.01;

(k)         Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time Parent Borrower or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, winding-up into, consolidation or other business combination transaction with or into Parent Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(l)           Liens on assets or property of Parent Borrower or any Restricted Subsidiary securing Indebtedness or other obligations of Parent Borrower or such Restricted Subsidiary owing to Parent Borrower or another Restricted Subsidiary;

(m)          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations Incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness or other Obligations being refinanced;

(n)        (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which Parent Borrower or any Restricted Subsidiary of Parent Borrower has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(o)          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(p)         Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(q)        Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or consistent with past practices;

(r)          Liens Incurred to secure any Indebtedness permitted by Section 7.03(g); provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capitalized Lease Obligations or Purchase Money Obligations (plus improvements, accession, proceeds or dividends to or distributions in connection with the original assets);

(s)          Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(t)          any security granted over the marketable securities portfolio described in clause (i) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(u)          Liens on assets or property of Restricted Subsidiaries that are Non-Loan Parties securing Indebtedness of such Restricted Subsidiaries;

(v)        Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of Parent Borrower or any Restricted Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(w)         Liens on equipment of Parent Borrower or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business or consistent with past practices;

(x)          Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Agreement;

(y)          Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business or consistent with past practices securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(z)          Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under Section 7.05 in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(bb)        Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed $270,000,000;

(cc)         Liens securing industrial revenue bonds, pollution control bonds or similar types of tax-exempt bonds;

(dd)       Liens Incurred to secure any Indebtedness or other obligations permitted to be Incurred pursuant to Section 7.03; provided, that at the time of Incurrence of the Indebtedness or other obligations secured thereby and after giving Pro Forma Effect thereto, the Consolidated Secured Leverage Ratio does not exceed 3.50:1.00 calculated on a Pro Forma Basis, including the application of the proceeds thereof, as of the last day of the most recently ended Test Period; provided, that, to the extent such Lien is on the Collateral, the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(ee)        Liens securing Indebtedness permitted under Section 7.03(e), Section 7.03(p) and Section 7.03(q); provided, that, to the extent such Lien is on the Collateral, the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(ff)        Liens on proceeds of Indebtedness held in Escrow for so long as the proceeds thereof are and continue to be held in Escrow and are not otherwise made available to Parent Borrower or a Restricted Subsidiary;

(gg)        [reserved]; and

(hh)       Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs.

For purposes of determining compliance with this Section 7.01, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, Parent Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 7.02         Investments. Make any Investments, except:

(a)          Investments in (i) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or Parent Borrower or (ii) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary (a “Permitted Acquisition”); provided that (i) after giving effect to any such purchase or other acquisition, (A) subject to the LCT Provisions, no Specified Event of Default shall have occurred and be continuing and (B) Parent Borrower or Restricted Subsidiary is in compliance with Section 6.16 and (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case in accordance with Section 6.10;

(b)        Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, amalgamated, consolidated or otherwise combined or wound-up with or into, or transfers or conveys all or substantially all its assets to, Parent Borrower or a Restricted Subsidiary;

(c)          Investments in cash or Cash Equivalents;

(d)         Investments in receivables owing to Parent Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practices;

(e)         Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practices;

(f)           Management Advances not to exceed $12,500,000 in amount outstanding at any time;

(g)         Investments received in settlement of debts created in the ordinary course of business or consistent with past practices and owing to Parent Borrower or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by Parent Borrower or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)          Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including a Disposition;

(i)          Investments existing or pursuant to agreements or arrangements in effect on the Closing Date, which, to the extent in excess of $7,500,000, are set forth on Schedule 7.02; and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Agreement;

(j)           Swap Contracts, which transactions or obligations are Incurred in compliance with Section 7.03;

(k)         pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practices or Liens otherwise permitted under Section 7.01 or made in connection with Liens permitted under Section 7.01;

(l)           any Investment to the extent made using Capital Stock of Parent Borrower (other than Disqualified Stock) as consideration;

(m)        any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 7.07 (except clauses (a), (c), (f), (g), (h) and (j) thereof), and Investments consisting of fundamental changes, Dispositions and Restricted Payments permitted (other than, in each case, by reference to this Section 7.02) under Section 7.04, Section 7.05 and Section 7.06;

(n)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business or consistent with past practices and in accordance with this Agreement;

(o)          (i) Guarantees of Indebtedness not prohibited by Section 7.03 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in respect of other obligations in the ordinary course of business or consistent with past practices, and (ii) performance guarantees with respect to obligations incurred by Parent Borrower or any of its Restricted Subsidiaries that are permitted by this Agreement;

(p)          Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(q)        Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged or wound-up into or amalgamated with Parent Borrower or merged or wound-up into or consolidated or amalgamated with a Restricted Subsidiary after the Closing Date, in each case to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation, winding-up or consolidation and were in existence on the date of such acquisition, merger, amalgamation, winding-up or consolidation;

(r)          Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(s)         contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of Parent Borrower;

(t)         Investments in joint ventures and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed $65,000,000 (in each case, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication of any amounts applied pursuant to the Available Amount);

(u)         (i) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (u) that are at that time outstanding, not to exceed the greater of (i) $270,000,000 and (ii) 6.75% of the Consolidated Total Assets of Parent Borrower calculated on a Pro Forma Basis (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to any unused amounts reallocated from Section 7.06(l), plus (ii) the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication of any amounts applied pursuant to the Available Amount); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) of this Section 7.02 to the extent permitted thereunder and shall not be included as having been made pursuant to this clause (u);

(v)        loans, advances and guarantees to or in favor of co-packers and other suppliers to assist them, by making plant improvements or purchasing materials or equipment or otherwise, in meeting production requirements of Parent Borrower or any of its Subsidiaries in an amount not to exceed $40,000,000 outstanding at any one time;

(w)        Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary to the extent that such Investments were not made in contemplation of or in connection with such redesignation; provided that an Investment made more than six months prior to the date of redesignation shall be deemed not made in contemplation of or in connection with such redesignation;

(x)          guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(y)         Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice or made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(z)         Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(aa)       Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the applicable clause under this Section 7.02 pursuant to which the Investment would have been permitted;

(bb)      Investments valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount;

(cc)      other Investments; provided that at the time of making any such Investment, (i) no Specified Event of Default shall have occurred and be continuing and (ii) the Consolidated Total Leverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.00:1.00;

(dd)       Investments that are made with Excluded Contributions; (ee)  [reserved];

(ff)         so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as an Investment;

(gg)       the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided that the assets of such Restricted Subsidiary immediately prior to such designation consists only of operations in the United Kingdom, (x) the total assets of such Restricted Subsidiary less all liabilities of such Restricted Subsidiary (other than liabilities for which Parent Borrower or any Restricted Subsidiary will be liable immediately after such designation) is less than 15.0% of Parent Borrower’s total consolidated assets less total consolidated liabilities (on the most recently available quarterly or annual consolidated balance sheet of Parent Borrower prepared in conformity with GAAP), provided further, that the net assets of such Restricted Subsidiary may exceed 15.0% of Parent Borrower’s net assets to the extent that Parent Borrower would be permitted to make an Investment pursuant to another clause of this Section 7.02 in an amount equal to such excess and (y) immediately prior to and after giving effect to such designation, the Interest Coverage Ratio is not less than 3.00 to 1.00 on a Pro Forma Basis;

(hh)        [reserved];

(ii)          [reserved];

(jj)       Investments in connection with tax planning and reorganization activities; provided that, after giving effect to any such activities, the value of the guarantees in favor of the Lenders and the security interests of the Lenders in the Collateral, taken as a whole, would not (and will not) be materially impaired; and

(kk)       the forgiveness or conversion to equity of any intercompany Indebtedness owed to Parent Borrower or any of its Restricted Subsidiaries or the cancellation or forgiveness of any Indebtedness owed to Parent Borrower or a Restricted Subsidiary from any members of management of Parent Borrower or any Restricted Subsidiary, in each case permitted by Section 7.03.

For purposes of determining compliance with this Section 7.02, if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, Parent Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 7.03         Indebtedness. Incur any Indebtedness, except:

(a)          Indebtedness under the Loan Documents (including, without limitation, pursuant to Section 2.14 or Section 2.15);

(b)         Guarantees by Parent Borrower or any Restricted Subsidiary of Indebtedness so long as the Incurrence of such Indebtedness is permitted under the terms of this Agreement to be Incurred by such Person;

(c)        Indebtedness, Preferred Stock or Disqualified Stock held by Parent Borrower or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness, Preferred Stock or Disqualified Stock being beneficially held by a Person other than Parent Borrower or a Restricted Subsidiary of Parent Borrower; and (ii) any sale or other transfer of any such Indebtedness, Preferred Stock or Disqualified Stock to a Person other than Parent Borrower or a Restricted Subsidiary of Parent Borrower, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Parent Borrower or such Restricted Subsidiary, as the case may be;

(d)         Indebtedness represented by (i) the Existing Notes, including any Guarantee thereof, (ii) any other Indebtedness outstanding on the Closing Date, which, to the extent in excess of $7,500,000, is set forth on Schedule 7.03 and (iii) Refinancing Indebtedness (including with respect to the Existing Notes and any Guarantee thereof) Incurred in respect of any Indebtedness described in this clause (d) or clauses (e), (g), (m) or (q) of this Section 7.03;

(e)          Indebtedness (i) in an unlimited amount, of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary) after the date hereof and/or any other Indebtedness otherwise assumed in connection with an acquisition or any other Investment not prohibited hereunder, to the extent in the case of this clause (i), such Indebtedness was not incurred in contemplation of such acquisition or other Investment and such Indebtedness constitutes the obligations of only such newly acquired Restricted Subsidiary, (ii) incurred in connection with a Permitted Acquisition or other Investment not prohibited hereunder, in an aggregate principal amount for this clause (ii), not to exceed, at the time of the incurrence thereof, (A) the Fixed Incremental Amount (taking into account any amounts already incurred in reliance thereon) plus (B) an additional unlimited amount so long as after giving Pro Forma Effect thereto, (x) in the case of Indebtedness that is secured, the Consolidated Secured Leverage Ratio does not exceed 3.50:1.00 (or, to the extent incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 3.50:1.00 and the Consolidated Secured Leverage Ratio at the end of the most recently ended Test Period) and (y) in the case of Indebtedness that is unsecured , the Consolidated Total Leverage Ratio does not exceed 5.50:1.00 (or, to the extent incurred in connection with any acquisition or similar investment not prohibited by this Agreement, the greater of 5.50:1.00 and the Consolidated Total Leverage Ratio at the end of the most recently ended Test Period) and (iii) incurred for any other purpose not prohibited by this Agreement, in an aggregate principal amount for clause (iii), not to exceed an unlimited amount so long as after giving Pro Forma Effect thereto, (x) in the case of Indebtedness that is secured, the Consolidated Secured Leverage Ratio does not exceed 3.50:1.00 and (y) in the case of Indebtedness that is unsecured, the Consolidated Total Leverage Ratio does not exceed 5.50:1.00; provided that Indebtedness incurred under clauses (ii) and (iii) of this clause (e) (I) shall be subject to the applicable Required Debt Terms and (II) that is Incurred by (X) any Non-Loan Party or (Y) any Foreign Loan Party, solely with respect to Indebtedness that is secured by a Lien on assets or property (“Foreign Loan Party Secured Ratio Debt”), shall not exceed, at the time of the incurrence thereof, $250,000,000; provided further that, if a Foreign Loan Party grants a Lien on any such assets or property to secure the Obligations, then such Foreign Loan Party Secured Ratio Debt shall not be subject to the cap set forth in clause (II) above;

(f)           Swap Contracts (excluding Swap Contracts entered into for speculative purposes);

(g)         Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, including Refinancing Indebtedness in respect thereof, does not exceed $165,000,000;

(h)         Indebtedness  in  respect  of (i) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment (including progress premiums), customs, value added or other Tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by Parent Borrower or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practices (other than Guarantees for borrowed money), (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practices; provided, however, that such Indebtedness is extinguished within five (5) Business Days of Incurrence; (iii) customer deposits and advance payments (including progress premiums) received in the ordinary course of business or consistent with past practices from customers for goods or services purchased in the ordinary course of business or consistent with past practices; (iv) letters of credit, bankers’ acceptances, warehouse receipts, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practices, and (v) any customary cash management, credit or debit card, purchase card, electronic funds transfer, cash pooling or netting or setting off arrangements in the ordinary course of business or consistent with past practices;

(i)          Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition); provided that the maximum liability of Parent Borrower and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by Parent Borrower and its Restricted Subsidiaries in connection with such disposition;

(j)         Indebtedness of Parent Borrower or any Restricted Subsidiary that is not a U.S. Loan Party in an aggregate amount not to exceed the greater of (i) $60,000,000 and (ii) 1.5% of the Consolidated Total Assets at the time of Incurrence and calculated on a Pro Forma Basis at any time outstanding and any Refinancing Indebtedness in respect thereof;

(k)        Indebtedness consisting of promissory notes issued by Parent Borrower or any of its Subsidiaries to any future, present or former employee, director, contractor or consultant of Parent Borrower or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director, contractor or consultant), to finance the purchase or redemption of Capital Stock of Parent Borrower that is not prohibited by Section 7.06;

(l)          Indebtedness of Parent Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums Incurred in the ordinary course of business or (ii) take-or-pay obligations contained in supply arrangements, in each case;

(m)        Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed the greater of (i) $270,000,000 and (ii) 6.75% of the Consolidated Total Assets at the time of Incurrence and calculated on a Pro Forma Basis;

(n)        any obligation, or guaranty of any obligation, of Parent Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of Parent Borrower or a Restricted Subsidiary in an aggregate amount not to exceed $10,000,000 at any one time outstanding incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit;

(o)        Indebtedness to a customer in an aggregate amount not to exceed $10,000,000 at any one time outstanding to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Closing Date, including that (i) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (ii) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(p)        Indebtedness in respect of Permitted Debt Exchange Securities incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Refinancing Indebtedness in respect thereof;

(q)          Incremental Equivalent Debt;

(r)           [reserved]; and

(s)        all premiums (if any), interest (including post-petition interest, capitalized interest or interest otherwise payable in kind), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section 7.03.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, Parent Borrower may classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (x) all Indebtedness outstanding under the Loan Documents will be deemed to have been Incurred in reliance only on the exception in clause (a) of this Section 7.03 and (y) all Indebtedness outstanding under the Existing Notes will be deemed to have been Incurred in reliance only on the exception in clause (d)(a) of this Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04         Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate, wind-up with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)         any Restricted Subsidiary other than Parent Borrower may merge or amalgamate with or wind-up into any one or more other Restricted Subsidiaries; provided that, when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with or winding-up into another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party;

(b)         (i) any Restricted Subsidiary that is a Non-Loan Party may merge, amalgamate, consolidate or wind-up with or into any other Restricted Subsidiary that is a Non-Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, and (B) any Restricted Subsidiary may change its legal form, in each case, if (x) Parent Borrower determines in good faith that such action is in the best interests of Parent Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (y) in the case of any Loan

Party, the Collateral Agent’s continuing security interest in such Loan Party’s property or assets is not adversely affected and (iii) Parent Borrower may change its legal form if it determines in good faith that such action is in the best interests of Parent Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c)          any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (x) the transferee must be a Loan Party or (y) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is a Non-Loan Party in accordance with Section 7.02 (other than clause (m) thereof) and Section 7.03, respectively;

(d)          so long as no Event of Default exists or would result therefrom, Parent Borrower may merge or amalgamate with or wind-up into any other Person; provided that (i) Parent Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by, surviving or continuing following any such merger, amalgamation, consolidation or winding-up is not Parent Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of any Covered Jurisdiction or the Netherlands, (B) the Successor Company shall expressly assume all the obligations of Parent Borrower under this Agreement and the other Loan Documents to which Parent Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) the Successor Company shall cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded (and deliver a copy of same to the Administrative Agent and Collateral Agent) in such jurisdictions as may be required by applicable Law to preserve and protect the Lien of the Collateral Agent on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant jurisdictions, (D) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation or winding-up, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (E) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation or winding-up, shall have by a supplement to the U.S. Security Agreement, if applicable, and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (F) the Administrative Agent shall have received all documentation and other information about the Successor Company that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Canadian AML Legislation and (G) at the time of such merger, amalgamation, consolidation or winding-up, shall be in pro forma compliance with the Financial Covenants; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, Parent Borrower under this Agreement;

(e)          so long as no Event of Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with or wind-up into any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than clause (m) thereof); provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;

(f)           [reserved];

(g)          so long as no Event of Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected (other than pursuant to Section 7.05(e) and other than a Disposition of all or substantially all of the assets of Parent Borrower and its Restricted Subsidiaries); and
(h)          so long as no Event of Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation or consolidation, in each case, by and among Parent Borrower and/or its Restricted Subsidiaries, the purpose of which is to effect a Reorganization.

Section 7.05          Dispositions. Make any Disposition, except:

(a)          a Disposition by a Restricted Subsidiary to Parent Borrower or by Parent Borrower or a Restricted Subsidiary to a Restricted Subsidiary;

(b)          a Disposition of cash or Cash Equivalents;

(c)          a Disposition of inventory or other assets in the ordinary course of business or consistent with past practice or held for sale;

(d)       a Disposition of obsolete, worn out, uneconomic, damaged or surplus property, equipment or other assets or property or equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of Parent Borrower and its Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of Parent Borrower and its Restricted Subsidiaries (including by ceasing to enforce, cancelling, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of Parent Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which Parent Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such action or inaction is desirable);

(e)           transactions permitted under Section 7.04;

(f)          an issuance of Capital Stock by a Restricted Subsidiary to Parent Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(g)          any Dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by Parent Borrower) of less than the greater of (a) $40,000,000 and (b) 12.0% of Consolidated EBITDA as of the most recent Test Period and calculated on a Pro Forma Basis;

(h)         any Investment or Restricted Payment that is permitted to be made, and is made, under Section 7.02 (other than clause (m) thereof) or Section 7.06, as applicable;

(i) Dispositions constituting Permitted Liens and granting of Permitted Liens;

(j)        Dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practices or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(k)        conveyances, sales, transfers, assignments, licenses or sub-licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice;

(l)          the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business;

(m)         foreclosure, condemnation, expropriation or any similar action with respect to any property or other assets;

(n)       the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practices, or the conversion or exchange of accounts receivable for notes receivable;

(o)         any Disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary (other than any Unrestricted Subsidiary substantially all of the assets of which are cash or Cash Equivalents);

(p)         any Disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)          to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(r)       any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by Parent Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Leaseback Transactions and asset securitizations, permitted by this Agreement;

(s)          any surrender, amendment or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(t)        Dispositions of assets (including Equity Interests) acquired in connection with Permitted Acquisitions or other Investments permitted hereunder, which Dispositions are made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(u)          [reserved]; and

(v)         Dispositions not otherwise permitted pursuant to this Section 7.05, so long as (i) Parent Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Disposition), as determined in good faith by Parent Borrower, of the shares and assets subject to such Disposition (including, for the avoidance of doubt, if such Disposition is a Permitted Asset Swap) and (ii) in any such Disposition, or series of related Dispositions (except to the extent the Disposition is a Permitted Asset Swap) with a purchase price in excess of $60,000,000, at least 75.0% of the consideration from such Disposition, together with all other Dispositions since the Closing Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by Parent Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash: (i) the assumption by the transferee of Indebtedness or other liabilities of Parent Borrower or a Restricted Subsidiary (other than Subordinated Indebtedness) and the release of Parent Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Disposition; (ii) securities, notes or other obligations received by Parent Borrower or any Restricted Subsidiary of Parent Borrower from the transferee that are converted by Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Disposition; (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that Parent Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition; (iv) consideration consisting of Indebtedness of Parent Borrower (other than Subordinated Indebtedness) received after the Closing Date from Persons who are not Parent Borrower or any Restricted Subsidiary; and (v) any Designated Non-Cash Consideration received by Parent Borrower or any Restricted Subsidiary in such Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of (i) $120,000,000 and (ii) 3.0% of the Consolidated Total Assets of Parent Borrower and calculated on a Pro Forma Basis (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than any Borrower or Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the

Administrative Agent, upon the certification by Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06         Restricted Payments. Directly or indirectly, to make any Restricted Payment, except:

(a)         the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof if at the date of declaration such payment would have complied with the provisions of this Agreement, or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(b)       any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Parent Borrower (other than Disqualified Stock) “Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of Parent Borrower; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from the Available Amount;

(c)        any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness that is permitted to be Incurred pursuant to Section 7.03;

(d)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of Parent Borrower or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of Parent Borrower or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of Parent Borrower) of Parent Borrower or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 7.03;

(e)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary (A) from Net Cash Proceeds of the type set forth in clause (a) of the definition thereof to the extent not prohibited by any other Indebtedness of Parent Borrower or any Restricted Subsidiary or (B) to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”);

(f)         a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of Parent Borrower held by any future, present or former employee, director or consultant of Parent Borrower or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director, contractor or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director, contractor or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause (f) shall not exceed $10,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $20,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed: (1) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of Parent Borrower to members of management, directors or consultants of Parent Borrower or any of its Subsidiaries that occurred after the Closing Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the Available Amount; plus (2) the cash proceeds of key man life insurance policies received by Parent Borrower and its Restricted Subsidiaries after the Closing Date; less (3) the amount of any Restricted Payments made in previous calendar years pursuant to clauses (A) and (B) of this Section 7.03(f); and provided further that cancellation of Indebtedness owing to Parent Borrower or any Restricted Subsidiary from members of management, directors, employees or consultants of Parent Borrower or Restricted Subsidiaries in connection with a repurchase of Capital Stock of Parent Borrower will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g)          the payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 7.03;

(h)         purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof and payments in respect of withholding or similar Taxes payable upon exercise or vesting thereof;

(i)          dividends or other distributions by Parent Borrower in an amount to be paid per fiscal quarter not to exceed (i) prior to the Third Amendment Effective Date, $0.06 per share of Parent Borrower’s common stock and (ii) on or after the Third Amendment Effective Date, $0.15 per share of the Parent Borrower’s common stock with such per share amount ~~to be increased~~increasing by 5.00% ~~per annum (~~at the end of each full fiscal year following the Third Amendment Effective Date (in each case, as such amount shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations or other similar transactions);

(j)          payments by Parent Borrower to holders of capital stock of Parent Borrower in lieu of the issuance of fractional shares of such capital stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such capital stock (as determined in good faith by Parent Borrower);

(k)          Restricted Payments that are made with Excluded Contributions;

(l)         so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $110,000,000;

(m)         so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), mandatory redemptions of Disqualified Stock issued as a Restricted Payment;

(n)       Restricted Payments made by Parent Borrower or any Restricted Subsidiary; provided that, immediately after giving Pro Forma Effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 2.75 to 1.00; provided that at the time of any such Restricted Payment, no Specified Event of Default shall have occurred and be continuing;

(o)        additional Restricted Payments in an amount not to exceed the Available Amount; provided that at the time of any such Restricted Payment, (i) no Specified Event of Default shall have occurred and be continuing and (ii) with respect to Restricted Payments made pursuant to the Growth Amount, the Interest Coverage Ratio as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be not less than 3.00:1.00;

(p)         the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary or Indebtedness owed to Parent Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary, provided that in each case the principal assets of such Unrestricted Subsidiary are not cash and Cash Equivalents received as Investments from Parent Borrower or any of the Restricted Subsidiaries;

(q)          Public Company Costs;

(r)          distributions or payments by dividend or otherwise in connection with a Reorganization;
(s)        ~~[reserved]~~a special dividend in an amount not to exceed $133,000,000 in the aggregate;

(t)           [reserved]; and

(u)        any dividend or distribution payable to Parent Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis measured by value).

For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, Parent Borrower shall, in its sole discretion, classify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this covenant.

Section 7.07       Transactions with Affiliates. Directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease, license or exchange of any property or the rendering of any service) with any Affiliate of Parent Borrower (an “Affiliate Transaction”) involving aggregate value in excess of $12,500,000, unless (i) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to Parent Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and (ii) in the event such Affiliate Transaction involves an aggregate value in excess of $50,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Parent Borrower. Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in the immediately preceding sentence if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any, except that the following transactions shall not in any case be subject to the requirements set forth in the immediately preceding sentence:

(a)         any Restricted Payment permitted to be made pursuant to Section 7.06 or any Investment permitted to be made pursuant to Section 7.02;

(b)        any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of Parent Borrower or any Restricted Subsidiary, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by Parent Borrower, in each case in the ordinary course of business or consistent with past practices;

(c)       any transaction between or among Parent Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(d)          the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, contractors, consultants, distributors or employees of Parent Borrower or any Restricted Subsidiary of Parent Borrower (whether directly or indirectly and including through any Controlled Investment Affiliate of such directors, officers, contractors, consultants, distributors or employees);

(e)          the entry into and performance of obligations of Parent Borrower or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, which, to the extent in excess of $7,500,000, is set forth on Schedule 7.07, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the holders in any material respect;

(f)          transactions with customers, clients, joint ventures, joint venture partners, suppliers, contractors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practices, which are fair to Parent Borrower or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of Parent Borrower or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(g)         any transaction between or among Parent Borrower or any Restricted Subsidiary and any Affiliate of Parent Borrower or an Associate or similar entity that would constitute an Affiliate Transaction solely because Parent Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(h)         issuances or sales of Capital Stock (other than Disqualified Stock) of Parent Borrower or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of Parent Borrower or any Restricted Subsidiary;

(i)          transactions in which Parent Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of the first paragraph of this Section 7.07;

(j)         any purchases by Parent Borrower’s Affiliates of Indebtedness or Disqualified Stock of Parent Borrower or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not Parent Borrower’s Affiliates; provided that such purchases by Parent Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not Parent Borrower’s Affiliates;

(k)          intellectual property licenses in the ordinary course of business; and

(l)         transactions entered into by an Unrestricted Subsidiary, so long as not entered in contemplation of the redesignation as a Restricted Subsidiary, with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

Section 7.08      Consolidated Secured Leverage Ratio. Except with the written consent of the Required Revolving Credit Lenders, Parent Borrower will not permit the Consolidated Secured Leverage Ratio of Parent Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of a Test Period (commencing with the Test Period ending on or about June 30, 2020) to exceed 3.50:1.00 (the “Leverage Ratio Financial Covenant”); provided that, at the election of Parent Borrower, exercised by written notice delivered by Parent Borrower to the Administrative Agent at any time prior to the date that is thirty (30) days following the consummation of any Material Acquisition by Parent Borrower or any Subsidiary such maximum Consolidated Secured Leverage Ratio shall be increased to 4.00:1.00 with respect to the last day of the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters. For the avoidance of doubt, the Leverage Ratio Financial Covenant shall only apply with respect to the Revolving Credit Facility.

Section 7.09         Interest Coverage Ratio. Except with the written consent of the Required Revolving Credit Lenders, Parent Borrower will not permit the Interest Coverage Ratio of Parent Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of a Test Period (commencing with the Test Period ending on or about June 30, 2020) to be less than 3.00:1.00 (the “Interest Coverage Ratio Financial Covenant” and, together with the Leverage Ratio Financial Covenant, the “Financial Covenants” and each a “Financial Covenant”). For the avoidance of doubt, the Interest Coverage Ratio shall only apply with respect to the Revolving Credit Facility.

Section 7.10         Amendments or Waivers of Organizational Documents and/or Subordinated Indebtedness Debt Documents.

(a)         Except in connection with a transaction permitted by Section 7.04, Parent Borrower shall not agree to any material amendment, restatement, supplement or other modification to, or waiver of its Organization Documents, in each case in a manner that has a material adverse effect on the Lenders (taken as a whole), in their capacity as such, in each case after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.

(b)         Parent Borrower will not amend, modify or change in any manner materially adverse to the interests of the Lenders, taken as a whole, in their capacity as such, any term or condition of any Subordinated Indebtedness Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed), and excluding any such amendment or modification that would not be prohibited under the definition of “Refinancing Indebtedness” with respect to such Subordinated Indebtedness.

Section 7.11         Restrictions on Subsidiaries’ Distributions. Parent Borrower will not, and will not permit any Restricted Subsidiary (other than a U.S. Loan Party) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to Parent Borrower or any Restricted Subsidiary; (ii) make any loans or advances to Parent Borrower or any Restricted Subsidiary; or (iii) sell, lease or transfer any of its property or assets to Parent Borrower or any Restricted Subsidiary; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to Parent Borrower or any Restricted Subsidiary to other Indebtedness Incurred by Parent Borrower or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction, other than:

(a)         any encumbrance or restriction pursuant to (i) this Agreement, (ii) the Existing Notes or (iii) any other agreement or instrument, in each case, in effect at or entered into on the Closing Date (or otherwise required as of the Closing Date) set forth on Schedule 7.11;

(b)          any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(c)       any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, amalgamated, consolidated, wound-up into or otherwise combined with or into Parent Borrower or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by Parent Borrower or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by Parent Borrower or was merged, amalgamated, consolidated, wound-up into or otherwise combined with or into Parent Borrower or any Restricted Subsidiary or such agreement or instrument was entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by Parent Borrower or any Restricted Subsidiary when such Person becomes the Successor Company;

(d)          any encumbrance or restriction:

(i)          that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(ii)       contained in mortgages, pledges, charges or other security agreements permitted under the this Agreement or securing Indebtedness of Parent Borrower or a Restricted Subsidiary permitted under this Agreement to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements;

(iii)        contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Parent Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of Parent Borrower or such

Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Parent Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or

(iv)       pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Parent Borrower or any Restricted Subsidiary;

(e)          any encumbrance or restriction pursuant to Purchase Money Obligations or Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired;

(f)          any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of Parent Borrower or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(g)       customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(h)          any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practices;

(i)           any encumbrance or restriction pursuant to Swap Contracts;

(j)          other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries that are Non-Loan Parties permitted to be Incurred or issued subsequent to the Closing Date pursuant to the provisions of Section 7.03 that impose restrictions solely on the Foreign Subsidiaries party thereto;
(k)        any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to the provisions of Section 7.03 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders than (i) the encumbrances and restrictions contained in this Agreement, together with the security documents associated therewith as in effect on the Closing Date or (ii) in comparable financings (as determined in good faith by Parent Borrower) and where, in the case of clause (ii), either (A) Parent Borrower determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, Parent Borrower’s ability to make principal or interest payments under this Agreement or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(l)          any encumbrance or restriction existing by reason of any Lien permitted under Section 7.01; or

(m)       any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, restates, replaces, restructures or refinances, an agreement or instrument referred to in clauses (a) through (l) or this Section 7.11(m) (an “Initial Agreement”) or contained in any amendment, supplement, extension, renewal, restatement, replacement, restructuring or other modification to an agreement referred to in clauses (a) through (l) or this Section 7.11(m); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are not materially less favorable to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by Parent Borrower).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01        Events of Default. Any of the following events referred to in any of clauses (a) through (k) inclusive of this Section 8.01 shall constitute an “Event of Default”

(a)          Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) when and as required to be paid herein, any amount required to be reimbursed to an L/C Issuer pursuant to Section 2.03(c)(i) or (iii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)        Specific Covenants. Parent Borrower fails to perform or observe any term, covenant or agreement contained in (i) any of Section 5.19 (solely with respect to the second sentence appearing therein), Section 6.03(a)(i) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default under Section 6.03(a)(i) arising from the failure of Parent Borrower to timely deliver such notice of Default or Event of Default unless a Responsible Officer of Parent Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and reasonably should have known in the course of his or her duties that the failure to provide such notice would constitute a Default or Event of Default) or Section 6.04 (solely with respect to the existence of any Borrower in its jurisdiction of incorporation), Article VII (other than Section 7.08 or Section 7.09) or (ii) Section 7.08 or Section 7.09; provided that no Default or Event of Default under Section 7.08 or Section 7.09 shall constitute a Default or an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Credit Loans and the Revolving Credit Commitments, until the date on which all Loans under each Revolving Credit Facility have been accelerated and all Revolving Credit Commitments have been terminated as a result of such breach, in each case, by the Required Revolving Credit Lenders, and the Required Revolving Credit Lenders have not rescinded such acceleration; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by Parent Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by Parent Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(e)          Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale provisions), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness having an aggregate principal amount (or, in the case of a Swap Contract, Swap Termination Value) of not less than the Threshold Amount (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that, any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the commitments or acceleration of the Loans pursuant to Article VIII; or

(f)          Insolvency Proceedings, Etc. (i) Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or (ii) in the case of a UK Loan Party, any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Loan Party, (B) a composition, compromise, assignment or arrangement with any creditor of such UK Loan Party or (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of such UK Loan Party or any of its assets except that this clause (ii) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(g)         Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)          Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money with an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)          Invalidity. Any material provision of any Guarantee or any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts or omissions by the Administrative Agent or the satisfaction in full of all the Loan Obligations and termination of the Aggregate Commitments, ceases to be in full force and effect or in the case of any Collateral Document, ceases to create a valid and perfected first priority lien on the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Guarantee or any Collateral Document (other than in an informational notice delivered to the Administrative Agent and/or the Collateral Agent); or any Loan Party denies in writing that it has any or further liability or obligation under any Guarantee or any Collateral Document (other than as a result of repayment in full of the Loan Obligations, termination of the Aggregate Commitments or release of the applicable Guarantee), or purports in writing to revoke or rescind any Guarantee or any Collateral Document, except to the extent that any such loss of perfection or priority results from

(x) the failure of the Collateral Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or the Collateral Agent’s failure to file or maintain any filings required for perfection (including the filing of UCC financing statement or continuations, filings regarding IP Rights or similar filings) and/or (y) a release of any Guarantee or Collateral in accordance with the terms hereof or thereof;

(j)           Change of Control. There occurs any Change of Control; or

(k)        ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or ERISA Affiliate under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under ERISA and the Code under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and as a result of such termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination occurs by an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or (iv) a termination, withdrawal or noncompliance with applicable Law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect.

(l)         UK Pensions. The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Loan Party or Restricted Subsidiary unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contribution Notices is less than $10,000,000.

Section 8.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing (subject, in the case of an Event of Default under Section 8.01(b)(ii), to the proviso thereto), the Administrative Agent may, and, at the request of the Required Lenders, shall, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Parent Borrower;

(c)        require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)         exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Sections 8.01(f) or (g) with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03         Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by Parent Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless (i) the Consolidated Total Assets of such Subsidiary together with the Consolidated Total Assets of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated Total Assets of Parent Borrower and its Restricted Subsidiaries on a consolidated basis or (ii) the consolidated revenues of such Subsidiary, together with the consolidated revenues of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the consolidated revenues of Parent Borrower and its Restricted Subsidiaries on a consolidated basis, in each case for the most recent Test Period.

Section 8.04       Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any Acceptable Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and Collateral Agent in its capacity as such;

Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, L/C Borrowings and Obligations arising under Secured Hedge Agreements, Cash Management Obligations and for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Parent Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to Parent Borrower.

Notwithstanding the foregoing, (a) amounts received from Parent Borrower or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable Law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Cash Management Obligations and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as applicable. Each Cash Management Bank and Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01         Appointment and Authorization of Agents.

(a)          Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent and Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent  and  Collateral  Agent  shall  have no  duties  or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and Collateral Agent, regardless of whether a Default or Event of Default has occurred and is continuing. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX are solely for the benefit of, and among the Administrative Agent, the Collateral Agent, the Lenders and each L/C Issuer, and neither Parent Borrower nor any other Loan Party shall be bound by or have rights as a third party beneficiary of any such provisions (except to the extent such rights are set forth herein, including with respect to such rights in Section 9.09).

(b)          Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)          Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co- agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co- agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) and Article X as if set forth in full herein with respect thereto.

Section 9.02   Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of their duties and exercise their rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Article (including this Section 9.02 and Sections 9.03 and 9.07) and Section 10.05 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and the Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article (including this Section 9.02 and Sections 9.03 and 9.07) and Section 10.05 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent or the Collateral Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.03   Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and/or the Collateral Agent (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for (or shall have any duty to ascertain or inquire into) (A) any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or made in any written or oral statements or in any financial or other statements or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, (B) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, (C) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, (D) the value or the sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein or that the Liens granted to the Collateral Agent have been properly or sufficiently created, perfected, protected, enforced or entitled to any particular priority, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent, or for any failure of any Loan Party or any other party to any Loan

Document to perform its obligations hereunder or thereunder, or (E) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders. Anything contained herein to the contrary notwithstanding, no Agent-Related Person shall have any liability arising from confirmations of the amount of outstanding Loans or the L/C Obligations or the component amounts thereof or shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent-Related Person shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, obtained by or in the possession of any Agent-Related Person in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct. The exculpatory provisions of this Article shall apply to any such Affiliates, agents, employees or attorneys-in-fact, such sub-agents, and their respective activities in connection with the syndication of credit facilities provided for herein as well as activities of the Administrative Agent and/or the Collateral Agent.

Section 9.04         Reliance by Agents.

(a)          Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance).

(b)          For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

Section 9.05   Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Parent Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06   Credit Decision; Disclosure of Information by Agents. Each Lender and each L/C Issuer acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each L/C Issuer represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Parent Borrower and the other Loan

Parties hereunder. Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent- Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Parent Borrower and the other Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide (and shall not be liable for the failure to provide) any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07   Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrowers, provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Loan Obligations and the resignation of the Administrative Agent or the Collateral Agent.

Section 9.08   Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent and the Collateral Agent hereunder and without notice to or consent of (nor any duty to accept therefor to) the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

Section 9.09   Successor Agents. The Administrative Agent and the Collateral Agent may resign as the Administrative Agent and Collateral Agent, as applicable, upon thirty (30) days’ notice to the Lenders and Parent Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, which appointment of a successor agent shall require the consent of Parent Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of Parent Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and Parent Borrower, a successor agent meeting the qualifications set forth above, which successor may not be a Defaulting Lender or Disqualified Lender. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c), and the retiring Administrative Agent’s or retiring Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation, as applicable, hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the

Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or the Collateral Agent, as applicable, and the retiring Administrative Agent and/or Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents. The fees payable by Parent Borrower to a successor Administrative Agent or the successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent Borrower and such successor. After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent or retiring Collateral Agent, as applicable, and its agents and sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent and/or Collateral Agent, as applicable.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall, at its election, also constitute its resignation as L/C Issuer and as Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights, powers, privileges and duties of the Swing Line Lender hereunder with respect to all Swing Line Loans made by it and outstanding as of the effective date of its resignation as Swing Line Lender, including the right to require the Lenders to make Base Rate Loans or fund risk participations in in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by Parent Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer or Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.10    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)          any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or under any other Debtor Relief Laws or similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11 Collateral and Guaranty Matters. The Lenders (including in their capacities as potential Cash Management Banks and potential Hedge Banks) and the L/C Issuer irrevocably agree that:

(a)          any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Loan Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), the expiration or termination of all Letters of Credit with no pending drawings (other than Letters of Credit that have been backstopped, Cash Collateralized or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer have been made) and any other obligation (including a guarantee) that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below, and/or (v) if the property subject to such Lien becomes Excluded Property;

(b)          the Collateral Agent is authorized to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(b), 7.01(c), 7.01(e), 7.01(f), 7.01(g), 7.01(j), 7.01(k), 7.01(m), 7.01(p), 7.01(q), 7.01(r), 7.01(u),
7.01(v), 7.01(w), 7.01(y), 7.01(aa), 7.01(bb), 7.01(dd) (to the extent the relevant Lien is of the type to which the Lien of the Collateral Agent is otherwise subordinated under this clause (b) pursuant to any of the other exceptions to Section 7.01 that are expressly included in this clause (b)) and/or 7.01(ff); provided that the subordination of any Lien on any property granted to or held by the Collateral Agent shall only occur with respect to any Lien on such property that is permitted by Sections 7.01(r), 7.01(q) and/or 7.01(dd) to the extent that the Lien of the Collateral Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(c)          if any Subsidiary Guarantor (other than a Borrower, unless no Loans, fees or any other amounts due pursuant to the terms hereof are outstanding by such Borrower (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and no Letters of Credit issued for the account of such Borrower are outstanding) becomes an Excluded Subsidiary or is transferred to any Person other than Parent Borrower or a Restricted Subsidiary, in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Capital Stock of such Subsidiary (to the extent such Capital Stock have become Excluded Equity or are being transferred to a Person that is not a Loan Party) shall be automatically released; provided that, in the case of any Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of a transaction with an Affiliate that results in such Subsidiary Guarantor becoming a non-wholly owned Restricted Subsidiary, no such release shall be effective unless such transfer is for a bona fide business purpose and, for the avoidance of doubt, not for the primary purpose of causing such release (in each case as determined by the Borrower in good faith). The Borrowers and the Guarantors hereby acknowledge and agree that the release of any Borrower in accordance with this Section 9.11(c) shall not affect the nature or validity of their joint and several obligations in respect of the obligations, if any, of the Borrower so released, all of which shall remain in effect in accordance with the terms of this Agreement and the other Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor (other than Parent Borrower) from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent and Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that, upon the reasonable request by the Administrative Agent, Parent Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that the transactions giving rise to such request have been consummated in accordance with this Agreement and the other Loan Documents.

Anything contained in any of the Loan Documents to the contrary notwithstanding, Parent Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral (including through any right of set-off) or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or pursuant to any other Debtor Relief Law), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or pursuant to any other Debtor Relief Law) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.12   Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Arranger, or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner,” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13   Appointment of Supplemental Administrative Agents.

(a)          It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b)          In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)          Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Parent Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative

Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14   Withholding Tax. To the extent required by any applicable Law (as determined in good faith by the Administrative Agent), the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and (2) this Section 9.14 shall not limit or expand the obligations of the Loan Parties under Section 3.01 or any other provision of this Agreement.

Section 9.15   Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender (if applicable) and, in such case, only to the extent expressly provided in the Loan Documents.

Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank shall indemnify and hold harmless each Agent and each of its directors, officers, employees, or agents, to the extent not reimbursed by the Loan Parties, against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or its directors, officers, employees, or agents in connection with such provider’s Cash Management Obligations or Obligations arising under Secured Hedge Agreements; provided, however, that no Cash Management Bank or Hedge Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. No Cash Management Bank or Hedge Bank will create (or be deemed to create) in favor of any such provider, as applicable, any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents. By accepting the benefits of the Collateral, each such Cash Management Bank or Hedge Bank shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this Section 9.15.

Section 9.16    [Reserved].

Section 9.17    Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, Collateral Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Parent Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Parent Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.18    Appointment of Collateral Agent as security trustee for UK Security Agreements.

(a)          For the purposes of any Liens or Collateral created under the UK Security Agreements, the following additional provisions shall apply, in addition to the provisions set out in Section 9 or otherwise hereunder.

(b)         In this Section 9.18, the following expressions have the following meanings:

“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.

“Charged Property” means the assets of the Loan Parties subject to a Lien under the UK Security Agreements.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent (in its capacity as security trustee).

(c)The Secured Parties appoint the Collateral Agent to hold the security interests constituted by the UK Security Agreements on trust for the Secured Parties on the terms of the Loan Documents and the Collateral Agent accepts that appointment.

(d)          The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.

(e)          Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Loan Party.

(f)          The Collateral Agent shall have no duties or obligations to any other person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable Law.

(g)          The Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Security Agreements and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(h)          The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the UK Security Agreements as may be conferred by the instrument of appointment of that person.

(i)           The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(j)           The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.

(k)          Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under the UK Security Agreements, and each reference to the Collateral Agent (where the context requires that such reference is to the Collateral Agent in its capacity as security trustee) in the provisions of the UK Security Agreements which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(l)           Each Secured Party confirms its approval of the UK Security Agreements and authorizes and instructs the Collateral Agent: (i) to execute and deliver the UK Security Agreements; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the UK Security Agreements together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Parties under the UK Security Agreements.

(m)         The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(n)          Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Security Agreement and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (b) the Land Registry (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(o)          Except to the extent that a UK Security Agreement otherwise requires, any moneys which the Collateral Agent receives under or pursuant to a UK Security Agreement may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable Law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.

(p)          On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Collateral Agent shall (at the cost of the Loan Parties) execute any release of the UK Security Agreements or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Collateral Agent considers desirable.

(q)          The Collateral Agent shall not be liable for: (i) any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a UK Security Agreement; (ii) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Security Agreement; (iii) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or (iv) any shortfall which arises on enforcing a UK Security Agreement.

(r)         The Collateral Agent shall not be obligated to: (i) obtain any authorization or environmental permit in respect of any of the Charged Property or a UK Security Agreement; (ii) hold in its own possession a UK Security Agreement, title deed or other document relating to the Charged Property or a UK Security Agreement; (iii) perfect, protect, register, make any filing or give any notice in respect of a UK Security Agreement (or the order of ranking of a UK Security Agreement), unless that failure arises directly from its own gross negligence or willful misconduct; or (iv) require any further assurances in relation to a UK Security Agreement.

(s)           In respect of any UK Security Agreement, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii)

make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(t)          In respect of any UK Security Agreement, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless the Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.

(u)          Every appointment of a successor Collateral Agent under a UK Security Agreement shall be by deed.

(v)          Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Collateral Agent in relation to the trusts constituted by this Agreement.

(w)          In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

(x)          The perpetuity period under the rule against perpetuities if applicable to this Agreement and any UK Security Agreement shall be 80 years from the date of this Agreement.

Section 9.19   Parallel Debt Undertaking.

(a)          In order to ensure the validity and enforceability of Liens under the Dutch Collateral Documents for the benefit of the Secured Parties, each Loan Party hereby irrevocably and unconditionally undertakes (the resulting liabilities and obligations under that undertaking in respect of any amount, a “Parallel Debt Obligation”) to pay to the Collateral Agent amounts equal to and in the same currency as all amounts from time to time due and payable by it to any Secured Party under the Obligations.

(b)          Each Parallel Debt Obligation shall become due and payable at the same time as the corresponding Obligation.

(c)          The Parallel Debt Obligations shall be separate from and independent of the Obligations, so that the Collateral Agent will have its own independent right to demand payment of the Parallel Debt Obligations by a Loan Party.

(d)          The Parallel Debt Obligations shall be owed to the Collateral Agent in its own name and not as agent or representative of the Secured Parties.

(e)          Other than as set out in paragraph (f) below, the Parallel Debt Obligations shall not limit or affect the existence of the Obligations, for which the Secured Parties shall have an independent right to demand performance.

(f)          The rights of the Secured Parties to receive payment of the Obligations are several from the rights of the Collateral Agent to receive payment of the Parallel Debt Obligations, provided that:

(i)          payment by a Loan Party of its Parallel Debt Obligations in accordance with this Section shall to the same extent decrease and discharge the corresponding Obligations owing to the Secured Parties; and

(ii)         payment by a Loan Party of its corresponding Obligations in accordance with the terms of the relevant Loan Documents shall to the same extent decrease and discharge the relevant Parallel Debt Obligations.

Section 9.20   Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X
MISCELLANEOUS

Section 10.01   Amendments, Etc.. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Parent Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Parent Borrower or the applicable Loan Party, as the case may be (a copy of which shall be reasonably promptly provided to the Administrative Agent; provided that any failure to deliver such copy shall not invalidate such waiver, amendment or modification) (it being agreed that Parent Borrower shall use commercially reasonable efforts to provide a draft of such amendment to the Administrative Agent to the extent practicable, prior to execution thereof; provided that, (x) the failure to deliver such copy shall not impact the validity or enforceability of such amendment, consent or waiver, (y)  such obligation to deliver such draft shall be subject to any confidentiality obligations owing to third parties and attorney client privilege, to the extent applicable and (z) such failure to comply with this parenthetical shall not result in any Default or Event of Default), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)          extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders) (it being understood that a waiver of any condition precedent set forth in Section 4.03 (other than a waiver thereof without the consent of the Required Revolving Credit Lenders in connection with a Credit Extension under the Revolving Credit Facility) or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)          postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that the waiver of (or amendment to the terms of) (i) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and (ii) the MFN Provision or other “most favored nation” provisions and the application thereof shall not constitute a postponement or reduction of the amount of interest or other amounts;

(c)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), it being understood that (x) any change to the definition of any financial ratio (including the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio and/or the Interest Coverage Ratio) or in each case, the component definitions thereof and/or (y) any amendment, supplement, modification and/or waiver of the MFN Provision shall, in each case of the foregoing clauses (x) and (y), not constitute a reduction in the rate of interest or fees or other amounts payable; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d)          change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Revolving Credit Lenders,” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents without the written consent of each Lender directly and adversely affected thereby (but not also the Required Lenders);

(e)          release all or substantially all of the Collateral in any transaction or series of related transactions except as expressly provided in the Loan Documents (including any transaction permitted under Section 7.04, Section 7.05 and/or Section 10.24), without the written consent of each Lender;

(f)          release all or substantially all of the value of the Guarantees in any transaction or series of related transactions except as expressly provided in the Loan Documents

(including any transaction permitted under Section 7.04 or Section 7.05), without the written consent of each Lender;

(g)          change (i) Section 2.13 or Section ~~8.03~~8.04 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that ~~materially and adversely affects the Lenders~~would by its terms alter the pro rata sharing or application of payments required thereby without the written consent of each Lender directly and adversely affected thereby (but not also the Required Lenders;)

(h)          impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; ~~or~~

(i)           change the stated currency in which any Lender or L/C Issuer is required to make Loans or issue Letters of Credit or any Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document without the written consent of each Lender and L/C Issuer directly and adversely affected thereby (but not also the Required Lenders); or

(j)         (i) contractually subordinate any Obligations in right of payment to any other Indebtedness or (ii) contractually subordinate the Liens securing the Obligations on all or substantially all of the Collateral to Liens on all or substantially all of the Collateral securing other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Obligations or such Liens securing any of the Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either case, unless each directly and adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the Senior Indebtedness on the same terms (other than bona fide backstop fees and similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as offered to all other providers (or their Affiliates) of the Senior Indebtedness (it being understood that this clause (j) shall not override the permission for (x) Liens expressly permitted by Section 7.01 as in effect on the Third Amendment Effective Date or (y) Indebtedness expressly permitted by Section 7.03 as in effect on the Third Amendment Effective Date), without the written consent of each Lender directly and adversely affected thereby (but not also the Required Lenders);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) [reserved]; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (vi) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders; (vii) the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with the consent of Parent Borrower, each L/C Issuer, the Administrative Agent and the Required Revolving Credit Lenders; (viii) [reserved]; (ix) the conditions precedent set forth in Section 4.01 to a Credit Extension under the Revolving Credit Facility on the Closing Date and/or the conditions precedent set forth in Section 4.03 to a Credit Extension under the Revolving Credit Facility after the Closing Date, in each case, may be amended or rights and privileges thereunder waived only with the consent of the Required Revolving Credit Lenders and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer; and (x) only the consent of the Required Revolving Credit Lenders shall be necessary to amend, modify or waive the terms and provision of the Financial Covenants (and any related definitions as used in such Section, but not as used in other Sections of this Agreement). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and Parent Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of Parent Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents; it being agreed that in the case of any conflict between this Agreement and any other Loan Document, the provisions of this Agreement shall control (except that in the case of any conflict between this Agreement and an Acceptable Intercreditor Agreement, such Acceptable Intercreditor Agreement shall control). Furthermore, notwithstanding anything to the contrary herein, with the consent of the Administrative Agent at the request of Parent Borrower (without the need to obtain any consent of any Lender), (i) any Loan Document may be amended to cure ambiguities, omissions, mistakes or defects, (ii) any Loan Document may be amended to add terms that are favorable to the Lenders (as reasonably determined by the Administrative Agent), (iii) this Agreement (including the amount of amortization due and payable with respect to any Class of Term Loans) may be amended to the extent necessary to create a fungible Class of Term Loans (including to add provisions that are more favorable to the relevant Class of Lenders holding such Term Loans, but not provisions that are adverse to such Class of Lenders) and (iv) this Agreement (and any other Loan Document) may be amended to the extent necessary or appropriate, in the opinion of the Administrative Agent and Parent Borrower, to effect the provisions of clause (h) of the “Collateral and Guarantee Requirement”.

Section 10.02   Notices and Other Communications; Facsimile Copies.

(a)          General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to Parent Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)         if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to Parent Borrower, the Administrative Agent and the L/C Issuers.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)          Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Parent Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF PARENT BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM PARENT BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH PARENT  BORROWER  MATERIALS  OR  THE  PLATFORM.  In  no  event  shall  the Administrative Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Parent Borrower’s or the Administrative Agent’s transmission of Parent Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of Parent Borrower, the Administrative Agent, the Swing Line Lender and any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Parent Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record(i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the non-“PUBLIC” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Parent Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent Borrower or its securities for purposes of United States federal or state securities laws.

(e)          Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Parent Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Agent-Related Parties of each of the foregoing from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Parent Borrower other than those arising as a result of such Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non- appealable judgment).

(f)          Notice to other Loan Parties. Parent Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to Parent Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

Section 10.03   No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04   Attorney Costs and Expenses. The Borrowers agree (a) to pay or reimburse the Administrative Agent, the Arranger and the L/C Issuers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of one primary counsel and one local counsel in each appropriate jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) and (b) to pay or reimburse the Administrative Agent, the Arranger, each L/C Issuer and the Lenders (taken as a whole) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all fees, costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such fees, costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one firm of outside counsel to the Administrative Agent (and one local counsel in each appropriate jurisdiction (which to the extent necessary may include a single special counsel acting for multiple jurisdictions)) (and, in the case of an actual or reasonably perceived conflict of interest, where the Person(s) affected by such conflict notifies Parent Borrower of the existence of such conflict, one additional firm of counsel for all such affected Persons in each relevant jurisdiction)). The foregoing fees, costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by Parent Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05  Indemnification by Parent Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, each Arranger and their respective Affiliates, and the directors, officers, employees, counsel, agents, advisors, and other representatives and the successors and permitted assigns of each of the foregoing (without duplication)(collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages and claims (collectively, the “Losses”), and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one primary firm of counsel for all Indemnitees and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which to the extent necessary, may include a single special counsel acting for multiple jurisdictions) for all Indemnitees (and, in the case of an actual or reasonably perceived conflict of interest, where the Indemnitee affected by such conflict notifies Parent Borrower of the existence of such conflict, one additional firm of counsel for all such affected Indemnitees in each relevant jurisdiction)), but no other third-party advisors without your prior consent (not to be unreasonably withheld or delayed) of any such Indemnitee arising out of, resulting from, or in connection with, any actual or threatened claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to this Agreement, the Transactions or any related transaction contemplated hereby or thereby, the Facilities or any use of the proceeds thereof (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnitee is a party thereto and whether or not such Proceedings are brought by Parent Borrower, its Affiliates or creditors or any other third party Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by Parent Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to Parent Borrower, any Subsidiary or any other Loan Party, or (d) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses and related expenses resulted from (x) the willful misconduct or gross negligence of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of Parent Borrower or any of its Affiliates (other than, to the extent such disputes do not arise from any act or omission of Parent Borrower or any of its Affiliates, with respect to a claim against an Indemnitee acting in its capacity as an Agent or Arranger or similar role under the Loan Documents unless such claim arose from the exceptions specified in clauses (x) and (y) (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Indemnitee, nor any other party hereto shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement and, without in any way limiting the indemnification obligations set forth above, no Indemnitee or Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing contained in this sentence shall limit the Borrowers’ indemnification and reimbursement obligations hereinabove to the extent such damages are included in any third-party claim in connection with which an Indemnitee is otherwise entitled to indemnification or reimbursement hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty days after demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial decision in a court of competent jurisdiction that such

Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Loan Documents, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

It is agreed that the Loan Parties shall not be liable for any settlement of any Proceeding (or any expenses related thereto) effected without Parent Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with Parent Borrower’s written consent or if there is a judgment by a court of competent jurisdiction in any such Proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee from and against any and all Losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 10.05.

No Borrower shall , without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee, and (iii) contains customary confidentiality provisions with respect to the terms of such settlement.

Section 10.06  Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent, the L/C Issuer or any Lender, or any Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07  Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i)Subject to the conditions set forth in paragraph (b)(ii) below, after the Closing Date with respect to any Facility, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement in respect of such Facility (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          Parent Borrower, provided that, no consent of Parent Borrower shall be required for an assignment (1) of any Revolving Credit Loans and/or Revolving Credit Commitments to any other Revolving Credit Lender or any Affiliate of a Revolving Credit Lender or (2) if a Specified Event of Default has occurred and is continuing, to any Assignee; provided further that Parent Borrower shall be deemed to have consented to any assignment of (X) Term Loans unless Parent Borrower shall object thereto by written notice to the Administrative Agent within five (5) Business Days after a Responsible Officer having received written notice thereof and (Y) Revolving Credit Loans and/or Revolving Credit Commitments unless Parent Borrower shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after a Responsible Officer having received written notice thereof;

(B)          the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund; and

(C)          each L/C Issuer and the Swing Line Lender at the time of such assignment, provided that no consent of such L/C Issuers or of the Swing Line Lender shall be required for any assignment of a Term Loan.

(ii)          Assignmentsshallbesubjecttothefollowingadditional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility) or $1,000,000 (in the case of a Term Loan) unless Parent Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of Parent Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C)          the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f);

(D)          the Assignee shall not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person), Defaulting Lender, a Disqualified Lender, (other than as set forth in Section 2.05(d) or clause (F) below) any Loan Party or any of its Affiliates; provided that the list of Disqualified Lenders shall be made available to the Lenders; and

(E)         the Assignee shall not be a Defaulting Lender; and

(F)          in case of an assignment to an Affiliated Lender, (1) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to or held by any Affiliated Lender, (2) no proceeds of Revolving Credit Loans shall be used, directly or indirectly, to consummate such assignment, (3) any Loans assigned to a Affiliated Lender shall be cancelled promptly upon such assignment, (4) such Affiliated Lender will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Affiliated Lenders, (5) the portion of the Total Outstandings held or deemed held by any Lenders that are Affiliated Lenders shall be excluded for all purposes of making a determination of Required Lenders, (6) any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and (6) no Affiliated Lender may purchase any Loans so long as any Event of Default has occurred and is continuing.

Notwithstanding anything to the contrary, this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities other than Term B Facilities on a non-pro rata basis.

(c)          Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Parent Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register pursuant to this Section 10.07(d). The entries in the Register shall be conclusive, absent demonstrable error, and Parent Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Parent Borrower, any Agent and any Lender (with respect to its own interests only) at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, the parties intend and shall treat the Loans (and any participation made pursuant to Section 10.07(e)) as being at all times maintained in “registered form” within the meaning of

Sections 163(f), 871(h)(2) and 881(c)(2) of the Code unless otherwise required by Law. The Borrowers agree that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof.

(e)          Any Lender may at any time, without the consent of, or notice to, Parent Borrower, the Administrative Agent or any other Person, sell participations to any Person (other than a natural person, a Defaulting Lender or, so long as the identity of the Disqualified Lenders is posted to the Lenders, to Disqualified Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and in Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Parent Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f) and Sections 3.05 and 3.06), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (it being agreed that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant complies with Section 2.13 as though it were a Lender. Any Lender that sells participations and any Lender that grants a Loan to a SPC shall maintain a register on which it enters the name and the address of each Participant and/or SPC and the principal and interest amounts of each Participant’s and/or SPC’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and Parent Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes notwithstanding any notice to the contrary. The Borrowers agree that the Administrative Agent, acting in its capacity as a non-fiduciary agent for purposes of maintaining the Participant Register, and its officers, directors, employees, agents, sub-agents and affiliates, shall constitute “Indemnitees” under Section 10.05 hereof. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrowers solely for purposes of applicable U.S. federal income tax law and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version) or, if different, under Sections 871(h) or 881(c) of the Code.

(f)          A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Parent Borrower’s prior written consent or to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or similar central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)        Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Parent Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Parent Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i)          Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)          Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to Parent Borrower and the Lenders, resign as an L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with Parent Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer, hereunder; provided that no failure by Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer, and all L/C Obligations with respect thereto (including, as applicable, the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) and the right to require the Lenders to make Base Rate Loans). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges an duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(k)          Notwithstanding anything to the contrary contained herein, the Swing Line Lender may, upon thirty (30) days’ notice to Parent Borrower and the Lenders, resign as Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the Swing Line Lender shall have identified, in consultation with Parent Borrower, a successor Swing Line Lender willing to accept its appointment as successor Swing Line Lender. In the event of any such resignation of the Swing Line Lender, Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Swing Line Lender, hereunder; provided that no failure by Parent Borrower to appoint any such successor shall affect the resignation of the Swing Line Lender. If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights and obligations of the Swing Line Lender hereunder with respect to all Swing Line Loans made by it and outstanding as of the effective date of its resignation as Swing Line Lender, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(l)          Disqualified Lenders. (i) No assignment shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Parent Borrower has consented to such assignment as otherwise contemplated by this Section 10.07 (without giving effect to any deemed consent by Parent Borrower), in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender at any time after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) for purposes of assignments subsequent to such time, the execution by Parent Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (l)(i) shall not be void, but the other provisions of this clause (l) shall apply.

(ii)         If any assignment is made to any Disqualified Lender without Parent Borrower’s prior consent in violation of clause (i) above, Parent Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of any Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) such assignment does not conflict with applicable Laws, (ii) such assignment shall be accompanied by any assignment fee and (iii) in the case of clause (B), no Borrower shall use the proceeds from any Loans to prepay Term Loans held by Disqualified Lenders.

(iii)        Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Parent Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and
(B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)      The Administrative Agent shall have the right to (A) post the list of Disqualified Lenders provided by Parent Borrower and any updates thereto from time to time on the Platform or (B) provide the List of Disqualified Lenders to each Lender requesting the same.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance by other parties with the provisions of this Agreement relating to Disqualified Lenders or Affiliated Lenders. Without limiting the generality of the foregoing, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Lender or Affiliated Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or Affiliated Lender.

Notwithstanding anything to the contrary in this Section, there shall be no restrictions on the ability of the Administrative Agent to make assignments pursuant to the credit bidding provision in last paragraph of Section 9.10 and such assignment such be made without regard to (without limitation) any transfer or assignment fee, any restrictions on Eligible Assignees or minimum assignment amounts.

Section 10.08 Confidentiality. Each of the Agents (on behalf of themselves and any Agent Related Person), L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and their respective directors, officers, employees, managers, administrators, limited partners, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information or who are subject to customary confidentiality obligations of professional practice or who are bound by the terms of this paragraph (or language substantially similar to this paragraph)); (b) to the extent required or requested by any Governmental Authority including any self-regulatory authority such as the National Association of Insurance Commissioners; provided that, other than with respect to requests or requirements by such Governmental Authority pursuant to its oversight or supervisory function over such Agent, L/C Issuer or Lender (or their affiliates) for purposes of clauses (b) or (h), such Agent, L/C Issuer or Lender shall (i) give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by such requirement, (ii) cooperate with such Loan Party to obtain a protective order or similar confidential treatment (or, in the case of any requests or requirements by a Governmental Authority pursuant to its oversight or supervisory function, inform such Governmental Authority of the confidential nature of such information), and (iii) only disclose that portion of the Information as counsel for such Agent, L/C Issuer or Lender advises such Person it must disclose pursuant to such requirement; (c) to the extent required by applicable Laws or regulations, or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to Parent Borrower), to any pledgee referred to in Section 10.07(g) or 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the identity of Disqualified Lenders may be disclosed to any assignee or participant, or prospective assignee or participant); (f) with the written consent of Parent Borrower; (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) is or was received by any Agent, any Lender, any L/C Issuer or any of their respective Affiliates from a third party that is not, to such party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to Parent Borrower or any of its Affiliates; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Parent Borrower or any of their Subsidiaries or their business, other than any such information that is publicly available to any Agent, L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, subject to the exclusive right of the Administrative Agent and the Collateral Agent to exercise remedies under Section 9.11, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to Parent Borrower or any other Loan Party, any such notice being waived by Parent Borrower (on its own behalf and on behalf of each Loan Party and the Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust, or Tax withholding accounts) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Loan Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Loan Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary of a U.S. Subsidiary or a U.S. Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify Parent Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

Section 10.10 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a)        THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)        EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE IN THE BOROUGH OF MANHATTAN (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT

MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)         NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16 Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17 [Reserved].

Section 10.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. For the avoidance of doubt, the foregoing does not prevent or limit a Hedge Bank from exercising any rights to close out and/or terminate any Secured Hedge Agreement or transaction thereunder to which it is a party or net any such amounts in each case pursuant to the terms of such Secured Hedge Agreement.

Section 10.19 USA PATRIOT Act, Canadian AML Legislation and UK “Know your customer”.

(a)         Each Lender hereby notifies Parent Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Parent Borrower and the Guarantors, which information includes the name and address of Parent Borrower and the Guarantors and other information that will allow such Lender to identify Parent Borrower and the Guarantors in accordance with the USA PATRIOT Act. Parent Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation; provided that, there shall be no Default or Event of Default arising out of any delay or non-compliance with this provision and such obligation shall be subject to any confidentiality obligations and/or attorney/client or similar privilege.

(b)          If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other anti-terrorism laws, applicable policies, regulations, laws or rules in Canada (collectively, including any guidelines or orders thereunder, “Canadian AML Legislation”), then the Administrative Agent:

(i)         shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable Canadian AML Legislation; and

(ii)         shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

(c)          (i) If (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (B) any change in the status of a UK Loan Party after the date of this Agreement; or (C) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and (ii) each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 10.20 Acceptable Intercreditor Agreements.

(a)         Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder (a) agrees that it will be bound by and will take no actions contrary to the provisions of any Acceptable Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent and/or the Administrative Agent to enter into any Acceptable Intercreditor Agreement, in each case, as Collateral Agent or Administrative Agent hereunder, as applicable, and on behalf of such Lender or other Secured Party.

(b)      The foregoing provisions are intended as an inducement to the lenders or noteholders (or any agent, trustee or other representative thereof) party to such Acceptable Intercreditor Agreement to extend credit to the Borrowers and such Persons are intended third party beneficiaries of such provisions.

Section 10.21 Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, receivership, administration or the like of any Loan Party;

(b)          any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Loan Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)         any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Loan Obligations;

(e)         any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)          any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.22 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between each Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Arranger has any obligation to any Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to such Borrower or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 10.24, the following terms have the following meanings:

(i)         “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)        “Covered Entity” means any of the following:

(A)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)       “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)        “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.25 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Exhibit B

[Attached.]

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE, PRINCIPAL OFFICE, CERTAIN
ADDRESSES FOR NOTICES

If to any Loan Party:

c/o Primo Water Corporation
1150 Assembly Drive, Suite 800
Tampa, FL 33607
Attention: Shane Perkey
Email: SPerkey@cott.com

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Facsimile (212) 446-4900
Attention: Ashley Gregory
Email: gregorya@kirkland.com

If to Administrative Agent:

Bank of America, N.A.
Syndicate and Corporate Lending - Agency Management
7105 Corporate Drive - Building B
Mail code: TX2-984-02-29
Plano, TX, 75024
Attn: David J. Smith
Phone: 214-209-4124
Email david.smith2@bofa.com

Email for Borrowing Requests and Interest Election Requests:

ecredit_dedicated@bofa.com
with a copy to:
Joanna.herrera2@bofa.com
Bank of America, N.A.
4500 Amon Carter Blvd.
Mail code: TX2-979-02-22
Fort Worth, TX, 76155
Attn: Joanna Herrera
Phone: 469-201-8731
Fax: 214-290-9440

2

If to Bank of America, N.A. as an L/C Issuer:

Bank of America Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way
Scranton, PA 18507
Tel: 570-496-9619
Email: tradeclientserviceteamus@bofa.com
Attn: Michael Grizzanti
Phone: 570-496-9621
Email: Michael.a.grizzanti@bofa.com

with copies to:
ecredit_dedicated@bofa.com
and:
Joanna.herrera2@bofa.com
Bank of America, N.A.
4500 Amon Carter Blvd.
Mail code: TX2-979-02-22
Fort Worth, TX, 76155
Attn: Joanna Herrera
Phone: 469-201-8731
Fax: 214-290-9440

3

Exhibit C

[Attached.]

EXHIBIT B-1

[FORM OF]
COMMITTED LOAN NOTICE

Date:          , 20

Bank of America, N.A., as Administrative Agent under the Credit Agreement

Bank of America, N.A.
4500 Amon Carter Blvd.
Mail code: TX2-979-02-22
Fort Worth, TX, 76155
Attn: Joanna Herrera
Phone: 469-201-8731
Fax: 214-290-9440
Email: ecredit_dedicated@bofa.com
CC: joanna.herrera2@bofa.com

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of March 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Primo Water Corporation, a corporation organized under the federal laws of Canada (the “Parent Borrower”), Cott Holdings Inc., a Delaware corporation (“CHI” or a “Subsidiary Borrower”) and Eden Springs Nederland B.V., a private limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 27198876 (“Eden Springs” or a “Subsidiary Borrower”), certain Subsidiaries of Parent Borrower designated as Subsidiary Borrowers pursuant to Section 2.18 thereof (each a “Subsidiary Borrower” and, together with CHI, Eden Springs and Parent Borrower, the “Borrowers” and each individually a “Borrower”), Bank of America, N.A., as Administrative Agent and Collateral Agent, each L/C Issuer and each Lender from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a [Borrowing] [conversion] [continuation] under the Credit Agreement, and sets forth below the information relating to such [Borrowing] [conversion] [continuation] (the “Proposed [Borrowing] [Conversion] [Continuation]”) as required by Section 2.02(a) of the Credit Agreement:

(i)           The Business Day of the Proposed [Borrowing] [Conversion] [Continuation] is, 20 .

(ii)              The Facility under which the Proposed [Borrowing] [Conversion] [Continuation] is requested is the  Facility.1

(iii)         The Type of Loans comprising the Proposed [Borrowing] [Conversion] [Continuation] is [Base Rate Loans] [Term SOFR Loans].

(iv)             The aggregate principal amount and currency of the Proposed [Borrowing] [Conversion] [Continuation] is and  .2

(v)              For the account of [                       ].

[(vi)        The location and number of the account to which funds are to be disbursed is:

Bank:

ABA #:

Account #:

Account Name:          ]3

(vii)        [The initial Interest Period for each Term SOFR Loan made as part of the Credit Extension or the date on which Incremental Revolving Credit Commitments are established (but not drawn) is month[s].4]

[The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

(A)         The representations and warranties contained in each Loan Document shall be true and correct in all material respects on and as of the date of the Credit Extension or the date on which Incremental Revolving Credit Commitments are established (but not drawn); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

1             Insert Class of proposed Borrowing, conversion or continuation.

2            Must be a minimum of the Borrowing Minimum ($1,000,000 with respect to Term SOFR Loans and $100,000 with respect to Base Rate Loans) or a whole multiple of the Borrowing Multiple ($100,000), in excess thereof for either Term SOFR Loans or Base Rate Loans.

3             To include for Borrowings after the Closing Date only.

4            The Interest Period may be one, three or six months, or such other period that is twelve months or less requested by Parent Borrower and consented to by all the Lenders.

(B)              No Default exists or would result from such proposed Credit Extension or from the application of the proceeds therefrom.]5

Delivery of an executed counterpart of this Committed Loan Notice by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of this Committed Loan Notice.

[Signature page follows]

5          Do not include for (x) a conversion of Loans to Term SOFR Loans, or a continuation of Term SOFR Loans, (y) a Credit Extension of Incremental Term Loans in connection with a Permitted Acquisition or other Investment or (z) the initial Credit Extension made on the Closing Date.

Very truly yours,

PRIMO WATER CORPORATION,
as Parent Borrower

By:
Name:
Title:

Exhibit D

[Attached.]

EXHIBIT B-2

FORM OF COMMITTED LOAN NOTICE
(Alternative Currency Loans)

Date:_____________ , ______1

To:         Bank of America, N.A., as Administrative Agent
Bank of America, N.A.
4500 Amon Carter Blvd.
Mail code: TX2-979-02-22
Fort Worth, TX, 76155
Attn: Joanna Herrera
Phone: 469-201-8731
Fax: 214-290-9440
Email: ecredit_dedicated@bofa.com
CC: joanna.herrera2@bofa.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 6, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Primo Water Corporation, a corporation organized under the federal laws of Canada, Cott Holdings Inc., a Delaware corporation, Eden Springs Nederland B.V., a private limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 27198876, certain Subsidiaries of Parent Borrower designated as Subsidiary Borrowers pursuant to Section 2.18 thereof (each of the foregoing, a “Borrower”), the Lenders from time to time party thereto, the other parties from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

The undersigned hereby requests (select one)2:

Revolving Credit Facility

1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.

2 Note to Borrower. For multiple borrowings and/or continuations for a particular facility, fill out a new row for each borrowing and/or continuation.

2

Indicate: Borrowing or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Alternative Currency Daily Rate Loan, Eurocurrency Rate Loan or Alternative Currency Term Rate Loan	For Alternative Currency Term Rate Loans or Eurocurrency Rate Loans, Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

Term Loans
Indicate: Borrowing or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	For Alternative Currency Term Rate Loans, Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The location and number of the account to which funds are to be disbursed is: Bank: []

ABA #: []

Account #: []

Account Name: []

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.

[BORROWER]

3

By:

Name: [Type Signatory Name]
Title: [Type Signatory Title]

4

Exhibit E

[Attached.]

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date: _____________

Bank of America, N.A.,
as Administrative Agent under the Credit Agreement

Bank of America, N.A.
Syndicate and Corporate Lending - Agency Management
7105 Corporate Drive – Building B
Mail code: TX2-984-02-29
Plano, TX 75024
Attn: David J. Smith
Phone: 214-209-4124
Email david.smith2@bofa.com

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of March 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Primo Water Corporation, a corporation organized under the federal laws of Canada (the “Parent Borrower”), Cott Holdings Inc., a Delaware corporation (“CHI” or a “Subsidiary Borrower”) and Eden Springs Nederland B.V., a private limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 27198876 (“Eden Springs” or a “Subsidiary Borrower”), certain Subsidiaries of Parent Borrower designated as Subsidiary Borrowers pursuant to Section 2.18 thereof (each a “Subsidiary Borrower” and, together with CHI, Eden Springs and Parent Borrower, the “Borrowers” and each individually a “Borrower”), Bank of America, N.A., as Administrative Agent and Collateral Agent, each L/C Issuer and each Lender from time to time party thereto. In addition, “Computation Period” shall mean the most recently ended Test Period covered by the financial statements accompanying this Compliance Certificate and the “Computation Date” shall mean the last date of the Computation Period. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, solely in his/her capacity as a Responsible Officer of Parent Borrower, and not in any individual capacity, certifies as follows:

[Use following paragraph 1 for fiscal year-end financial statements:

1.          Attached hereto as Schedule I is an audited consolidated balance sheet of Parent Borrower as at the fiscal year ended [],and the related statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and including a customary management summary of operating results, all in reasonable detail and prepared in accordance with GAAP1, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion has been prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification or exception (other than an emphasis of matter paragraph) (other than (x) with respect to, or resulting from, a current debt maturity and/or (y) any potential default or event of default of any financial covenants under the Credit Agreement and/or any other Indebtedness; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board.]

[Use following paragraph 1 for fiscal quarter-end financial statements:

1.          Attached hereto as Schedule I is an audited consolidated or combined balance sheet of Parent Borrower as at the fiscal quarter ended [          ],and the related statements of income, equity and cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent Borrower as fairly presenting in all material respects the financial condition, results of income, equity and cash flows of Parent Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.]

2.          Attached hereto as Schedule II are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Parent Borrower or Unrestricted Subsidiaries (if any) from the consolidated financial statements referred to in paragraph l above.

3.         Attached hereto as Schedule III is a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date hereof or confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list.

4.            To my knowledge, during the fiscal period[, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement], no Default or Event of Default has occurred and is continuing.2

1            The applicable financial statements may be determined in accordance with IFRS in the event that Parent Borrower elects (pursuant to the definition of “GAAP”) to prepare its financial statements in accordance with IFRS, taking into account the requirements of Section 1.03(d) regarding Accounting Changes.

2          If unable to provide the foregoing certification, fully describe the reasons therefor, the circumstances therefore, the covenants or conditions which have not been performed/observed and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.

5.         Attached hereto as Schedule IV is a report setting forth certain information with respect to Sections 7.08 and 7.09 of the Credit Agreement.

Schedule I to
Compliance Certificate

CONSOLIDATED BALANCE SHEET

[Attached.]

Schedule II to
Compliance Certificate

CONSOLIDATING OR COMBINED FINANCIAL STATEMENTS REFLECTING THE
ADJUSTMENTS NECESSARY TO
ELIMINATE THE ACCOUNTS OF UNRESTRICTED SUBSIDIARIES (IF ANY)

[Attached.]

Schedule III to
Compliance Certificate

SUBSIDIARIES

[Select one:

[What follows is a list of Material and Immaterial Subsidiaries (each identified as such) of Parent Borrower as of the date hereof

1.

2.

-or-

There has been no change to the list of Material and Immaterial Subsidiaries of Parent Borrower since [the Closing Date] [the date of the last such list provided pursuant to the Compliance Certificate dated   ]]3

3             To be inserted after the Closing Date.

Schedule IV to
Compliance Certificate

REPORT REGARDING FINANCIAL COVENANTS

Financial Covenants	Amount
Consolidated Secured Leverage Ratio
a. Consolidated Secured Indebtedness[4] as of the Computation Date	$
b. Aggregate amount of Consolidated EBITDA[5] for the Test Period calculated on a Pro Forma Basis	$
c. Ratio of line a to line b		[ ]:1.00

Interest Coverage Ratio
a. Consolidated EBITDA[6]	$
b. Consolidated Interest Expense[7] for the Test Period calculated on a Pro Forma Basis	$
c. Ratio of line a to line b		[ ]:1.00

[Remainder of Page Intentionally Blank]

4             Attach hereto in reasonable detail the calculations required to arrive at Consolidated Secured Indebtedness.

5             Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA for purposes of the Consolidated Secured Leverage Ratio test.

6             Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA.

7             Attach hereto in reasonable detail the calculations required to arrive at Consolidated Interest Expense.

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Parent Borrower, and not in any individual capacity, has executed this certificate for and on behalf of Parent Borrower and has caused this certificate to be delivered on the day first written above.

PRIMO WATER CORPORATION,
as Parent Borrower

By:
Name:
Title: